Exhibit 10.4

LIMITED WAIVER AND SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, SECOND AMENDMENT TO AMENDED AND RESTATED MANAGEMENT FEE SUBORDINATION AGREEMENT AND FIRST AMENDMENT TO LIMITED GUARANTY

This LIMITED WAIVER AND SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, SECOND AMENDMENT TO AMENDED AND RESTATED MANAGEMENT FEE SUBORDINATION AGREEMENT AND FIRST AMENDMENT TO LIMITED GUARANTY (this “Amendment”) is entered into as of April 10, 2020, by and among the Lenders, COMVEST CAPITAL IV, L.P., as agent for the Lenders (the “Agent”), VINTAGE STOCK, INC., a Missouri corporation (the “Borrower”), and acknowledged and agreed to by VINTAGE STOCK AFFILIATED HOLDINGS LLC, a Nevada limited liability company and sole equity holder of the Borrower (the “Parent”), and, other than with respect to Sections 2, 3, 8(a) and 12 of this Amendment, LIVE VENTURES INCORPORATED, a Nevada corporation (the “Sponsor”).

W I T N E S S E T H

WHEREAS, the Borrower, the Parent, the Lenders from time to time party thereto and Agent are party to that certain Amended and Restated Credit Agreement, dated as of June 7, 2018 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Agent, the Sponsor, Parent and the Borrower are party to that certain Amended and Restated Management Fee Subordination Agreement, dated as of June 7, 2018 (as amended, restated, supplemented, or otherwise modified from time to time, the “Management Fee Subordination Agreement”);

WHEREAS, the Sponsor and Agent are party to that certain Limited Guaranty, dated as of June 7, 2018 (as amended, restated, supplemented, or otherwise modified from time to time, the “Sponsor Guaranty”);

WHEREAS, (i) the Borrower has failed to comply with Section 6.18(b) of the Credit Agreement for the Fiscal Quarter ending December 31, 2019, which resulted in an Event of Default under Section 7.01(c) of the Credit Agreement (the “Financial Covenant Default”), (ii) the Borrower has failed to comply with Section 2.01(b) of the Credit Agreement with respect to the amortization payment due on April 1, 2020, which resulted in an Event of Default under Section 7.01(b)(i) of the Credit Agreement (the “Payment Default” and, together with the Financial Covenant Default, the “Financial Covenant and Payment Events of Default”), (iii) the Borrower has failed to comply with various covenants set forth in Article V of the Credit Agreement on and prior to the date hereof as the result of the COVID-19 pandemic (the “COVID-19 Pandemic”), which resulted in Events of Default under Section 7.01(e) of the Credit Agreement (the “Affirmative Covenant Defaults”), and (iv) an Event of Default has occurred under Section 7.01(q) of the Credit Agreement from the Borrower’s closure of its retail locations as the result of the COVID-19 Pandemic (the “Cessation of Business Operations Default”, and, together with the Affirmative Covenant Defaults, the “COVID-19 Related Events of Default”;

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the COVID-18 Related Events of Default, together with the Financial Covenant and Payment Events of Default, the “Specified Events of Default”); and

WHEREAS, the “Cumulative Defaults”, as defined in that certain Waiver and Agreement Regarding Availability Reserves, dated as of the date hereof (the “TCB Waiver”), between the Borrower and the Revolving Lender, have occurred and are continuing, resulting in Events of Default under Section 7.01(f)(y) of the Credit Agreement (the “Specified Cross Defaults”); and

WHEREAS, the Borrower (i) proposes to make certain amendments to the Credit Agreement, the Management Fee Subordination Agreement and Sponsor Guaranty and (ii) requests that the Agent and Lenders waive the Specified Events of Default, and the Agent and the Lenders are willing to agree to make such amendments and waive, or conditionally waive, as applicable, the Specified Events of Default, in each case, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.Defined Terms.  Each capitalized term used herein and not defined herein shall have the meaning ascribed to such term in the Amended Credit Agreement (as defined below).

2.Waiver.

(a)  Limited Waiver. Subject to the satisfaction of each of the conditions to effectiveness set forth in Section 5, the Agent and Required Lenders hereby irrevocably waive (x) the Event of Default with respect to the Financial Covenant Default (as defined in the TCB Waiver, and such Event of Default, the “Financial Covenant Cross Default”) and (y) the Financial Covenant and Payment Events of Default and all rights and remedies under the Amended Credit Agreement and the other Loan Documents arising as a result of the occurrence and continuance of the Financial Covenant Cross Default and the Financial Covenant and Payment Events of Default; provided that nothing contained herein shall in any way (i) waive, release, modify or limit any Loan Party’s obligations to otherwise comply with all terms and conditions of any or all of the Amended Credit Agreement (after giving effect to this Amendment) and the other Loan Documents or (ii) waive, release, modify, hinder, restrict or otherwise limit any or all of Agent’s or any Lender’s rights, remedies and privileges thereunder following the occurrence of any Default or Event of Default under the Amended Credit Agreement, other than with respect to the Financial Covenant Cross Default and the Financial Covenant and Payment Events of Default.

(b)  Conditional Waiver. Subject to the satisfaction of each of the conditions to effectiveness set forth in Section 5, and strictly in accordance with the terms of this Section 2, the Agent and the Required Lenders hereby conditionally waive the COVID-19 Related Events of Default and all rights and remedies under the Credit Agreement and the other Loan Documents arising as a result of the occurrence and continuance of the

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COVID-19 Related Cross Defaults and the COVID-19 Related Events of Default; provided, that if the Loan Parties have not commenced ordinary course business operations on or prior to July 31, 2020, as determined by the Agent in Agent’s Discretion, the foregoing conditional waiver shall be immediately revoked, and the COVID-19 Related Cross Defaults and the COVID-19 Related Events of Default shall be continuing retroactive to the date the first COVID-19 Related Cross Default or COVID-19 Related Event of Default occurred; provided further, that nothing contained herein shall in any way (i) waive, release, modify or limit any Loan Party’s obligations to otherwise comply with all terms and conditions of any or all of the Amended Credit Agreement (after giving effect to this Amendment) and the other Loan Documents or (ii) waive, release, modify, hinder, restrict or otherwise limit any or all of Agent’s or any Lender’s rights, remedies and privileges thereunder following the occurrence of any Default or Event of Default under the Amended Credit Agreement, other than with respect to the COVID-19 Related Cross Defaults and the COVID-19 Related Events of Default.

3.Amendments to Credit Agreement. Each of the parties hereto agrees and consents that, effective on the Second Amendment Effective Date, the Credit Agreement shall be amended (the Credit Agreement, as so amended, the “Amended Credit Agreement”) to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Amended Credit Agreement attached as Exhibit A hereto.

4.Amendments to Management Fee Subordination Agreement.

(a)  Section 1 of the Management Fee Subordination Agreement is hereby amended by amending and restating the definition “Standstill Period” to read as follows:

““Standstill Period” shall mean the period beginning on the Second Amendment Effective Date and ending such time as all of the following conditions have been satisfied: (1) (i) the Senior Leverage Ratio as of the last day of any Fiscal Quarter is less than 2.25:1.00 and (ii) the Borrower has delivered to the Senior Agent an officer’s certificate executed by the Chief Executive Officer or Chief Financial Officer of the Borrower certifying as to the foregoing subclause (i) and setting forth in reasonable detail the calculation of the Senior Leverage Ratio as of such date (the “Leverage Conditions” and the date the Leverage Conditions are satisfied, the “Leverage Conditions Date”); provided, that if after the Leverage Conditions Date, the Senior Leverage Ratio as of the last day of any Fiscal Quarter is greater than or equal to 2.25:1.00, the Leverage Conditions shall no longer be satisfied as of such day, and (2) after the Second Amendment Effective Date, and without giving effect to any repayment or prepayment that shall have occurred prior to the Second Amendment Effective Date, the Borrower has repaid the Term Loans in an amount equal to $2,350,000, exclusive of any mandatory prepayments or repayments otherwise required under the Credit Agreement including under Section 2.01(b) of the Credit Agreement.”

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5.Amendments to Sponsor Guaranty.

(a)  The Sponsor Guaranty is hereby amended by adding a new Section 27 to read as follows:

“27.

Specified 2020 Equity Contributions. Notwithstanding anything to the contrary set forth herein, (i) on or prior to April 22, 2020, the Guarantor shall have made, directly or indirectly, an equity contribution (in the form of cash common equity or preferred stock on terms and conditions reasonably satisfactory to Agent) to the Borrower in cash in an amount not less than $1,000,000, and (ii) to the extent that the Agent and Guarantor shall have mutually determined, acting reasonably, that the Borrower shall require further liquidity in light of the then current market conditions, including the availability to the Borrower of any disaster relief program, legislation or similar assistance program in respect, or enacted in response to, COVID-19, on such date as the Agent and Guarantor shall mutually determine, acting reasonably, the Guarantor shall have made, directly or indirectly, an equity contribution (in the form of cash common equity or preferred stock on terms and conditions reasonably satisfactory to Agent) to the Borrower in cash in an amount determined by the Guarantor and Agent, acting reasonably.”

(b)  Agent, each Lender, each Loan Party and the Sponsor each hereby acknowledge and agree that, as of the Second Amendment Effective Date, Sections 2 through 5 of the Sponsor Guaranty are hereby terminated, it being understood that the Sponsor’s obligations under Section 1 of the Sponsor Guaranty were terminated on the First Amendment Effective Date.

6.Conditions Precedent to Amendment.  The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Amendment and each and every provision hereof (the date such conditions precedent are satisfied, the “Second Amendment Effective Date”):

(a)  Agent (or its counsel) shall have received, in form and substance satisfactory to Agent:

(i)	this Amendment duly executed by the Agent, the Lenders party hereto, the Borrower, Parent and Sponsor;
(ii)	a waiver and amendment to the Revolving Loan Credit Agreement, duly executed by the parties thereto; and
(iii)

evidence that the Borrower has paid to the Agent all fees, expenses and reimbursement amounts due and payable to the Agent and Lenders (and reasonable evidence of which has been provided to Borrower) have been paid.

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(b)  The representations and warranties in this Amendment shall be true and correct on and as of the date hereof.

(c)  As of the date hereof and after giving effect to the waivers set forth in Section 2, no event shall have occurred and be continuing or would result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Default.

(d)  Agent shall have received such other information, documents, instruments or approvals as Agent or its counsel may reasonably request.

7.Governing Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORKWITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

8.Representations and Warranties.

(a)  Each Loan Party hereby represents and warrants to Agent and each Lender that:

(i)

at the time of and immediately after giving effect to this Amendment, all representations and warranties set forth in the Loan Documents are true and correct in all respects on and as of the date of this Amendment, in each case before (other than any such representations and warranties expressly addressed by the consents or the amendments contained herein) and after giving effect hereto, except to the extent made as of a specific date (in which case such representations and warranties shall be true and correct in all respects as of such date);

(ii)

the execution, delivery, and performance by such Loan Party of this Amendment (1) are within such Loan Party’s powers and have been duly authorized by all necessary action on the part of such Loan Party, (2) do not and will not violate (A) any provision of any Applicable Law or any order of any court or other agency of government, or (B) any provision of the Organic Documents of any such Loan Party, or any Contract to which such Loan Party is a party, or by which any such Loan Party or any assets or properties of any such Loan Party are bound, and (3) do not conflict with, result in a breach of, or constitute (after the giving of notice or lapse of time or both) a default under, or except for any Lien in favor of Agent, for the benefit of Agent and the other Secured Persons, as may be provided in the Loan Documents, result in the creation or imposition of any Lien of any nature whatsoever upon any of the property or assets of Borrower or any other Loan Party pursuant to, any such Organic Document, Contract or otherwise;

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(iii)

this Amendment constitutes such Loan Party’s valid and binding obligation, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or moratorium laws, or other similar laws affecting creditors’ rights and general principles of equity;

(iv)	this Amendment has been duly executed and delivered by such Loan Party;
(v)	after giving effect to the waivers set forth in Section 2, no Default or Event of Default has occurred and is continuing; and
(vi)	as of the date hereof, no Material Adverse Effect has occurred and is continuing or would result from the consummation of the transactions contemplated by this Amendment.

(b)  Sponsor represents and warrants to Agent and each Lender that:

(i)

at the time of and immediately after giving effect to this Amendment, all representations and warranties of the Sponsor set forth in the Loan Documents are true and correct in all respects on and as of the date of this Amendment, in each case before (other than any such representations and warranties expressly addressed by the consents or the amendments contained herein) and after giving effect hereto, except to the extent made as of a specific date (in which case such representations and warranties shall be true and correct in all respects as of such date);

(ii)

the execution, delivery, and performance by Sponsor of this Amendment (1) are within such Sponsor’s powers and have been duly authorized by all necessary action on the part of the Sponsor, (ii) do not and will not violate (A) any provision of any Applicable Law or any order of any court or other agency of government, or (B) any provision of the Organic Documents of Sponsor, or any Contract to which Sponsor is a party, or by which Sponsor or any assets or properties of Sponsor are bound, and (iii) do not conflict with, result in a breach of, or constitute (after the giving of notice or lapse of time or both) a default under any such Organic Document, Contract or otherwise;

(iii)

this Amendment constitutes Sponsor’s valid and binding obligation, enforceable against Sponsor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or moratorium laws, or other similar laws affecting creditors’ rights and general principles of equity; and

(iv)	this Amendment has been duly executed and delivered by Sponsor.

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; provided, that any representation or warranty in this Amendment or any other Loan Document that is qualified by, or otherwise relates to the occurrence of, a Material Adverse Effect shall not be made untrue or incorrect solely as the result of the COVID-19 Pandemic.

9.Entire Agreement; Effect of Amendment.  This Amendment, and the terms and provisions hereof, and the documents referenced herein, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede any and all prior or contemporaneous amendments relating to the subject matter hereof.  There are no oral agreements among the parties pertaining to the subject matter hereof.  The Amended Credit Agreement and the other Loan Documents (as amended hereby) shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects.  The execution, delivery, and performance of this Amendment shall not, except as expressly set forth herein, operate as a consent to, as a waiver of or as an amendment of, any right, power, or remedy of Agent or any Lender under the Amended Credit Agreement or any other Loan Document, in each case, as in effect prior to the date hereof.  To the extent any terms or provisions of this Amendment conflict with those of Amended Credit Agreement or other Loan Documents, the terms and provisions of this Amendment shall control.  This Amendment is a “Loan Document” for all purposes.

10.Counterparts.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.  Delivery of an executed counterpart of this Amendment by facsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by facsimile also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

11.Reaffirmation.  Each of Loan Party and Sponsor hereby (a) acknowledges and reaffirms its obligations to Agent and each Lender under any Loan Document (as amended hereby) to which it is a party and (b) agrees that each of the Loan Documents (as amended, modified or waived hereby) to which it is a party shall remain in full force and effect.

12.Ratification of Security Interests and Liens.  Each Loan Party hereby confirms and agrees that: (a) all security interests and Liens granted to the Agent pursuant to the Loan Documents continue in full force and effect and (b) all Collateral remains free and clear of any Liens other than Liens in favor of Agent and other Permitted Liens.  Nothing herein contained is intended to impair the validity, priority and extent of Agent’s security interest in and Liens upon the Collateral.

13.Further Assurances.  Each party hereto agrees to take such action and execute, acknowledge and deliver, at their sole cost and expense, such agreements, instruments or other documents as may be reasonably necessary to carry out the intent of this Amendment.

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14.Miscellaneous.

(a)  Upon the effectiveness of this Amendment, each reference in the Amended Credit Agreement, the Management Fee Subordination Agreement or the Sponsor Guaranty, as applicable, to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Amended Credit Agreement, the Management Fee Subordination Agreement or the Sponsor Guaranty, as applicable, shall mean and refer to the Amended Credit Agreement or to the Management Fee Subordination Agreement or the Sponsor Guaranty, as applicable, as amended by this Amendment.

(b)  Upon the effectiveness of this Amendment, each reference in any Loan Document to the “Credit Agreement”, “Management Fee Subordination Agreement” or “Sponsor Guaranty” as applicable, “thereunder”, “therein”, “thereof” or words of like import referring to the Amended Credit Agreement, the Management Fee Subordination Agreement or Sponsor Guaranty, as applicable, shall mean and refer to the Amended Credit Agreement or the Management Fee Subordination Agreement or Sponsor Guaranty, as applicable, as amended by this Amendment.

(c)  This Amendment shall not constitute a modification of the Amended Credit Agreement or any other Loan Document or a course of dealing with Agent or any Lender at variance with the Amended Credit Agreement such as to require further notice by Agent or any Lender to require strict compliance with the terms of the Amended Credit Agreement and the other Loan Documents in the future, except as expressly set forth herein.

15.RELEASE.  IN CONSIDERATION OF THE AMENDMENTS CONTAINED HEREIN THE SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, EACH Loan Party AND SPONSOR HEREBY IRREVOCABLY RELEASES AND FOREVER DISCHARGES AGENT AND EACH LENDER AND EACH OF THEIR RESPECTIVE AFFILIATES AND ITS OFFICERS, PARTNERS, DIRECTORS, TRUSTEES, EMPLOYEES AND AGENTS (EACH, A “RELEASED PERSON”) OF AND FROM ALL DAMAGES, LOSSES, CLAIMS, DEMANDS, LIABILITIES, OBLIGATIONS, ACTIONS AND CAUSES OF ACTION WHATSOEVER WHICH ANY SUCH PERSON MAY NOW HAVE OR CLAIM TO HAVE ON AND AS OF THE DATE HEREOF AGAINST ANY RELEASED PERSON, WHETHER PRESENTLY KNOWN OR UNKNOWN, LIQUIDATED OR UNLIQUIDATED, SUSPECTED OR UNSUSPECTED, CONTINGENT OR NON-CONTINGENT, AND OF EVERY NATURE AND EXTENT WHATSOEVER WITH RESPECT TO THE AMENDED CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED THEREBY, EXCEPT WITH RESPECT TO OBLIGATIONS UNDER THE LOAN DOCUMENTS TO BE PERFORMED BY ANY RELEASED PERSON AFTER THE DATE OF THIS AMENDMENT (COLLECTIVELY, “CLAIMS”).  EACH Loan Party and SPONSOR EACH HEREBY REPRESENTS AND WARRANTS TO AGENT, DOCUMENTATION AGENT AND EACH LENDER THAT NO SUCH PERSON HAS GRANTED OR PURPORTED TO GRANT TO ANY OTHER PERSON ANY INTEREST WHATSOEVER IN ANY CLAIM, AS SECURITY OR OTHERWISE.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officer as of the day and year first written above.

COMVEST CAPITAL IV, L.P.,
as Agent and a Lender
By: ComVest Capital IV Partners, L.P., its General Partner
By: ComVest Capital IV Partners UGP, LLC, its General Partner

By:  /s/ Jason Gelberd
Name:  Jason Gelberd
Title:  Partner

COMVEST CAPITAL IV (LUXEMBOURG) MASTER FUND, SCSP,

as a Lender

By: Comvest Capital Advisors, LLC, as investment manager

By:  /s/ Jason Gelberd
Name:  Jason Gelberd
Title:  Partner

VINTAGE STOCK, INC.,

as Borrower

By:/s/ Rodney Spriggs_______________________
Name: Rodney Spriggs______________________
Title: CEO________________________________

Acknowledged and Agreed:

VINTAGE STOCK AFFILIATED HOLDINGS LLC,

as Parent

By:  /s/ Jon Isaac_________________________________
Name:  Jon Isaac_________________________________
Title:  President__________________________________

LIVE VENTURES INCORPORATED,

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as Sponsor

(other than with respect to

Sections 2, 3, 8(a) and 12 of this Amendment)

By:  /s/ Jon Isaac_______________________________
Name:  Jon Isaac_______________________________
Title:  President and CEO________________________

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Exhibit A to

Limited Waiver and Second Amendment to Amended and Restated Credit Agreement, Second Amendment to Amended and Restated Management Fee Subordination Agreement and First Amendment to Limited Guaranty

Amended Credit Agreement

(see attached).

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A&B Draft 04/09/20

~~EXECUTION VERSION~~

Composite copy reflecting amendments made pursuant to (i) the Limited Waiver and First Amendment to Amended and Restated Credit Agreement and Amended and Restated Management Fee Subordination Agreement dated September 3, 2019, and (ii) the Limited Waiver and Second Amendment to Amended and Restated Credit Agreement, Second Amendment to Amended and Restated Management Fee Subordination Agreement and First Amendment to Limited Guaranty dated April [___], 2020

~~Conformed  through Limited Waiver and First Amendment~~

~~to Amended and Restated Credit Agreement and Amended and~~

~~Amended and Restated Management Fee Subordination Agreement~~

~~dated September 3, 2019~~

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

June 7, 2018

among

VINTAGE STOCK AFFILIATED HOLDINGS LLC,

as Parent,

VINTAGE STOCK, INC.,
as Borrower,

THE LENDERS PARTY HERETO,
as Lenders,

and

COMVEST CAPITAL IV, L.P.,
as Agent

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TABLE OF CONTENTS

Page

I. DEFINITIONS	1
Section 1.01	Defined Terms1
Section 1.02	Accounting Terms and Determinations; Capitalized Leases.~~24~~25
Section 1.03	Other Definitional Provisions and References.~~24~~25
II. GENERAL TERMS	~~25~~26
Section 2.01	Term Loan~~25~~26
Section 2.02	Interest, Certain Payments, Fees and Premiums.~~26~~28
Section 2.03	Use of Proceeds~~28~~29
Section 2.04	Further Obligations / Maximum Lawful Rate~~28~~29
Section 2.05	Application of Payments~~29~~30
Section 2.06	Obligations Unconditional/Withholding Taxes; Changes in Law.~~30~~31
Section 2.07	Taxes~~31~~32
Section 2.08	Reversal of Payments~~32~~34
Section 2.09	Set-Off Rights~~33~~34
Section 2.10	Making of Payments; Settlement of Payments~~33~~34
Section 2.11	Proration of Payments~~34~~35
Section 2.12	Recordkeeping~~34~~35
Section 2.13	Certain Provisions Regarding the LIBOR Rate.~~34~~35
III. REPRESENTATIONS AND WARRANTIES	~~34~~36
Section 3.01	Financial Matters.~~35~~36
Section 3.02	Organization; Corporate Existence.~~36~~37
Section 3.03	Authorization~~37~~38

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Section 3.04	Litigation~~37~~38
Section 3.05	Material Contracts~~38~~39
Section 3.06	Title to Properties~~38~~39
Section 3.07	Real Property~~38~~39
Section 3.08	Machinery and Equipment~~39~~40
Section 3.09	Capitalization~~39~~40
Section 3.10	Solvency~~39~~40
Section 3.11	No Investment Company~~39~~40
Section 3.12	Margin Securities~~39~~40
Section 3.13	Taxes~~39~~41
Section 3.14	ERISA~~40~~41
Section 3.15	Intellectual Property~~41~~42
Section 3.16	Compliance with Laws~~41~~42
Section 3.17	Licenses and Permits~~41~~42
Section 3.18	Insurance~~41~~42
Section 3.19	Environmental Laws.~~42~~43
Section 3.20	Sensitive Payments~~42~~43
Section 3.21	No Material Adverse Change~~42~~44
Section 3.22	No Default~~42~~44
Section 3.23	Brokers~~43~~44
Section 3.24	Full Disclosure~~43~~44
IV. CONDITIONS OF MAKING THE TERM LOAN	~~43~~44
Section 4.01	Representations and Warranties~~43~~44
Section 4.02	Loan Documents~~43~~44
Section 4.03	Due Diligence/Approval~~45~~46

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Section 4.04	Quality of Earnings Report~~45~~46
Section 4.05	[Reserved]~~45~~46
Section 4.06	Legal Opinions~~45~~46
Section 4.07	Maximum Senior Leverage Ratio~~45~~46
Section 4.08	Revolving Facility~~45~~46
Section 4.09	Sponsor Equity Contribution~~45~~47
Section 4.10	Seller Note; Sponsor Note~~46~~47
Section 4.11	Fees and Reimbursements~~46~~47
Section 4.12	Further Matters~~46~~47
Section 4.13	No Default~~46~~47
Section 4.14	Pro Forma Financial Covenant Compliance~~46~~47
V. AFFIRMATIVE COVENANTS	~~46~~47
Section 5.01	Corporate; Insurance; Material Contracts; Laws~~46~~47
Section 5.02	Taxes~~47~~48
Section 5.03	Notices of Certain Material Events~~47~~48
Section 5.04	Periodic Reports~~48~~49
Section 5.05	Books and Records; Inspection~~49~~51
Section 5.06	Accounting~~50~~51
Section 5.07	Environmental Response~~50~~51
Section 5.08	Management~~50~~52
Section 5.09	Use of Proceeds~~50~~52
Section 5.10	Future Subsidiaries~~50~~52
Section 5.11	Further Assurances~~51~~52
Section 5.12	[Reserved]~~51~~53
Section 5.13	Board Observation Rights~~51~~53

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Section 5.14	Post-Closing Deliveries.~~52~~54
Section 5.15	Seller Subordinated Debt Contributions~~52~~54
Section 5.16	Specified 2020 Equity Contributions54
VI. NEGATIVE COVENANTS	~~53~~54
Section 6.01	Indebtedness~~53~~54
Section 6.02	Liens~~54~~56
Section 6.03	Guarantees~~55~~57
Section 6.04	Sales of Assets~~56~~57
Section 6.05	Sale-Leaseback~~56~~57
Section 6.06	Investments~~56~~58
Section 6.07	Consolidations; Mergers; Acquisitions; Etc~~57~~58
Section 6.08	Dividends and Redemptions~~57~~59
Section 6.09	Compensation; Management Fees.~~57~~59
Section 6.10	Change of Business~~58~~60
Section 6.11	Receivables~~58~~60
Section 6.12	Certain Amendments; Jurisdiction of Formation; Principal Place of Business~~58~~60
Section 6.13	Affiliate Transactions~~58~~60
Section 6.14	Restrictive Agreements~~58~~60
Section 6.15	Fiscal Year~~59~~61
Section 6.16	Subordinated Debt~~59~~61
Section 6.17	Subsidiaries~~59~~61
Section 6.18	Financial Covenants.~~59~~61
VII. DEFAULTS	63
Section 7.01	Events of Default63
Section 7.02	Remedies~~65~~66

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Section 7.03	Waivers by Loan Parties66
VIII. PARTICIPATING LENDERS ASSIGNMENTS	66
Section 8.01	Participations66
Section 8.02	Assignment67
Section 8.03	Pledges/Security68
IX. MISCELLANEOUS	~~68~~69
Section 9.01	Survival~~68~~69
Section 9.02	Indemnification / Expenses~~68~~69
Section 9.03	GOVERNING LAW70
Section 9.04	Nonliability of Lenders~~70~~71
Section 9.05	Reservation of Remedies~~70~~71
Section 9.06	Notices~~70~~71
Section 9.07	Nature of Rights and Remedies; No Waivers72
Section 9.08	Binding Effect~~72~~73
Section 9.09	CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL~~72~~73
Section 9.10	Certain Waivers73
Section 9.11	Severability~~73~~74
Section 9.12	Captions~~73~~74
Section 9.13	Sole and Entire Agreement~~73~~74
Section 9.14	Confidentiality74
Section 9.15	Marshaling~~74~~75
Section 9.16	No Strict Construction~~74~~75
Section 9.17	USA PATRIOT Act Notification~~74~~75
Section 9.18	Tax Treatment75
Section 9.19	Counterparts; Fax/Email Signatures75

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X. AGENT.	~~75~~76
Section 10.01	Appointment; Authorization~~75~~76
Section 10.02	Delegation of Duties~~75~~76
Section 10.03	Limited Liability~~76~~77
Section 10.04	Reliance~~76~~77
Section 10.05	Notice of Default; Dissemination of Information77
Section 10.06	Credit Decision~~77~~78
Section 10.07	Indemnification78
Section 10.08	Agent Individually~~78~~79
Section 10.09	Successor Agent79
Section 10.10	Collateral and Guarantee Matters~~79~~80
Section 10.11	Agent Advances80
Section 10.12	Revolving Facility; Subordinated Debt~~80~~81
Section 10.13	Actions in Concert~~80~~81
Section 10.14	Competitors81
XI. Waiver; Amendments.	81
Section 11.01	General Terms81
Section 11.02	Agency Provisions82
Section 11.03	Defaulting Lenders82
Section 11.04	Replacement of Lenders~~82~~83
Section 11.05	EFFECT OF AMENDMENT AND RESTATEMENT~~82~~83

EXHIBITS

Exhibit AForm of Term Note

Exhibit B Form of Compliance Certificate

Exhibit CForm of Assignment and Acceptance

Exhibit DForm of Borrowing Notice

SCHEDULES

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Schedule C-1 Commitments and Pro Rata Shares

Disclosure Schedules

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AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT (as it may from time to time be amended, modified, supplemented and/or restated, this “Agreement”) is made and entered into as of June 7, 2018, as amended on the First Amendment Effective Date, as amended on the Second Amendment Effective Date, by and among the lenders from time to time party hereto (“the “Lenders”), COMVEST CAPITAL IV, L.P., a Delaware limited partnership (in its individual capacity, “Comvest”), as the Agent (as defined below) for all Lenders, VINTAGE STOCK, INC., a Missouri corporation (the “Borrower”), and acknowledged and agreed to by VINTAGE STOCK AFFILIATED HOLDINGS LLC, a Nevada limited liability company and sole equity holder of the Borrower (the “Parent”).

W I T N E S S E T H :

WHEREAS, pursuant to the Assignment Agreement (as defined below), (i) Comvest assumed all of the rights, powers, privileges and duties of Existing Term Agent (as defined below) under the Existing Agreement (as defined below), and (ii) the lenders party hereto purchased from the lenders under the Existing Agreement all of the Loans (as defined in the Existing Agreement) held by such lenders and assumed all the right, title and interest of such lenders under the Existing Agreement;

WHEREAS, Parent and the Borrower have requested that Comvest and the lenders amend and restate in its entirety the Existing Agreement, and pursuant to the Amendment and Restatement Agreement (as defined below), Comvest and such lenders have agreed to such request upon the terms and conditions set forth therein and herein;

WHEREAS, the Borrower is engaged in the retail business and through its buy-sell-trade model offers a selection of entertainment products including new and pre-owned movies, video games and music products, as well as ancillary products such as books, comics, toys and collectibles and other related merchandise (collectively, the “Business Operations”);

WHEREAS, in order to provide funds for the refinancing of all indebtedness under the Existing Agreement on the Closing Date (as defined below), to pay Transaction Costs (as defined below) and for the Borrower’s working capital and other general corporate purposes, the Borrower has requested that the Lenders extend to the Borrower a Term Loan (as defined below) pursuant to the terms and conditions set forth in this Agreement; and

WHEREAS, the Lenders are willing to make the Term Loan, on a several basis, to the Borrower on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:

I. DEFINITIONS

Defined Terms

.  In addition to the other terms defined elsewhere in this Agreement, as used herein, the following terms shall have the following meanings:

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“Acceleration Event” means the occurrence and continuance of any of the following:  (a) an Event of Default under Section 7.01(b) as a result of the failure to pay in full the Term Loan on the Maturity Date, (b) an Event of Default under Section 7.01(g) or Section 7.01(h), or (c) any other Event of Default under Section 7.01 and the declaration by Agent or the Required Lenders pursuant to Section 7.02 that the Obligations are due and payable.

“Accounts” shall mean “accounts” (as defined in the UCC).

“Account Debtor” shall mean any Person who is obligated on an Account.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Affected Principal Amount” shall mean the principal amount of Term Loan subject to a Voluntary Act Prepayment.

“Affiliate” shall mean, with respect to any Person, (a) any other Person in Control of, Controlled by, or under common Control with the first Person, (b) any other Person who has a substantial interest, direct or indirect, in the first Person or any of its Affiliates, and (c) any officer or director of such Person or any of the Affiliates of such Person; provided, however, that none of the Agent, any Lender nor any of their respective Affiliates shall be deemed an “Affiliate” of any Loan Party for any purposes of this Agreement solely as a result of receiving any Capital Stock in any Loan Party in connection with making the Term Loan or in connection with exercising any rights and remedies under the Loan Documents.  For the purpose of this definition, a “substantial interest” shall mean the direct or indirect legal or beneficial ownership of more than ten percent (10%) of any class of Capital Stock. Notwithstanding anything to the contrary herein, in no event shall the term “Affiliate” be deemed to include any Sponsor Affiliate.

“Agent” shall mean Comvest in its capacity as administrative agent for all Lenders hereunder and any successor thereto in such capacity.

“Agent Advances” shall have the meaning set forth in Section 10.11.

“Agent Payments Letter” shall mean that certain amended and restated letter, dated as of even date with this Agreement, between the Borrower and the Agent regarding certain payments owing from Borrower to Agent.

“Agent’s Discretion” shall mean the Agent’s determination made in the exercise of commercially reasonable (from the perspective of a secured lender) credit or business judgment.

“Agreement” shall have the meaning set forth in the Preamble.

“Aggregate Term Loan Commitment” shall mean $24,000,000.

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“Amendment and Restatement Agreement” shall mean that certain Amendment and Restatement Agreement, dated as of even date herewith, by and among Parent, Borrower, the lenders party thereto and Agent.

“Applicable Amortization Payment” shall mean, as of any date of determination, an amount equal to (i) at any time the Senior Leverage Ratio is greater than or equal to 1.50:1.00, $750,000, and (ii) at any time the Senior Leverage Ratio is less than 1.50:1.00, $600,000. The Applicable Amortization Payment shall be adjusted quarterly, to the extent applicable, as of the first day of the month following the date on which financial statements are required to be delivered pursuant to Section 5.04(b) after the end of the last month of each Fiscal Quarter (including with respect to the last Fiscal Quarter of each Fiscal Year) based on the Senior Leverage Ratio as of the last day of such Fiscal Quarter.  Notwithstanding the foregoing, (i) for the Fiscal Quarter ending June 30, 2018, (ii) if Borrower fails to deliver the financial statements required by Section 5.04(b), or the related certificate required by Section 5.04(d), by the respective date required thereunder after the end of the last month of any Fiscal Quarter, for the immediately succeeding  Fiscal Quarter and (iii) at any time an Event of Default has occurred and is continuing, the Applicable Amortization Payment shall, in each case, be $750,000. If, as a result of any restatement of or other adjustment to the financial statements of the Loan Parties or for any other reason, Agent determines in Agent’s Discretion that (a) the Senior Leverage Ratio as calculated by Parent as of any applicable date was inaccurate and (b) a proper calculation of the Senior Leverage Ratio would have resulted in different principal repayment for any period, then (x) if the proper calculation of Senior Leverage Ratio would have resulted in higher principal repayment for such period, Borrower shall automatically and retroactively be obligated to pay to the Agent promptly on demand by the Agent, an amount equal to the excess of such principal repayment that should have been paid for such period over the amount of the principal repayment actually paid for such period; and (y) if the proper calculation of Senior Leverage Ratio would have resulted in lower principal repayment for such period, then an amount equal to the excess of the amount of the principal repayment actually paid for such period over the amount of the principal repayment that should have been paid for such period shall be automatically applied to the next principal repayment due under this Agreement.

“Applicable ECF Percentage” shall mean, for the Fiscal Quarter ending June 30, 2018 and each Fiscal Quarter thereafter, if the Senior Leverage Ratio (a) is greater than or equal to ~~2.25~~1.50:1.00, 100%, and (b) is less ~~than 2.25:1.00 but greater~~ than 1.50:1.00, ~~75%, and (c) is less than or equal to 1.50:1.00,~~ 50%.

“Applicable Law” shall mean all applicable provisions of all (a) constitutions, statutes, ordinances, rules, regulations and orders of all governmental and/or quasi-governmental bodies, (b) Government Approvals, and (c) order, judgments and decrees of all courts and arbitrators.

“Applicable Margin” shall mean the applicable rate per annum corresponding to the applicable Senior Leverage Ratio level, all as set forth in the following table:

Level	Senior Leverage Ratio	Applicable Margin for LIBOR Rate	Applicable Margin for Base Rate
I	Greater than 2.25:1.00	9.50%	8.50%

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II	Less than or equal to 2.25:1.00 and greater than or equal to 1.25:1.00	8.75%	7.75%
III	Less than 1.25:1.00 and greater than 1.00:1.00	8.50%	7.50%
IV	Less than or equal to 1.00:1.00	8.00%	7.00%

The Applicable Margin shall be adjusted quarterly, to the extent applicable, as of the first day of the month following the date on which financial statements are required to be delivered pursuant to Section 5.04(b) after the end of the last month of each Fiscal Quarter (including with respect to the last Fiscal Quarter of each Fiscal Year) based on the Senior Leverage Ratio as of the last day of such Fiscal Quarter.  Notwithstanding the foregoing, (a) until the first day of the month following the calendar month ending December 31, 2018, the Applicable Margin shall be the rate corresponding to Level I in the foregoing table, (b) for the calendar months May, June, July and August 2020, the Applicable Margin shall be the rate corresponding to Level II in the foregoing table and shall be reset on September 1, 2020, based on the Senior Leverage Ratio for the Fiscal Quarter ending June 30, 2020, in accordance with this Agreement, (c) if Borrower fails to deliver the financial statements required by Section 5.04(b), or the related certificate required by Section 5.04(d), by the respective date required thereunder after the end of the last month of any Fiscal Quarter, the Applicable Margin shall be the rate corresponding to Level I in the foregoing table until such financial statements and certificate are delivered, and (~~c~~d) no reduction to the Applicable Margin shall become effective at any time when an Event of Default has occurred and is continuing.

If, as a result of any restatement of or other adjustment to the financial statements of the Loan Parties or for any other reason, Agent determines in Agent’s Discretion that (x) the Senior Leverage Ratio as calculated by Parent as of any applicable date was inaccurate and (y) a proper calculation of the Senior Leverage Ratio would have resulted in different pricing for any period, then (i) if the proper calculation of Senior Leverage Ratio would have resulted in higher pricing for such period, Borrower shall automatically and retroactively be obligated to pay to the Agent promptly on demand by the Agent, an amount equal to the excess of the amount of interest that should have been paid for such period over the amount of interest actually paid for such period; and (ii) if the proper calculation of Senior Leverage Ratio would have resulted in lower pricing for such period, then an amount equal to the excess of the amount of interest actually paid for such period over the amount of interest that should have been paid for such period shall be automatically applied to the next interest payment due under this Agreement.

“Assignment Agreement” shall mean that certain Agent Substitution and Loan Assignment Agreement, dated as of even date herewith, by and among Existing Term Agent, as retiring agent, Comvest, as successor agent, the assigning lenders party thereto, the assignee lenders party thereto and Parent and Borrower, as borrowers.

“Assignment and Acceptance” shall mean an Assignment and Acceptance Agreement substantially in the form of Exhibit C attached hereto, or such other form as may be acceptable to the Agent.

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“Audited ECF Calculation” shall have the meaning set forth in the definition of “Required ECF Payment”.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Base Rate” shall mean, for any day, the greatest of (i) the per annum rate of interest which is identified as the “Prime Rate” and normally published in the Money Rates section of The Wall Street Journal (or, if such rate ceases to be so published, as quoted from such other generally available and recognizable source as Agent may select), (ii) the sum of the Federal Funds Rate plus one half percent (0.50%), (iii) the most recently used LIBOR Rate and (iv) two percent (2.00%) per annum. Any change in the Base Rate due to a change in such Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in such Prime Rate or the Federal Funds Rate.

“Borrower” shall have the meaning set forth in the Preamble.

“Borrowing Notice” shall mean a notice executed by the chief executive officer or chief financial officer of the Borrower, appropriately completed and substantially in the form of Exhibit D attached hereto.

“Business Day” shall mean a day other than (a) a Saturday, (b) a Sunday, or (c) a day on which banking institutions in either the State of Florida or the State of New York are authorized or required by Applicable Law or executive order to close.

“Business Operations” shall have the meaning set forth in the Recitals.

“Capital Expenditures” shall mean with respect to any Person, all expenditures of such Person for tangible and other assets which are required, in accordance with GAAP, to be capitalized on the consolidated balance sheet of such Person, and the amount of all Capitalized Lease Obligations of such Person, including all amounts paid or accrued by such Person in connection with the purchase (whether on a cash or deferred payment basis) or lease (including Capitalized Lease Obligations) of any machinery, equipment, real property, improvements to real property (including leasehold improvements), or any other tangible or other asset of such Person which is required, in accordance with GAAP, to be capitalized on the consolidated balance sheet of such Person; provided that “Capital Expenditures” shall not include any New Store Inventory Amounts.

“Capital Stock” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including any units of or other interests in a partnership, and any and all warrants, rights or options to purchase any of the foregoing.

“Capitalized Lease” shall mean any lease which is or should be capitalized on the balance sheet of the lessee thereunder in accordance with GAAP.

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“Capitalized Lease Obligation” shall mean with respect to any Person, the amount of the liability which reflects the amount of all future payments under all Capitalized Leases of such Person as at any date, determined in accordance with GAAP.

“Cash Equivalents” shall mean (a) marketable securities issued, or directly and fully guaranteed or insured, by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve (12) months from the date of acquisition; (b) time deposits, demand deposits, certificates of deposit, acceptances or prime commercial paper issued by, or repurchase obligations for underlying securities of the types described in clause (a) entered into with any commercial bank having a short-term deposit rating of at least A-2 or the equivalent thereof by Standard & Poor’s Corporation or at least P-2 or the equivalent thereof by Moody’s Investors Service, Inc.; (c) commercial paper with a rating of A-1 or A-2 or the equivalent thereof by Standard & Poor’s Corporation or P-1 or P-2 or the equivalent thereof by Moody’s Investors Service, Inc. and in each case maturing within twelve (12) months after the date of acquisition; (d) marketable direct obligations issued by any state in the United States or any agency or instrumentality thereof maturing within twelve (12) months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings generally obtainable from either Standard & Poor’s Corporation or Moody’s Investors Services, Inc.; (e) tax-exempt commercial paper of United States municipal, state or local governments rated at least A-2 or the equivalent thereof by Standard & Poor’s Corporation or at least P-2 or the equivalent thereof by Moody’s Investors Services, Inc. and maturing within twelve (12) months after the date of acquisition thereof; or (f) any mutual fund or other pooled investment vehicle which invests principally in the foregoing obligations.

“CERCLA” shall have the meaning set forth in the definition of “Environmental Laws”.

“Change of Control” shall mean (a) if Sponsor shall cease to, directly or indirectly, (i) own and control at least 75% of the outstanding Capital Stock of the Parent on a fully diluted basis, (ii) own and control at least 75% of the outstanding voting Capital Stock of the Parent or (iii) possess the right to elect (through contract, ownership of voting securities or otherwise) at all times a majority of the board of directors (or comparable body) of the Parent and to direct the management policies and decisions of the Parent, (b) if the Parent shall cease to directly own and control 100% of each class of the outstanding Capital Stock of Borrower, (c) if Borrower shall cease to, directly or indirectly, own and control 100% of each class of the outstanding Capital Stock of each Subsidiary, or (d) a “Change of Control” (as defined in the Revolving Loan Documents) has occurred.

“Closing Date” shall mean the date of this Agreement.

“Closing Payment” shall have the meaning set forth in the Agent Payments Letter.

“Code” shall mean the Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder, as amended and as in effect from time to time.

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“Collateral” shall mean all collateral pledged or granted by any or all of the Loan Parties as security for the payment and performance of all or any portion of the Obligations, whether pursuant to the Collateral Agreement or any other Security Document.

“Collateral Agreement” shall mean the Amended and Restated Collateral Agreement, dated as of the Closing Date, by and among the Borrower, the other Loan Parties from time to time parties thereto and the Agent, for its benefit and the benefit of the other Secured Persons, as the same may be amended, modified, supplemented and/or restated from time to time.

“Competitor” shall mean GameStop Corp., Trans World Entertainment Corp. or any of their respective Affiliates.

“Compliance Certificate” shall mean a certificate delivered pursuant to Section 5.04(d) and substantially in the form of Exhibit B attached hereto.

“Comvest” shall have the meaning set forth in the Preamble.

“Confidential Information” shall mean all information that is furnished to the Agent or any Lender by or on behalf of any Loan Party, its Affiliates or any Sponsor Affiliate, and which is designated in writing by such Person as being confidential or would otherwise reasonably be understood to be confidential as of the time it furnishes such information to the Agent or such Lender, pursuant to any Loan Document concerning such Person’s business, but does not include any such information once such information has become, or if such information is, generally available to the public or available to the Agent, the applicable Lender or other applicable Person from a source other than such Person which is not, to the Agent’s, the applicable Lender’s or other applicable Person’s knowledge, bound by any confidentiality agreement in respect thereof.

“Contract” shall mean any indenture, contract, lease, license or other agreement (other than this Agreement or any other Loan Document) to which any Loan Party is a party or to which any of their respective properties are subject.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Control Agreement” shall mean, with respect to each bank account and/or securities account maintained by or in the name of any Loan Party, an agreement (in form and substance satisfactory to the Agent in the Agent’s Discretion) executed and delivered by such Loan Party, the depository bank or other applicable account intermediary, as applicable, and the Agent, whereby, among other things, the depository bank or other applicable account intermediary acknowledges the Agent’s Lien on such account and all funds or property therein, and “control” (within the meaning of the UCC) over such account is established in favor of the Agent, on behalf of itself and the other Secured Persons.

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“Controlled Account” shall mean any bank account or securities account subject to a Control Agreement.

“Covenant Default Equity Contribution” shall have the meaning set forth in Section 6.18(g)(ii).

“Covenant Reset Determination” shall mean a determination by the Agent acting in Agent’s Discretion, in consultation with the Borrower, with respect to certain of the financial covenant levels set forth in Section 6.18, it being understood that such determination shall take into account historical cushions to Borrower’s financial model and such financial covenant levels shall not be more restrictive on the Borrower than those in effect for the applicable period(s) prior to giving effect to the Second Amendment.

“Current Assets” shall mean, as at any date of determination, the total assets of the Loan Parties on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding cash and Cash Equivalents.

“Current Liabilities” shall mean, as at any date of determination, the total liabilities of the Loan Parties on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding the current portion of long term debt.

“Debtor Relief Laws” shall mean the Bankruptcy Code, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, readjustment of debt, marshalling of assets, assignment for the benefit of creditors or similar debtor relief laws of the United States, any state or any foreign country from time to time in effect, affecting the rights of creditors generally or the rights of creditors of banks.

“Default” shall mean any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Rate Interest” shall have the meaning set forth in Section 2.02(a).

“Defaulting Lender” shall mean any Lender designated as such by Agent that (a) for so long as such failure shall exist, has failed to make its Pro Rata Share of the Term Loan or any other payment that such Lender is required to make pursuant to the terms of this Agreement, or (b)(i) has admitted in writing that it is insolvent or (ii) has become the subject of a bankruptcy insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment (unless, in the case of any Lender referred to in this clause (b), the Agent is reasonably satisfied that such Lender intends, and has the financial wherewithal and all approvals required to enable it, to continue to perform its obligations hereunder as a Lender).

“Disclosure Schedule” shall mean the disclosure schedules attached hereto.

“Disqualified Capital Stock” shall mean any Capital Stock that, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is

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exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date which is ninety-one (91) days after the Maturity Date, (b) is convertible into or exchangeable for (i) debt securities or (ii) any Capital Stock referred to in clause (a) above, in each case at any time prior to the date which is ninety-one (91) days after the Maturity Date, (c) contains any repurchase obligation that may come into effect either (i) prior to payment in full of all Obligations or (ii) prior to the date that is ninety-one (91) days after the Maturity Date or (d) provides for scheduled payments or the payment of cash dividends or distributions prior to the date that is ninety-one (91) days after the Maturity Date.

“Dollars” or “$” shall mean United States Dollars, lawful currency for the payment of public and private debts.

“Domestic Subsidiary” shall mean any Subsidiary which is incorporated or formed solely under the laws of the United States, any State or Commonwealth in the United States, or the District of Columbia.

“EBITDA” shall mean, for the applicable period, for the Loan Parties on a consolidated basis, the sum of (a) Net Income, plus (b) Interest Expense deducted in the calculation of such Net Income, plus (c) taxes on income, whether paid, payable or accrued, deducted in the calculation of such Net Income, plus (d) depreciation expense deducted in the calculation of such Net Income, plus (e) amortization expense deducted in the calculation of such Net Income, plus (f) all non-cash impairment charges with respect to goodwill or intangible assets deducted in the calculation of such Net Income, plus (g) all other non-cash, non-recurring or unusual losses, charges or expenses deducted in the calculation of such Net Income (x) solely to the extent any such losses, charges or expenses do not relate to, or are not in respect of, any accounts receivable or inventory, in an amount not to exceed $500,000 in any Fiscal Year, and (y) any other such losses, charges or expenses which have been approved in writing by Agent in its sole discretion for the purpose of an add back to EBITDA, plus (h) Transaction Costs deducted in the calculation of such Net Income in an amount not to exceed $1,100,000, plus, (i) third-party costs, fees and expenses incurred in connection with the Loan Documents (other than Transaction Costs) or the Revolving Loan Documents in an amount not to exceed $150,000 during any Fiscal Year (the “Third Party Fee Cap”) deducted in the calculation of such Net Income (provided that any such costs, fees or expenses of Agent, any Lender or Revolving Lender (including any attorneys’ fees or expenses of Agent, any Lender or Revolving Lender) shall not be subject to, or included in the calculation of, the Third Party Fee Cap), plus (j) Management Fees (whether or not paid in cash) during such Fiscal Year to the extent deducted in the calculation of such Net Income, plus (k) losses and setup and store operating costs in an aggregate amount not to exceed $75,000 per retail location of the Loan Parties permitted to be established under Section 6.18(f) during the first nine (9) months such retail location is in operation.

Notwithstanding anything to the contrary herein, EBITDA shall be deemed to be, for the calendar month ending (i) April 30, 2017, $904,000, (ii) May 31, 2017, $1,021,000, (iii) June 30, 2017, $1,480,000, (iv) July 31, 2017, $1,026,000, (v) August 31, 2017, $440,000, (vi) September 30, 2017, $944,000, (vii) October 31, 2017, $170,000, (viii) November 30, 2017,

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$801,000, (ix) December 31, 2017, $2,727,000, (x) January 31, 2018, $438,000, (xi) February 28, 2018, $1,467,000, and (xii) March 31, 2018, $1,436,000.

“Environmental Laws” shall mean and include all federal, state, local and other laws, rules, regulations, ordinances, permits, orders, and consent decrees agreed to by any Loan Party, and all Environmental Notices, relating to health, safety, and environmental matters applicable to the business and property of any Loan Party.  Such laws and regulations include but are not limited to the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. §6901 et seq., as amended; the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §9601 et seq., as amended; the Toxic Substances Control Act (“TSCA”), 15 U.S.C. §2601 et seq., as amended; the Clean Water Act, 33 U.S.C. §1331 et seq., as amended, and applicable common law to the extent it establishes duties, liabilities or causes of action related to the release, presence, disposal of or other exposure to Hazardous Substances.

“Environmental Notice” shall mean any actual summons, citation, directive, information request, notice of potential responsibility, notice of violation or deficiency, order, claim, complaint, investigation, proceeding, judgment, letter, or other communication, written or oral, from the United States Environmental Protection Agency or other federal, state, local or other agency or authority, or any other entity or individual, public or private, concerning any intentional or unintentional act or omission which involves management of Hazardous Substances in amounts in violation of Environmental Laws on or off any Real Properties; the imposition of any Lien on any Real Properties, including Liens asserted by government entities, in connection with any of any Loan Party’s response to the presence or Release of Hazardous Substances in amounts in violation of Environmental Laws; and any alleged violation of or responsibility under any Environmental Laws.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as in effect from time to time.

“ERISA Affiliate” shall mean, with respect to any Person, any other Person which is under common control with the first Person within the meaning of Section 414(b), 414(c), 414(m) or 414(o) of the Code; provided, however, that with respect to the Borrower, no Person which is an Affiliate of the Agent or any Lender (other than the Loan Parties) shall be deemed an ERISA Affiliate for purposes of this Agreement.

“Event of Default” shall have the meaning set forth in Section 7.01.

“Excess Cash Flow” shall mean, without duplication, with respect to any Fiscal Quarter, (a) the sum of (i) EBITDA plus (ii) the Working Capital Adjustment minus (b) the sum of (i) income taxes and  Interest Expense of the Loan Parties paid in cash during such Fiscal Quarter to the extent deducted in determining Net Income, plus (ii) unfinanced Capital Expenditures made during such Fiscal Quarter, plus (iii) Management Fees paid in cash during such Fiscal Quarter, plus (iv) all other non-cash charges added back to EBITDA (less all other non-cash income added in determining Net Income), plus (v) third-party costs, fees and expenses incurred in connection with the Loan Documents (including Transaction Costs) or the Revolving Loan Documents, in each case to the extent paid in cash during such Fiscal Quarter, plus (vi) scheduled principal payments paid in cash in respect of Senior Debt of the Loan Parties (excluding repayment of Revolving Loans except to the extent the related revolving

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commitments are permanently reduced in connection with such repayments), plus (vii) voluntary prepayments of the Term Loan pursuant to Section 2.01(c).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Equity Contribution” shall mean any cash equity contribution from Sponsor to Parent and/or from Parent to Borrower (in each case, funded with a capital contribution to Parent or proceeds of Capital Stock issued by Parent having terms acceptable to the Agent in the Agent’s Discretion and in any case, not constituting Disqualified Capital Stock) used within 30 days of receipt solely for purposes of specifically identified capital expenditures, store openings and/or payment of Revolving Loans.

“Excluded Tax” shall mean with respect to any interest, make whole, or fee or other amount received by a recipient under this Agreement, net income taxes imposed on the recipient of such amount by the jurisdiction in which such recipient is organized or has a present or former connection, other than a connection arising solely from entering into the Loan Documents, receiving any payments under the Loan Documents, or enforcing any rights or remedies under the Loan Documents.

“Existing Agreement” shall mean that certain Term Loan Agreement, dated as of November 3, 2016, by and among Borrower and Parent, as borrowers, the subsidiaries of the Borrower party thereto, the lenders party thereto and Existing Term Agent.

“Existing Term Agent” shall mean Wilmington Trust, National Association, as administrative agent under the Existing Agreement.

“Extraordinary Receipts” shall mean, except as otherwise agreed to be excluded from this definition by Agent in writing in the Agent’s Discretion, any cash or Cash Equivalents received by or paid to or for the account of any Loan Party not in the Ordinary Course of Business including amounts received in respect of foreign, United States, state or local tax refunds, purchase price adjustments, indemnification payments, and pension plan reversions.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor or version that is substantially compatible and not more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into by the United States pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” shall mean, for any day, a rate per annum (rounded upward to the nearest 1/100th of 1%) equal to the rate published by the Federal Reserve Bank of New York on the preceding Business Day or, if no such rate is so published, the average rate per annum, as determined by Agent in Agent’s Discretion, quoted for overnight Federal Funds transactions last arranged prior to such day.

“Financial Statements” shall have the meaning set forth in Section 3.01(a).

“First 2020 Equity Contribution” shall have the meaning set forth in Section 5.16.

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“First Amendment” shall mean that certain Limited Waiver and First Amendment to Amended and Restated Credit Agreement and Amended and Restated Management Fee Subordination Agreement, dated as of September 3, 2019, by and among the Borrower, the Agent and the Lenders and acknowledged and agreed to by the Parent and the Sponsor.

“First Amendment Effective Date” shall mean the date that the conditions set forth in Section 5 of the First Amendment have been satisfied (or waived pursuant to Section 11.01).

“Fiscal Quarter” shall mean a fiscal quarter of Borrower, ending on March 31, June 30, September 30 or December 31 of each calendar year.

“Fiscal Year” shall mean the fiscal year of the Borrower which ends on September 30 of each year.

“Fixed Charge Coverage Ratio” shall mean, with respect to any Fiscal Quarter, the ratio of (i) EBITDA minus unfinanced Capital Expenditures to (ii) Fixed Charges of the Loan Parties on a consolidated basis, in each case for the twelve (12) month period ending on the last day of such Fiscal Quarter; provided, that for purposes of determining Fixed Charges with respect to items (a) and (b) of the definition of Fixed Charges for the Fiscal Quarter ending (A) June 30, 2018, the amount of such items for the one Fiscal Quarter period then ending shall be multiplied by four (4), (B) September 30, 2018, the amount of such items for the two Fiscal Quarter period then ending shall be multiplied by two (2), and (C) December 31, 2018, the amount of such items for the three Fiscal Quarter period then ending shall be multiplied by four-thirds (4/3).

“Fixed Charges” shall mean, for the period in question, on a consolidated basis, the sum of (a) all principal payments scheduled or required to be made during or with respect to such period in respect of Indebtedness of the Loan Parties (excluding payment of Revolving Loans except to the extent the related revolving commitments are permanently reduced in connection with such payments), plus (b) all Interest Expense of the Loan Parties for such period paid or required to be paid in cash during such period, plus (c) all taxes of the Loan Parties paid or required to be paid for such period, plus (d) all distributions, dividends, redemptions and other cash payments made or required to be made during such period with respect to the Capital Stock of any Loan Party, plus (e) all Management Fees paid or required to be paid during such period plus (f) the positive difference, if any, of (i) the value of inventory of the Loan Parties on a consolidated basis as of such date minus (ii) the value of inventory of the Loan Parties on a consolidated basis one (1) year prior to such date (provided, that, for the Fiscal Quarters ending June 30, 2018, September 30, 2018, December 31, 2018 and March 31, 2019, the amount in this clause (ii) shall be deemed to be the value of the inventory of the Loan Parties on a consolidated basis as of the Closing Date).

“Foreign Lender” shall have the meaning set forth in Section 2.07(a).

“Foreign Subsidiary” shall mean any Subsidiary which is not a Domestic Subsidiary.

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“FRB” shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

“GAAP” shall mean generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the United States accounting profession), which are applicable to the circumstances as of the date of determination, applied on a consistent basis.

“Government Approval” shall mean an authorization, consent, non-action, approval, license or exemption of, registration or filing with, or report to, any governmental or quasi-governmental department, agency, body or other unit.

“Guaranty”, “Guaranteed” or to “Guarantee”, as applied to any Indebtedness, liability or other obligation, shall mean (a) a guaranty, directly or indirectly, in any manner, including by way of endorsement (other than endorsements of negotiable instruments for collection in the Ordinary Course of Business), of any part or all of such Indebtedness, liability or obligation, and (b) an agreement, contingent or otherwise, and whether or not constituting a guaranty, assuring, or intended to assure, the payment or performance (or payment of damages in the event of non-performance) of any part or all of such Indebtedness, liability or obligation by any means (including the purchase of securities or obligations, the purchase or sale of property or services, or the supplying of funds).

“Hazardous Substances” shall mean hazardous waste, hazardous substance, pollutant, contaminant, toxic substance, oil, hazardous material, chemical or other substance regulated by any Environmental Law.

“Indebtedness” shall mean (without duplication), with respect to any Person, (a) any and all obligations or liabilities, contingent or otherwise, of such Person for borrowed money, (b) any and all obligations of such Person represented by promissory notes, bonds, debentures or the like, or on which interest charges are customarily paid, (c) any and all liability of such Person secured by any mortgage, pledge, lien or security interest on property owned or acquired, whether or not such liability shall have been assumed, (d) any and all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) any and all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade payables incurred in the Ordinary Course of Business that are not one hundred and twenty (120) days or more past their respective invoice dates, but including the maximum potential amount payable under any earn-out or similar obligations), (f) any and all Capitalized Lease Obligations of such Person, (g) any and all obligations (contingent or otherwise) of such Person as an account party or applicant in respect of letters of credit and/or bankers’ acceptances, or in respect of financial or other hedging obligations, (h) any and all Disqualified Capital Stock of such Person, (i) any and all principal outstanding under any synthetic lease, off-balance sheet loan or similar financing product with respect to such Person, and (j) any and all Guarantees, endorsements (other than for collection in the Ordinary Course of Business) and other contingent obligations of such Person in respect of the obligations of others.

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“Intercompany Subordination Agreement” shall mean that certain Intercompany Subordination Agreement, dated as of the Closing Date, among the Agent, as the senior creditor, the Parent, the Borrower, and each other Loan Party that holds any Indebtedness owing by any other Loan Party, as subordinated creditors.

“Intercreditor Agreement” means that certain Amended and Restated Intercreditor Agreement, dated as of the Closing Date, by and between Agent and Revolving Lender, and acknowledged by the Loan Parties.

“Interest Expense” shall mean, for the applicable period, for the Loan Parties on a consolidated basis, total interest expense (including interest attributable to Capitalized Leases) and fees with respect to outstanding Indebtedness, in accordance with GAAP.

“Interest Rate” shall have the meaning set forth in Section 2.02(a).

“Interest Settlement Date” shall have the meaning set forth in Section 2.10.

“Investment”, as applied to any Loan Party, shall mean: (a) any investment by such Loan Party in any shares of Capital Stock, evidence of Indebtedness or other security issued by any other Person, (b) any loan to advance or extension of credit to, or contribution to the capital of, any other Person by such Loan Party, other than credit terms extended to customers in the Ordinary Course of Business, (c) any other investment by such Loan Party in any assets (other than purchases of non-material assets in the Ordinary Course of Business), Capital Stock of any other Person, and (d) any commitment to make or do any of the foregoing.

“Lenders” shall have the meaning set forth in the Preamble.

“Liabilities and Contingencies” shall have the meaning set forth in Section 3.01(c).

“LIBOR Rate” shall mean the greater of (a) a rate per annum equal to the London interbank offered rate for deposits in Dollars for a period of one month and for the outstanding principal amount of the Term Loan as published in the “Money Rates” section of The Wall Street Journal (or another national publication selected by Agent if such rate is not so published), two Business Days prior to the first day of such one month period and (b) one percent (1.00%) per annum.

“Lien” shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset.

“Liquidity” shall mean, as of any date of determination ~~for Parent and its Subsidiaries on a consolidated basis equal to (a) the aggregate average Revolving Commitments for the sixty (60) day period ending on such date minus (b) the average Total Utilization of Revolving Commitments for the sixty (60) day period ending on such date.~~, an amount equal to the sum of (i) the immediately available and Unrestricted Cash-on-Hand of the Loan Parties on deposit in a Controlled Account and (ii) “Availability” under the Revolving Loan Credit Agreement as determined by the Agent with reference to the most recent borrowing base

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certificate delivered to the Agent (subject to any adjustments made by the Agent in consultation with the Revolving Lender or otherwise in Agent’s Discretion).

“Liquidity Determination Date” shall mean the third (3rd) Business Day of each calendar week.

“Liquidity Report” shall mean a report signed by the Chief Financial Officers of the Borrower, in form and substance satisfactory to the Agent in Agent’s Discretion, which sets forth Liquidity and such other information related thereto as requested by the Agent in Agent’s Discretion.

“Loan Documents” shall mean the collective reference to this Agreement, the Notes, the Security Documents, the Loan Party Guaranty, the Sponsor Guaranty, the Intercompany Subordination Agreement, the Intercreditor Agreement, the Seller Debt Subordination Agreement, the Sponsor Debt Subordination Agreement, the Management Fee Subordination Agreement, the Assignment Agreement, the Agent Payments Letter, the Amendment and Restatement Agreement and any and all other agreements, instruments, certificates and other documents as may be executed and delivered by any and all Loan Parties in connection with the foregoing, in each case, as same may be amended, modified, supplemented and/or restated from time to time.

“Loan Party” shall mean the Parent, the Borrower or any Subsidiary of the Borrower, as applicable; and “Loan Parties” shall mean, collectively, the Parent, the Borrower and its Subsidiaries.

“Loan Party Guaranty” shall mean the Continuing Guaranty, dated as of the Closing Date, by and among Parent and each Subsidiary party thereto, in favor of the Agent, for its benefit and the benefit of the other Secured Persons, as same may be amended, modified, supplemented and/or restated from time to time, pursuant to which the Parent and each such Subsidiary guarantees the full and timely payment and performance of all of the Obligations.

“Make Whole Amount” shall mean with respect to any Voluntary Act Prepayment, an amount equal to the present value of the amount of the regularly scheduled interest payments (calculated with reference to the last used (as of the time of such Voluntary Act Prepayment) non-default LIBOR Rate (or non-default Base Rate, if Base Rate was then used more recently than LIBOR Rate)) plus the last used Applicable Margin, and with the assumption that such LIBOR Rate (or Base Rate, as applicable) plus such Applicable Margin would have continued to apply through the No Call Period End Date had such Voluntary Act Prepayment not been made, discounted to the date such Voluntary Act Prepayment was made at a rate equal to the sum of (a) the U.S. Treasury rate then published in the Key Interest Rates section of the Market Data Center of The Wall Street Journal (or, if such rate ceases to be so published, as quoted from such other generally available and recognizable source as the Agent may select) (indexed off of the 3-year U.S. treasury note) plus (b) 0.50%.

“Management Fees” shall have the meaning set forth in the Management Fee Subordination Agreement.

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“Management Fee Subordination Agreement” shall mean that certain Amended and Restated Management Fee Subordination Agreement, dated as of the Closing Date, by and between the Sponsor and Agent and acknowledged by the Borrower.

“Master Agreement” shall have the meaning set forth in the definition of “Swap Contract”.

“Material Adverse Effect” shall mean any event, act, omission, condition or circumstance which, individually or in the aggregate, has a material adverse effect on (a) the business, operations, properties, assets or condition, financial or otherwise, of any Loan Party, (b) the ability of any Loan Party to perform any of its obligations under any of the Loan Documents, or (c) the validity or enforceability of, or the Agent’s or Lenders’ rights and remedies under, any of the Loan Documents.

“Material Contracts” shall have the meaning set forth in Section 3.05.

“Mature Retail Location” shall mean, as of any date of determination, any retail location of a Loan Party established and in operation continuously for a period of eighteen (18) months or more as of such date.

“Maturity Date” shall mean May 26, 2023.

“Net Income” shall mean the consolidated net income (or loss) of the Loan Parties, determined on a consolidated basis in accordance with GAAP, but excluding therefrom (to the extent otherwise included therein): (i) any extraordinary gains or losses, (ii) any gains attributable to write-ups of assets or losses attributable to write-downs of assets, (iii) any equity interest of any Loan Party or any Subsidiary in the unremitted earnings of any Person that is not a Subsidiary, (iv) the income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary and (v) any income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with any Loan Party or any Subsidiary of any Loan Party on the date that such Person’s assets are acquired by any Loan Party or any Subsidiary of any Loan Party.

“New Store Inventory Amounts” shall mean all amounts expended by any Loan Party in acquiring inventory for sale or use in any newly established retail location of such Loan Party.

“No Call Period End Date” shall mean June 7, 2019.

“Northpark Lease” shall mean that certain Shopping Center Lease, dated June 3, 2010, by and between Northpark Mall/Joplin, LLC, as landlord, and Vintage Stock, Inc. (as successor to The Book Barn, Inc.), as tenant, as in effect on the Closing Date or as amended, restated, supplemented or otherwise modified with the consent of the Agent in Agent’s Discretion.

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“Notes” shall mean, collectively, any and all Term Notes issued from time to time in accordance with this Agreement.

“Obligations” shall mean the collective reference to all Indebtedness (including all of the Term Loan and Agent Advances) and all of the other liabilities and obligations of every kind and description owed by any and all the Loan Parties to the Agent and the other Secured Persons from time to time under or pursuant to this Agreement, the Notes, the Security Documents and the other Loan Documents, however evidenced, created or incurred, fixed or contingent, now or hereafter existing, due or to become due.

“Ordinary Course of Business” shall mean, in respect of any action or omission taken or not taken by any Person, the ordinary course of such Person’s business, as conducted by such Person consistent with past practices.  For the avoidance of doubt, the ordinary course of the Borrower’s business shall be deemed to include all of the following: (i) bulk sales of inventory solely to Ingram Entertainment; (ii) bulk sales of inventory in the amount of (A) $250,000 or less in any single transaction or (B) $1,000,000 or less in the aggregate in any Fiscal Year; and (iii) bulk sales of inventory in an amount exceeding the amounts set forth in the preceding clause (ii) so long as (x) the Borrower has provided Agent with such advance written notice of such proposed bulk sale as is reasonably practicable in the circumstances and (y) Agent has consented to such proposed bulk sale in Agent’s Discretion.

“Organic Documents” shall mean, as applicable, with respect to any Person that is an entity, the certificate of incorporation, articles of incorporation, certificate of formation, certificate of limited partnership, by-laws, operating agreement, limited liability company agreement, limited partnership agreement and such other governance documents of such Person.

“Other Taxes” shall mean all present or future stamp, court, documentary, intangible, recording, sales, use, value added, property, excise, filing, or other similar taxes that arise from any payment made under, or from the execution, delivery, performance, enforcement, or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.

“Parent” shall have the meaning set forth in the Preamble.

“Payment Default Amount” shall have the meaning set forth in Section 6.18(g)(i).

“Payment Default Equity Contribution” shall have the meaning set forth in Section 6.18(g)(i).

“Permitted Indebtedness” shall mean any and all Indebtedness expressly permitted pursuant to Section 6.01.

“Permitted Liens” shall mean those Liens expressly permitted pursuant to Section 6.02.

“Person” shall mean any individual, partnership, corporation, limited liability company, banking association, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

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“Prepayment Event” shall mean:

(a)

any sale (other than sales of inventory in the Ordinary Course of Business and intercompany sales solely among the Loan Parties permitted by Section 6.04), transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of any Loan Party other than sales, transfers and dispositions of property and assets with an aggregate fair value which does not exceed $250,000 in any Fiscal Year;

(b)

any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Loan Party with an aggregate fair value immediately prior to such event equal to or greater than $150,000 in any Fiscal Year;

(c)

(i) the issuance by any Loan Party to any Person (other than to another Loan Party) of any Capital Stock after the Closing Date, or (ii) the receipt by any Loan Party of any capital contribution from any Person after the Closing Date (including any Covenant Default Equity Contribution) other than (A) any capital contribution from another Loan Party (excluding any Covenant Default Equity Contribution), (B) any Payment Default Equity Contribution, (C) any Seller Subordinated Debt Contribution, ~~or~~ (D) any Excluded Equity Contribution or (E) any Specified 2020 Equity Contribution;

(d)	the incurrence by any Loan Party of any Indebtedness not permitted by this Agreement;
(e)	the receipt by any Loan Party of any Extraordinary Receipts in excess of $150,000 in the aggregate in any Fiscal Year;
(f)	any Change of Control; and
(g)	subject to any applicable conditions to payment set forth in Section 5.04 of the Revolving Loan Credit Agreement, any Required ECF Payment.

“Prepayment Premium” shall mean each prepayment premium payable pursuant to Section 2.02(d); provided, that the Affected Principal Amount, in an amount not to exceed $3,000,000 in any Fiscal Year, subject to a Voluntary Act Prepayment resulting from prepayment of the Term Loan from any portion of Excess Cash Flow (which, for the avoidance of doubt, shall not include the proceeds of any issuance of Capital Stock to, or any capital contribution received from, the Sponsor) that is not required to be applied to prepay the Term Loan pursuant to Section 2.01(d) shall not be subject to a Prepayment Premium.

“Pro Rata Share” shall mean, with respect to any Lender, the percentage equal to such Lender’s share of the Aggregate Term Loan Commitment, or if the Term Loan Commitments have been terminated, its share of the outstanding principal balance of the Term Loan, in each case as set forth beside such Lender’s name under the applicable heading on Schedule C-1 to this Agreement or in the Assignment and Acceptance pursuant to which such Lender became a Lender under this Agreement, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 8.02.

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“Quarterly ECF Payment” shall have the meaning set forth in the definition of “Required ECF Payment”.

“RCRA” shall have the meaning set forth in the definition of “Environmental Laws”.

“Real Properties” shall mean, collectively, any real properties (land, buildings and/or improvements) now owned or leased or occupied by any and all Loan Parties, and, during the period of any and all Loan Parties’ occupancy thereof, any other real properties heretofore owned or leased by any and all Loan Parties (provided that, with respect to leased properties, the “Real Property” shall refer only to the portion of the subject property (excluding common areas) leased by any and all Loan Parties).

“Register” shall have the meaning set forth in Section 8.02.

“Related Fund” shall mean, with respect to any Lender, (i) any fund, trust or similar entity that is advised or managed by (a) such Lender, (b) an Affiliate of such Lender, (c) the same investment advisor that manages such Lender or (d) an Affiliate of an investment advisor that manages such Lender or (ii) a finance company, insurance company or other financial institution which temporarily warehouses loans for such Lender or any Person described in clause (i) above.

“Release” shall have the meaning assigned to it in CERCLA, 42 U.S.C. §9601, as amended.

“Required ECF Payment” shall mean, within five (5) Business Days following delivery of the financial statements required to be provided pursuant to Section 5.04(b), prepayment of the outstanding amount of the Term Loan by the Borrower in an amount equal to (each such payment, a “Quarterly ECF Payment”):

(a)with respect to the Fiscal Quarter ending June 30, 2018, the Applicable ECF Percentage multiplied by Excess Cash Flow for such Fiscal Quarter;

(b)with respect to the Fiscal Quarter ending September 30, 2018, the Applicable ECF Percentage as of such date multiplied by Excess Cash Flow for the two Fiscal Quarter period ending on such date minus the payment made pursuant to clause (a) above;

(c)with respect to the Fiscal Quarter ending December 31, 2018, the Applicable ECF Percentage as of such date multiplied by Excess Cash Flow for the three Fiscal Quarter period ending on such date minus the payments made pursuant to clauses (a) and (b) above;

(d)with respect to the Fiscal Quarter ending March 31, 2019, the Applicable ECF Percentage as of such date multiplied by Excess Cash Flow for the four Fiscal Quarter period ending on such date minus the payments made pursuant to clauses (a), (b) and (c) above; and

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(e)with respect to each Fiscal Quarter ending on any date thereafter, the Applicable ECF Percentage as of such date multiplied by Excess Cash Flow for the four Fiscal Quarter period then ending on such date, minus the amount of Quarterly ECF Payments made in respect of the previous three Fiscal Quarters (it being understood that no such Quarterly ECF Payment shall have been made for the Fiscal Quarter ending March 31, 2020);

provided, that: (i) if the financial statements delivered pursuant to Section 5.04(a) for any Fiscal Year demonstrate that Applicable ECF Percentage of the Excess Cash Flow for all periods for which Quarterly ECF Payments were due (such amount the “Audited ECF Calculation”), exceeds the aggregate amount of all Quarterly ECF Payments actually made by Borrower, an additional prepayment of the Term Loan shall be made by the Borrower, within five (5) Business Days following delivery of such financial statements, in an amount equal to the amount by which the Audited ECF Calculation exceeds the actual aggregate amount of all Quarterly ECF Payments made by Borrower; and (ii) if the financial statements delivered pursuant to Section 5.04(a) for any Fiscal Year demonstrate that the aggregate amount of all Quarterly ECF Payments actually made by Borrower exceeds the Audited ECF Calculation, an amount equal to the amount by which the actual aggregate amount of all Quarterly ECF Payments made by Borrower exceeds the Audited ECF Calculation shall be automatically applied to the next Quarterly ECF Payment due under this Agreement.

“Required Lenders” shall mean Lenders having Pro Rata Shares the aggregate amount of which exceeds fifty percent (50%) of the outstanding principal amount of the Term Loan collectively.

“Revolving Commitment” shall mean the “Maximum Revolving Facility” as defined in the Revolving Loan Credit Agreement in effect on the date hereof or as amended, restated, supplemented or otherwise modified in accordance with the Intercreditor Agreement, which shall not exceed $12,000,000.

“Revolving Lender” shall mean Texas Capital Bank, National Association, together with all successors and assigns.

“Revolving Loan Credit Agreement” shall mean that certain Loan Agreement, dated as of November 3, 2016, by and between the Borrower and the Revolving Lender, as may be amended, amended and restated, modified, supplemented, refinanced, replaced, substituted or renewed from time to time in accordance with the terms of the Intercreditor Agreement.

“Revolving Loan Documents” shall mean all “Security Instruments” as defined in the Revolving Loan Credit Agreement, as amended, amended and restated, modified, supplemented, refinanced, replaced, substituted or renewed from time to time in accordance with the terms of the Intercreditor Agreement.

“Revolving Loans” shall mean the revolving loans made to the Loan Parties from time to time by the Revolving Lender under the Revolving Loan Credit Agreement.

“Same Store Sales Percentage” shall mean, as of any date of determination, (i) the quotient of (a) the aggregate amount of sales (excluding bulk sales of inventory) for all Mature Retail Locations for the twelve (12) month period ending on such date divided by (b) the

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aggregate amount of sales (excluding bulk sales of inventory) for all Mature Retail Locations for the twelve (12) month period ending such date of the immediately preceding calendar year minus (ii) one.

“Second 2020 Equity Contribution” shall have the meaning set forth in Section 5.16.

“Second Amendment” shall mean that certain Limited Waiver and Second Amendment to Amended and Restated Credit Agreement, Second Amendment to Amended and Restated Management Fee Subordination Agreement and First Amendment to Limited Guaranty, dated as of April [___], 2020, by and among the Borrower, the Agent and the Lenders and acknowledged and agreed to by the Parent and the Sponsor.

“Second Amendment Effective Date” shall mean the date that the conditions set forth in Section 6 of the Second Amendment have been satisfied (or waived pursuant to Section 11.01).

“Secured Persons” shall mean the Agent and the Lenders.

“Security Documents” shall mean the Collateral Agreement, the Control Agreements, and any other agreements or instruments securing or creating or evidencing Liens securing all or any portion of the Obligations.

“Seller Debt Subordination Agreement” shall mean that certain Amended and Restated Subordination Agreement, dated as of the Closing Date, by and among the Sellers, Sponsor and the Agent and acknowledged by the Loan Parties.

“Seller Subordinated Debt” shall mean all Indebtedness of the Loan Parties under the Seller Subordinated Note.

“Seller Subordinated Debt Contribution” shall mean a capital contribution due from Sponsor to Parent no later than the first (1st) Business Day of each Fiscal Quarter in the amount of (x) if an Event of Default under Section 7.01(b), 7.01(c) (solely with respect to Section 6.18), 7.01(g) or 7.01(h) has occurred and is continuing as of such Business Day or at any time after such Business Day prior to the making of such capital contribution, $200,000, and (y) otherwise, $100,000; provided, that if, as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.04(b) the Senior Leverage Ratio is less than 2.30:1.00, any portion of the Sponsor Equity Contribution made on the Closing Date in excess of $3,500,000 but less than $4,000,000 (the “Sponsor Equity Contribution Excess”) may be designated by the Loan Parties to be a Seller Subordinated Debt Contribution (and be permitted to be applied to the Seller Subordinated Debt in accordance with the Seller Debt Subordination Agreement) so long as no Default or Event of Default has occurred and is continuing as of (x) the last day of such Fiscal Quarter or (y) the date any Sponsor Equity Contribution Excess is so applied to payment of the Seller Subordinated Debt, it being understood that if the Senior Leverage Ratio is greater than or equal to 2.30:1.00 as of the last day of any subsequent Fiscal Quarter, the Loan Parties shall not be permitted to so apply any Sponsor Equity Contribution Excess to payment of the Seller Subordinated Debt on or after such day until such time as the Senior Leverage Ratio is less than 2.30:1.00 as of the last day of any

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Fiscal Quarter thereafter for which financial statements have been delivered pursuant to Section 5.04(b).

“Seller Subordinated Note Documents” shall mean the Seller Subordinated Note and all other documents, instruments or agreements executed and delivered by the Parent for the benefit of any holder of the Seller Subordinated Note (or the holder of any portion of the rights of any Seller thereunder) in connection therewith, as may be amended, amended and restated, modified, supplemented, refinanced, replaced, substituted or renewed from time to time in accordance with the terms of the Seller Debt Subordination Agreement.

“Seller Subordinated Note” shall mean that certain Amended and Restated Subordinated Promissory Note, dated as of the date hereof, by Parent in favor of the Sellers, as in effect on the date hereof or as amended in accordance with the Seller Debt Subordination Agreement.

“Sellers” shall mean, collectively, the (a) Rodney and Sherry Spriggs Living Trust, dated April 18, 2012, (b) Steven and Anna Wilcox Living Trust, dated May 15, 2012, and (c) Ken and Deanna Caviness Living Trust, dated July 12, 2002.

“Senior Debt” shall mean (i)(a) solely for purposes of Section 4.07, the outstanding principal balance of the Revolving Loans as of the Closing Date, and (b) for all other purposes, the average daily outstanding principal balance of the Revolving Loans during the Fiscal Quarter most recently ended, plus (ii) all other Indebtedness of the Loan Parties as of the last day of the Fiscal Quarter most recently ended, including the Obligations, minus (iii) the principal balance of the Seller Subordinated Debt and the Sponsor Subordinated Debt as of the last day of the Fiscal Quarter most recently ended.  For the avoidance of doubt, for purposes of calculating Senior Debt, any obligation of any Loan Party under any lease (including any lease of real property) that would have constituted an operating lease had such lease been in existence on the Closing Date shall not be deemed to constitute Indebtedness of any Loan Party.

“Senior Leverage Ratio” shall mean the ratio of Senior Debt of the Parent and its Subsidiaries on a consolidated basis to EBITDA for the twelve (12) month period most recently ended.

“Specified 2020 Equity Contribution” shall have the meaning set forth in Section 5.16.

“Specified Equity Contribution” shall have the meaning set forth in Section 6.18(g).

“Sponsor” shall mean Live Ventures Incorporated, a Nevada corporation.

“Sponsor Affiliate” shall mean (a) Sponsor, (b) any Person in Control of, Controlled by, or under common Control with Sponsor (other than the Loan Parties and their Subsidiaries), (c) any Person who has a substantial interest, direct or indirect, in Sponsor or any other Person described in this definition, and (d) any officer or director of Sponsor or any other Person described in this definition (in each case, except to the extent such officer or director is also an officer or director of a Loan Party or any Subsidiary of a Loan Party).  For the purpose of

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this definition, a “substantial interest” shall mean the direct or indirect legal or beneficial ownership of more than ten percent (10%) of any class of Capital Stock.

“Sponsor Debt Subordination Agreement” shall mean that certain Subordination Agreement, dated as of the Closing Date, by and among the Sponsor and the Agent and acknowledged by the Loan Parties.

“Sponsor Equity Contribution” shall have the meaning set forth in Section 4.09.

“Sponsor Equity Contribution Excess” shall have the meaning set forth in the definition of “Seller Subordinated Debt Contribution”.

“Sponsor Guaranty” shall mean the ~~Continuing~~Limited Guaranty, dated as of the Closing Date, by the Sponsor, in favor of the Agent, for its benefit and the benefit of the other Secured Persons, as same may be amended, modified, supplemented and/or restated from time to time, pursuant to which the Sponsor guarantees payment and performance of the Obligations upon the terms and conditions therein.

“Sponsor Subordinated Debt” shall mean all Indebtedness of the Loan Parties under the Sponsor Subordinated Note.

“Sponsor Subordinated Note” shall mean that certain Subordinated Promissory Note, dated as of the date hereof, by Parent in favor of the Sponsor, as in effect on the date hereof or as amended in accordance with the Sponsor Debt Subordination Agreement.

“Sponsor Subordinated Note Documents” shall mean the Sponsor Subordinated Note and all other documents, instruments or agreements executed and delivered by the Parent for the benefit of any holder of the Sponsor Subordinated Note (or the holder of any portion of the rights of Sponsor thereunder) in connection therewith, as may be amended, amended and restated, modified, supplemented, refinanced, replaced, substituted or renewed from time to time in accordance with the terms of the Sponsor Debt Subordination Agreement.

“Subordinated Debt” shall mean all Indebtedness of the Loan Parties which is contractually subordinated in right of payment, in a manner satisfactory to the Agent (as evidenced by a subordination agreement pertaining thereto executed by the Agent and the holder of such Indebtedness), to all of the Obligations, including the Seller Subordinated Note and Sponsor Subordinated Note.

“Subsidiary” or “Subsidiaries” shall mean, with respect to any Person, any other Person of which an aggregate of more than fifty percent (50%) of the outstanding shares of Capital Stock having ordinary voting power to elect a majority of the board of directors (or other comparable body) of such other Person is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or a combination thereof, or with respect to which any such Person has the right to vote or designate the vote of more than fifty percent (50%) of such shares of Capital Stock whether by proxy, agreement, operation of Applicable Law or otherwise.  Unless the context otherwise requires, each reference to a Subsidiary shall mean a Subsidiary of the Borrower.

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“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Term Loan” shall mean the term loan made pursuant to Section 2.01(a).

“Term Loan Commitment” shall mean, with respect to any Lender, the percentage equal to such Lender’s share of the Aggregate Term Loan Commitment, in each case as set forth beside such Lender’s name under the applicable heading on Schedule C-1 to this Agreement.

“Term Note” shall mean any promissory note of the Borrower issued to a Lender with respect to the Term Loan, as described in Section 2.01(f).

“Third Party Fee Cap” shall have the meaning set forth in the definition of “EBITDA”.

“Total Utilization of Revolving Commitments” means, as at any date of determination, the aggregate principal amount of all outstanding Revolving Loans.

“Transaction Costs” shall mean the fees, costs and expenses payable by the Loan Parties on or before the Closing Date in connection with the transactions contemplated by the Loan Documents.

“Treasury Regulations” shall mean the United States Treasury regulations issued pursuant to the Code from time to time.

“TSCA” shall have the meaning set forth in the definition of “Environmental Laws”.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York (or of any other state the Applicable Laws of which are required to be applied in connection with the perfection of security interests in any Collateral) on the Closing Date and hereafter from time to time.

“Unrestricted Cash-on-Hand” shall mean, on any date of determination, all cash and Cash Equivalents owned by the Borrower and held in any deposit account subject to a

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Control Agreement in the United States or otherwise subject to a first priority perfected Lien (subject to the Lien set forth in Sections 6.02(b)) in favor of Agent, in each case, on such date of determination (excluding, for purposes of clarity, any amounts available to be drawn or funded under lines of credit or other debt facilities, including any revolving loans); provided that amounts included under this definition shall (x) be included only to the extent such amounts are not subject to any consensual Lien or other restriction or encumbrance of any kind (other than Liens in favor of Agent and the Lien set forth in Sections 6.02(b)) and (y) exclude any amounts held by the Loan Parties in escrow, trust or other fiduciary capacity.

“Voluntary Act Prepayment” shall mean (i) any voluntary prepayment made by or on behalf of Borrower of all or any portion of the outstanding principal balance of the Term Loan, including any prepayment pursuant to Section 2.01(c), (ii) any mandatory prepayment made or required to be made by or on behalf of Borrower of all or any portion of the outstanding principal balance of the Term Loan pursuant to Section 2.01(d) resulting from a Prepayment Event under clauses (a), (c), (d) or (f) of the definition of Prepayment Event, or (iii) any payment made or required to be made of all or any portion of the outstanding principal balance of the Term Loan as a result of an acceleration, with or without notice, of all or any portion of the Obligations pursuant to Section 7.02 in connection with (x) an Event of Default described in Section 7.01(g), or (y) any other Event of Default, in the case of this clause (y), arising in all or in any part from any voluntary act of Borrower, any other Loan Party or any of their respective Affiliates or any Sponsor Affiliates.

“Wholly-Owned Domestic Subsidiary” shall mean each Domestic Subsidiary of which all of the outstanding shares of Capital Stock are owned by the Borrower or another Wholly-Owned Domestic Subsidiary of Borrower.

“Wholly-Owned Domestic Subsidiary Guarantor” shall mean each Wholly-Owned Domestic Subsidiary of Borrower that is a party to the Loan Party Guaranty and as a result thereof guarantees the full and timely payment and performance of all of the Obligations.

“Wholly-Owned Subsidiary” shall mean each Subsidiary of which all of the outstanding shares of Capital Stock (other than directors’ qualifying shares) are owned by the Borrower or another Wholly-Owned Subsidiary of Borrower.

“Working Capital” shall mean, as at any date of determination, the excess or deficiency of Current Assets over Current Liabilities.

“Working Capital Adjustment” shall mean, for any period of determination on a consolidated basis for the Loan Parties, the amount (which may be a negative number) equal to (i) Working Capital as of the beginning of such period, minus (ii) Working Capital as of the end of such period.

Section 1.02Accounting Terms and Determinations; Capitalized Leases.

Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder (including determinations made pursuant to the exhibits hereto) shall be made, and all financial statements required to be delivered hereunder shall be prepared on a consolidated basis in accordance with GAAP applied on a consistent basis.

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If at any time any change in GAAP would affect the computation of any financial ratio or financial requirement set forth in any Loan Document, and either the Borrower, the Agent or Required Lenders shall so request, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until agreed to by the Borrower and the Required Lenders, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Borrower shall provide to the Agent and the Lenders financial statements and other documents required under this Agreement and the other Loan Documents which include a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.  Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (Codification of Accounting Standards 825-10) to value any Indebtedness or other liabilities of any Loan Party or other Person at “fair value”, as defined therein.

Notwithstanding anything to the contrary contained in the paragraph above or the definitions of Capital Expenditures or Capitalized Leases, in the event of a change in GAAP after the Closing Date requiring all leases to be capitalized, only those leases (assuming for purposes of this paragraph that they were in existence on the Closing Date) that would have constituted Capitalized Leases on the Closing Date shall be considered Capitalized Leases (and all other such leases shall constitute operating leases) and all calculations and deliverables under this Agreement or the other Loan Documents shall be made in accordance therewith (other than the financial statements delivered pursuant to this Agreement; provided that all such financial statements delivered to the Agent and the Lenders in accordance with the terms of this Agreement after the date of such change in GAAP shall be accompanied by workpapers showing the adjustments necessary to reconcile such financial statements with GAAP as in effect immediately prior to such change).

Section 1.03Other Definitional Provisions and References.

References in this Agreement to “Articles”, “Sections”, “Annexes”, “Exhibits” or “Schedules” shall be to Articles, Sections, Annexes, Exhibits or Schedules of or to this Agreement unless otherwise specifically provided.  Any term defined herein may be used in the singular or plural.  “Include”, “includes” and “including” shall be deemed to be followed by “without limitation” unless otherwise specifically provided.  Except as otherwise specified or limited herein, references to any Person include the successors and assigns of such Person.  References “from” or “through” any date mean, unless otherwise specified, “from and including” or “through and including”, respectively.  Unless otherwise specified herein, the settlement of all payments and fundings hereunder between or among the parties hereto shall be made in lawful money of the United States and in immediately available funds.  Time is of the essence for each performance obligation of the Loan Parties under this Agreement and each Loan Document.  All amounts used for purposes of financial calculations required to be made herein shall be without duplication.  Unless otherwise specified herein, references to any statute or act shall include all related current regulations and all amendments and any successor statutes, acts and regulations.  Unless otherwise specified herein, references to any agreement, instrument or document (i) shall include all schedules, exhibits, annexes and other attachments thereto and (ii) shall be construed

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as referring to such agreement, instrument or other document as from time to time amended, amended and restated, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein or in any other Loan Document).  Unless otherwise specified herein, any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns.  The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.  All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or condition exists.  In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder.

II. GENERAL TERMS

Term Loan

.

(a)Term Loan. Subject at all times to all of the terms and conditions of this Agreement, each Lender hereby severally agrees as to itself only (and not on behalf of any other Lender) to make a term loan to the Borrower in such Lender’s applicable Pro Rata Share of the Aggregate Term Loan Commitment (collectively, the “Term Loan”).  The Term Loan shall be borrowed in a single borrowing on the Closing Date, and the Term Loan Commitment of each Lender shall terminate concurrently with the making of the Term Loan on the Closing Date by each such Lender.  Any principal amounts repaid in respect of the Term Loan may not be reborrowed. Neither any Lender nor the Agent shall be responsible for the failure of any other Lender to fund its Pro Rata Share of the Term Loan required hereunder.

(b)Amortization. Unless sooner due and payable by reason of acceleration resulting from an Event of Default, the outstanding principal balance of the Term Loan shall be due and payable (i) in quarterly installments on the first (1st) day of each Fiscal Quarter, commencing on July 1, 2018, in an amount equal to the Applicable Amortization Payment and (ii) in a final installment due and payable on the Maturity Date, in an amount equal to the entire remaining balance; provided, that the quarterly installment otherwise owed on July 1, 2020 may be paid no later than August 1, 2020.  Such payments of the outstanding principal balance of the Term Loan shall be made for the account of each Lender according to its Pro Rata Share thereof. The Borrower shall pay the outstanding principal balance of the Term Loan in full on the Maturity Date.

(c)Voluntary Prepayments. All or any portion of the unpaid principal balance of the Term Loan, together with all accrued and unpaid interest on the principal amount being prepaid, may at the Borrower’s option be prepaid in whole or in part, at any time or from time to time, upon five (5) Business Days’ prior written notice to the Agent, with payment accompanied by a Prepayment Premium, if any, as provided in Section 2.02(d).

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(d)Mandatory Prepayments. The Borrower shall be required to prepay the unpaid principal balance of the Term Loan (x) with respect to any Prepayment Event of the type set forth in clause (g) of the definition thereof, no later than the earlier of (i) 45 days after the end of each Fiscal Quarter and (ii) the date of delivery of the financial statements described in Section 5.04(b); provided, that no such prepayment shall be required for the Fiscal Quarter ending March 31, 2020, (y) with respect to any Prepayment Event of the type set forth in clauses (a), (b) and (e) of the definition thereof, on or before the date (including on any date on or prior to the No Call Period End Date) that is three (3) Business Days following the date of receipt by any Loan Party of any proceeds from such Prepayment Event (and on or before the date that is three (3) Business Days following any date thereafter on which any other proceeds subject thereto are received by any Loan Party), and (z) with respect to any other Prepayment Event, on the date (including on any date on or prior to the No Call Period End Date) of receipt by any Loan Party of any proceeds from such Prepayment Event (and on any date thereafter on which any other proceeds subject thereto are received by any Loan Party), in each case without any demand or notice from the Agent, Lenders or any other Person, all of which is hereby expressly waived by the Borrower, in the amount equal to one hundred percent (100%) of the proceeds (other than with respect to any Prepayment Event of the type set forth in clause (g) of the definition thereof, net of documented reasonable out-of-pocket costs and expenses incurred in connection with the collection of such proceeds, in each case payable to Persons that are not Affiliates or Sponsor Affiliates) received by any Loan Party with respect to such Prepayment Event; provided that with respect to a Prepayment Event of the type described in clause (b) of the definition of Prepayment Event, so long as no Event of Default exists, to the extent that the proceeds received by such Person as a result of such Prepayment Event do not exceed $150,000 in the aggregate during the applicable Fiscal Year (or, in the case of any Prepayment Event of the type described in clause (b) of the definition of Prepayment Event resulting from an act of God, flood or fire, do not exceed $750,000 in the aggregate during the applicable Fiscal Year) and are actually applied within 180 days of such receipt to (I) replace the property or assets subject to such Prepayment Event with property and/or assets performing the same or similar functions or (II) repair, replace or reconstruct property and or assets damaged by such Prepayment Event, such proceeds shall not be required to prepay the Term Loan pursuant to this Section 2.01(d).  Any such prepayment shall be accompanied by a Prepayment Premium, if any, as provided in Section 2.02(d). For the sake of clarity, the foregoing shall not be deemed to be implied consent to any sale or other event or occurrence giving rise to a Prepayment Event.

(e)Application of Applicable Amortization Payments and Prepayments. All voluntary and mandatory prepayments of the Term Loan shall be applied to the Applicable Amortization Payments in inverse order of maturity.

(f)Term Notes. Upon the request of any Lender, such Lender’s Pro Rata Share the Term Loan shall be evidenced by a Term Note of the Borrower payable to such Lender or its registered assigns substantially in the form of Exhibit A attached hereto.  The terms of such Term Note, if any, are incorporated into this Agreement by this reference.

Section 2.02 Interest, Certain Payments, Fees and Premiums.

(a)Interest. The Borrower shall pay the Agent on behalf of the Lenders interest on the principal balance of the Term Loan outstanding from time to time from the date hereof

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until the date that all of the Term Loan has been paid in full and each of the Loan Documents have been terminated at the rate equal to the LIBOR Rate (or to the extent provided in Section 2.13, the Base Rate) plus the Applicable Margin (the “Interest Rate”); provided, however, that the Interest Rate shall be increased by three percent (3.00%) (“Default Rate Interest”) (1) automatically (without the need for any election or notice) upon the occurrence and during the continuation of an Event of Default under Section 7.01(g) or 7.01(h) and (2) at the election of Agent or the Required Lenders upon the occurrence and during the continuance of any other Event of Default, which such election under this clause (2) shall be evidenced by the Agent or the Required Lenders delivering written notice of such election to Borrower (it being understood and agreed that Agent or the Required Lenders shall be permitted to elect to have Default Rate Interest provided for in this clause (2) apply retroactively back to the date any then existing Event of Default first occurred). All interest shall be due and payable monthly in arrears on the first Business Day of each calendar month and on the Maturity Date, and shall be computed on the daily unpaid balance of the Term Loan, based on a three hundred sixty (360) day year, counting the actual number of days elapsed.

(b) Closing Payment. The Borrower shall pay the Closing Payment to the Agent, for the benefit of the Lenders based on their Pro Rata Shares thereof, on the Closing Date upon the execution and delivery of this Agreement as compensation for the making of the Term Loan on the Closing Date (and not be counted as a repayment of the Term Loan).  The Closing Payment shall be deemed fully earned upon the parties’ execution and delivery of this Agreement, and shall not be refundable in whole or in part and shall not be subject to reduction or set-off under any circumstances. The parties agree that for federal and state income tax purposes, the Closing Payment shall be treated as an adjustment to issue price of the Term Loan in accordance with Treasury Regulation Section 1.1273-2(g)(2), and the parties will file all their tax returns (including information returns) in a manner consistent with this Section 2.02(b) unless there is a “determination” within the meaning of Code section 1313 to the contrary.

(c)Other Payments. The Borrower shall further pay to the Agent the amounts set forth in the Agent Payments Letter.

(d)Prepayment Premium. In the event that any Voluntary Act Prepayment (other than any regularly scheduled principal amortization payments specifically provided for in Section 2.01(b)) of all or any portion of the Term Loan is made or is required to be made for any reason whatsoever prior to the Maturity Date (including as a result of any acceleration of the Term Loan resulting from an Event of Default, a foreclosure and sale of Collateral, any sale of Collateral in any bankruptcy or insolvency proceeding, a mandatory prepayment or a voluntary prepayment), in addition to the payment of the subject principal amount and all unpaid accrued interest thereon, the Borrower shall be required to pay to the Agent, for the benefit of the Lenders based on their respective Pro Rata Shares thereof, a Prepayment Premium (as liquidated damages and compensation for the costs of the Lenders being prepared to make funds available hereunder with respect to the Term Loan) in an amount equal to (i) if such Voluntary Act Prepayment is made on or before the No Call Period End Date, the greater of (x) the Make Whole Amount with respect to the Affected Principal Amount subject to such Voluntary Act Prepayment and (y) five percent (5.00%) with respect to the Affected Principal Amount subject to such Voluntary Act Prepayment, (ii) if such Voluntary Act Prepayment is made after the No Call Period End Date but ~~on or~~ before the ~~second (2nd) anniversary of the Closing~~Second

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Amendment Effective Date, an amount equal to three percent (3.00%) of the Affected Principal Amount subject to such Voluntary Act Prepayment, (iii) if such Voluntary Act Prepayment is made ~~after the second (2nd) anniversary of the Closing~~on or after the Second Amendment Effective Date but on or before the third (3rd) anniversary of the Closing Date, an amount equal to one percent (1.00%) of the Affected Principal Amount subject to such Voluntary Act Prepayment, or (iv) if such Voluntary Act Prepayment is made after the third (3rd) anniversary of the Closing Date, an amount equal to zero percent (0%) of the Affected Principal Amount subject to such Voluntary Act Prepayment.  Each such Prepayment Premium shall be deemed fully earned, and due and payable, upon each such date that such Voluntary Act Prepayment made, or (if earlier) is required to be made, and shall not be refundable in whole or in part and shall not be subject to reduction or set-off under any circumstances. Borrower acknowledges and agrees that (x) the provisions of this Section 2.02(d) shall remain in full force and effect notwithstanding any rescission by Agent or Required Lenders of an acceleration with respect to all or any portion of the Obligations pursuant to Section 7.02 or otherwise, (y) payment of any Prepayment Premium under this Section 2.02(d) constitutes liquidated damages and not a penalty and (z) the actual amount of damages to the Agent and the Lenders or profits lost by the Agent and the Lenders as a result of such Voluntary Act Prepayment would be impracticable and extremely difficult to ascertain, and the Prepayment Premium under this Section 2.02(d) is provided by mutual agreement of the Borrower, Agent and Lenders as a reasonable estimation and calculation of such lost profits or damages of the Agent and the Lenders.

(e)Clearance. Payments received by Agent in respect of the Obligations after 12:00 noon New York time on any day shall be deemed to be received on the next succeeding Business Day, and if any payment is received by Agent other than by wire transfer of immediately available funds, such payment shall be subject to three (3) Business Days’ clearance prior to being credited to the Obligations for interest calculation purposes.

Use of Proceeds

.  The Borrower shall utilize the proceeds of the Term Loan solely (a) to refinance, in full on the Closing Date, the Indebtedness under the Existing Agreement, (b) to fund working capital growth and other general corporate purposes of the Borrower and (c) to pay Transaction Costs.

Further Obligations / Maximum Lawful Rate

.  With respect to all Obligations for which the interest rate is not otherwise specified herein (whether such Obligations arise hereunder or under other Loan Documents, or otherwise), such Obligations shall bear interest at the highest rate(s) in effect from time to time with respect to the Term Loan and shall be payable upon demand by the Agent.  In no event shall the interest or other amounts charged with respect to the Term Loan or any other Obligation exceed the maximum amount permitted under Applicable Law.  Notwithstanding anything to the contrary herein or elsewhere, if at any time the rate of interest payable or other amounts hereunder or under any other Loan Document (the “Stated Rate”) would exceed the highest rate of interest or other amount permitted under any Applicable Law to be charged (the “Maximum Lawful Rate”), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest and other amounts payable shall be equal to the Maximum Lawful Rate; provided, that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, Borrower shall, to the extent permitted by Applicable Law, continue to pay interest and such other amounts at the Maximum Lawful Rate until such time as the total interest and other such amounts received is equal to the total interest

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and other such amounts which would have been received had the Stated Rate been (but for the operation of this provision) the interest rate payable or such other amounts payable.  Thereafter, the interest rate and such other amounts payable shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply.  In no event shall the total interest or other such amounts received by the Agent or any Lender exceed the amount which it could lawfully have received had the interest and other such amounts been calculated for the full term hereof at the Maximum Lawful Rate. If, notwithstanding the prior sentence, the Agent or any Lender has received interest or other such amounts hereunder in excess of the Maximum Lawful Rate, such excess amount shall be applied to the reduction of the principal balance of the Term Loan or to other Obligations (other than interest) payable hereunder or under the other Loan Documents, and if no such principal or other Obligations are then outstanding, such excess or part thereof remaining shall be paid to the Borrower.  In computing interest payable with reference to the Maximum Lawful Rate applicable to the Agent or any Lender, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

Application of Payments

.  All amounts paid to or received by the Agent in respect of the Obligations, from whatever source (whether from any Loan Party pursuant to this Agreement, the Loan Party Guaranty, or any other Loan Document, any realization upon any Collateral or otherwise) shall, unless otherwise directed by the Borrower with respect to any particular payment (provided, if an Event of Default is then in existence, the Agent may disregard the Borrower’s direction), be applied by the Agent to the Obligations in such order as the Agent may elect when no Acceleration Event is in existence, and while an Acceleration Event is in existence (or absent such election by Agent when no Acceleration Event is in existence) shall be applied as follows:

(A)FIRST, to the payment of all fees (other than the Prepayment Premium), costs, expenses and indemnities then owing to Agent under this Agreement or any other Loan Document;

(B)SECOND, to the payment of all accrued and unpaid interest then owing to Agent in respect of any Agent Advances, until paid in full;

(C)THIRD, to the payment of all principal then owing to Agent in respect of any Agent Advances, until paid in full;

(D)FOURTH, to the payment of all fees (other than the Prepayment Premium), costs, expenses and indemnities then due and owing to Lenders in respect of the Term Loan, pro rata based on each Lender’s Pro Rata Share thereof, until paid in full;

(E)FIFTH, to the payment of all accrued and unpaid interest then due and owing to Lenders in respect of the Term Loan, pro rata based on each Lender’s Pro Rata Share thereof, until paid in full;

(F)SIXTH, pro rata to the payment of all principal of the Term Loan then due and owing, pro rata based on each Lender’s Pro Rata Share thereof, until paid in full;

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(G)SEVENTH, to the payment of the Prepayment Premium then due and owing, pro rata based on each Lender’s Pro Rata Share thereof, until paid in full; and

(H)EIGHTH, pro rata to the payment of all other Obligations then owing, until paid in full.

Section 2.06Obligations Unconditional/Withholding Taxes; Changes in Law.

(a)Obligations Unconditional/Withholding Taxes. The payment and performance of all Obligations shall constitute the absolute and unconditional obligations of the Borrower, and shall be independent of any defense or rights of set-off, recoupment or counterclaim which the Borrower or any other Person might otherwise have against the Agent, any Lender or any other Person.  All payments required (other than by the Agent to any Lender, or by the Agent or any Lender to any Loan Party) by this Agreement and/or the other Loan Documents shall be made in Dollars (unless payment in a different currency is expressly provided otherwise in the applicable Loan Document) and paid free of any deductions or withholdings for any taxes or other amounts and without abatement, diminution or set-off.  If any Loan Party is required by Applicable Law to make such a deduction or withholding from a payment hereunder or under any other Loan Document, such Loan Party shall pay to the Agent such additional amount as is necessary to ensure that, after the making of such deduction or withholding, the Agent and the Lenders receive (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made. Each Loan Party shall (i) pay the full amount of such deduction or withholding, which it is required to make by Applicable Law, to the relevant authority within the payment period set by Applicable Law, and (ii) promptly after any such payment, deliver to the Agent an original (or certified copy) of an official receipt issued by the relevant authority in respect of the amount withheld or deducted or, if the relevant authority does not issue such official receipts, such other evidence of payment of the amount withheld or deducted as is acceptable to the Agent in the Agent’s Discretion. Furthermore, the Loan Parties shall timely pay to the relevant governmental authority in accordance with Applicable Law, or at the option of the Agent timely reimburse Agent and the Lenders for the payment of, any Other Taxes.

(b)Changes in Law. If, at any time and from time to time after the Closing Date (or at any time before or after the Closing Date with respect to (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith shall, regardless of the date enacted, adopted or issued, or (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case for purposes of this clause (y) pursuant to Basel III), (i) any change in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (ii) any new law, regulation, treaty or directive enacted or application thereof, or (iii) compliance by the Agent or any Lender with any request or directive (whether or not having the force of law) from any governmental authority (A) subjects the Agent or any Lender to any tax, levy, impost, deduction, assessment, charge or withholding of any kind whatsoever with respect to any Loan Document, or changes the basis of taxation of payments to the Agent or any Lender of any amount payable thereunder (except for

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an Excluded Tax), (B) imposes, modifies or deems applicable any reserve (including any reserve imposed by the FRB), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by the Agent or any Lender or imposes on the Agent or any Lender any other condition affecting the Term Loan that bears interest at a rate determined by reference to the LIBOR Rate or its obligation to make the Term Loan that bears interest at a rate determined by reference to the LIBOR Rate the result of which is to increase the cost to (or to impose a cost on) the Agent or any Lender of making or maintaining the Term Loan that bears interest at a rate determined by reference to the LIBOR Rate, or (C) imposes on the Agent or any Lender any other condition or increased cost in connection with the transactions contemplated thereby or participations therein, and the result of any of the foregoing is to increase the cost to the Agent or any Lender of making or continuing the Term Loan or to reduce any amount receivable hereunder or under any other Loan Documents, then, in any such case, the Agent or such Lender shall, as soon as practicable thereafter, give written notice thereof to the Borrower, and the Borrower shall pay to the Agent or such Lender, as applicable, promptly following such notice, any additional amounts necessary to compensate the Agent or such Lender, on an after-tax basis, for such additional cost or reduced amount as reasonably determined by the Agent or such Lender.  Each such notice of additional amounts payable pursuant to this Section 2.06(b) submitted by the Agent or any Lender to the Borrower must also be sent to the Agent and shall, absent manifest error, be final, conclusive and binding for all purposes.

Taxes

.

(a)Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) (a “Foreign Lender”) for U.S. federal income tax purposes shall execute and deliver to Borrower and Agent, on or prior to the Closing Date (in the case of each Foreign Lender that is a party hereto on the Closing Date) or on or prior to the date of any assignment pursuant to which it becomes a Lender (in the case of each other Foreign Lender) one or more (as Borrower or Agent may reasonably request) IRS Forms W‑8ECI, W‑8BEN, W‑8BEN-E, W‑8IMY (as applicable) or other applicable form, certificate or document prescribed by the Code, the regulations issued thereunder or the United States Internal Revenue Service certifying as to such Foreign Lender’s entitlement to exemption from withholding or deduction of all relevant taxes, and, in the case of such Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code.  Such forms shall be delivered by each Foreign Lender on or before the date it becomes a party to this Agreement and on or before the date, if any, such Foreign Lender changes its applicable lending office by designating a different lending office.  Borrower shall not be required to pay additional amounts for United States federal withholding taxes to any Foreign Lender or indemnify such Foreign Lender for United States federal withholding taxes pursuant to Sections 2.06 and 2.07 to the extent that the obligation to pay such additional amounts or pay such taxes would not have arisen but for the failure of such Foreign Lender to comply with this paragraph.

(b)Each Lender and Agent that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to each of the Borrower and Agent a

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duly signed, properly completed IRS Form W-9 (or successor form) on or prior to the Closing Date (or on or prior to the date it otherwise becomes a party hereto), certifying that such Lender is entitled to an exemption from, or is otherwise not subject to, United States backup withholding tax.  Borrower shall not be required to pay additional amounts for United States federal withholding taxes to any Lender or indemnify such Lender for United States federal withholding taxes pursuant to Sections 2.06 and 2.07 to the extent that the obligation to pay such additional amounts or pay such taxes would not have arisen but for the failure of such Lender to comply with this paragraph.

(c)Each Lender required to deliver any forms, certificates, or other evidence with respect to United States federal income tax withholding matters pursuant to this Section 2.07 hereby agrees, from time to time, after the initial delivery by such Lender of such forms, certificates, or other evidence (and whenever a lapse in time or change in circumstance renders such forms, certificates, or other evidence obsolete or inaccurate in any material respect) to promptly deliver to Agent and Borrower one or more original copies of, as applicable, IRS Forms W-8BEN, W‑8BEN-E, W-8ECI, W-8IMY, or W-9, a certificate to the effect that such Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code, and such other documentation required by the Code, the regulations issued thereunder, or the United States Internal Revenue Service or otherwise by Applicable Law, all as reasonably requested by Borrower in writing to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income taxation with respect to payments made to such Lender under the Loan Documents. If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Sections 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent, at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower or the Agent, such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA or to determine, if necessary, the amount to deduct and withhold from such payment.  For the avoidance of doubt, for the purposes of this Section 2.07(c), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(d)Borrower shall indemnify the Agent and each Lender for the full amount of taxes (other than Excluded Taxes) arising in connection with this Agreement or any other Loan Document (including any such taxes imposed or asserted on or attributable to amounts payable under Sections 2.06 and 2.07) paid by Agent or each such Lender and any reasonable out-of-pocket third party expenses arising therefrom or with respect thereto (including reasonable attorneys’ fees), whether or not such taxes were correctly or legally imposed or asserted by the relevant governmental authority.

(e)This Section 2.07 and Section 2.06 shall remain operative and in full force and effect regardless of the expiration or any termination of this Agreement.

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Reversal of Payments

.  To the extent that any payment or payments made to or received by the Agent or any Lender pursuant to this Agreement or any other Loan Document are subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid to any trustee, receiver or other Person under any state, federal or other bankruptcy or other such Applicable Law, then, to the extent thereof, such amounts (and all Liens, rights and remedies therefore) shall be revived as Obligations and continue in full force and effect under this Agreement and under the other Loan Documents as if such payment or payments had not been received by the Agent or such Lender.  This Section 2.08 shall remain operative and in full force and effect regardless of the expiration or any termination of this Agreement.

Set-Off Rights

.  The Parent and the Borrower each agrees that the Agent, each Lender and each of their respective Affiliates have all rights of set-off and bankers’ lien provided by Applicable Law, and in addition thereto, the Parent and the Borrower each agrees that at any time an Event of Default has occurred and is continuing, the Agent and each Lender may (upon written notice to the Loan Parties) apply to the payment of any Obligations, whether or not then due, any and all balances, credits, deposits, accounts or moneys or other properties of any Loan Party then or thereafter with the Agent, any Lender or any of their respective Affiliates.  Notwithstanding the foregoing, no Lender shall exercise, or permit any of its Affiliates to exercise, any rights described in the preceding sentence without the prior written consent of the Agent.

Making of Payments; Settlement of Payments

.  All payments  made by the Borrower or any other Loan Party under any Loan Document to the Agent or any Lender shall be paid directly by the Borrower or such Loan Party to Agent (as opposed to any individual Lender) without setoff, recoupment or counterclaim and in immediately available funds by wire transfer to Agent’s account specified below (or to such other account designated in writing from time to time by Agent to Borrower) not later than 12:00 noon New York time on the date due, and funds received after that hour shall be deemed to have been received by Agent on the following Business Day. Wiring instructions for the Agent’s account are as follows:

Bank Name:	Citibank, N.A.
Bank Address:	153 East 53rd Street, 18th Floor
New York, NY 10022
Swift:	CITIUS33
ABA#:	021-000-089
Account Number:	6779035780
Account Name:	Comvest Capital IV, L.P.
Reference:	Vintage Stock, Inc.

The Agent shall promptly remit to each Lender its share of all principal payments received with respect to the Term Loan in collected funds by the Agent from the Borrower for the account of such Lender.  On the first Business Day of each month (each an “Interest Settlement Date”), the Agent will notify each Lender of the amount of such Lender’s applicable Pro Rata Share of

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interest on the Term Loan as of the end of the last day of the immediately preceding month.  Provided that such Lender is not a Defaulting Lender, the Agent will pay to such Lender, by wire transfer to such Lender’s account on the next Business Day following the Interest Settlement Date, such Lender’s Pro Rata Share of interest received in collected funds by the Agent from the Borrower for the account of such Lender for the immediately preceding month.  It is agreed and understood that, in the case of a Defaulting Lender, the Agent shall be entitled to set off the funding shortfall of such Defaulting Lender against such Defaulting Lender’s respective share of any payments received by or on behalf of any Loan Party.

Proration of Payments

.  If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of set-off or otherwise) on account of principal of or interest on the Term Loan (but excluding (i) any payment pursuant to Section 2.06 or Section 2.07 and (ii) participations and assignments pursuant to Sections 8.01 and 8.02) in excess of its applicable Pro Rata Share of payments and other recoveries obtained by all Lenders on account of principal of and interest on the Term Loan then held by them, then such Lender shall purchase from the other Lenders such participations in the Term Loan held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery.

Recordkeeping

. Agent, on behalf of each Lender, shall record in its records the date and amount of the portion of the Term Loan made by each Lender and each repayment thereof.  The aggregate unpaid principal amount so recorded shall be rebuttably presumptive evidence of the principal amount of the Term Loan owing and unpaid.  The failure to record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the Obligations of the Borrower hereunder or under any Note to repay the principal amount of the Term Loan hereunder, together with all interest accruing thereon.

Section 2.13Certain Provisions Regarding the LIBOR Rate.

(a)If the Agent determines (which determination shall be binding and conclusive on Borrower) in the Agent’s Discretion that, by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate, then the Agent shall promptly notify Borrower thereof and, so long as such circumstances shall continue, the Term Loan shall, unless then repaid in full, automatically bear interest at a per annum rate determined by reference to the Base Rate plus the Applicable Margin.

(b)If any change in, or the adoption of any new, law or regulation, or any change in the interpretation of any applicable law or regulation by any governmental or other regulatory body charged with the administration thereof, would make it (or in the good faith judgment of the Agent or any Lender cause a substantial question as to whether it is) unlawful for the Agent or such Lender to make, maintain or fund loans based on the

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LIBOR Rate, then the Agent or such Lender, as applicable, shall promptly notify Borrower and the Agent and, so long as such circumstances shall continue,  the Term Loan shall automatically bear interest at a per annum rate determined by reference to the Base Rate plus the Applicable Margin.

(c)Notwithstanding any provision of this Agreement to the contrary, the Agent and the Lenders shall be entitled to fund and maintain its funding of all or any part of its Pro Rata Share of the Term Loan in any manner it may determine at its sole discretion.

III. REPRESENTATIONS AND WARRANTIES

The Parent and the Borrower each hereby jointly and severally make the following representations and warranties to the Agent and the Lenders, in each case, as of the Closing Date, all of which representations and warranties shall survive the Closing Date and the making of the Term Loan, and are as follows:

Section 3.01Financial Matters.

(a)The Borrower has heretofore furnished to the Agent and the Lenders (i) the audited financial statements (including balance sheets, statements of income and statements of cash flows) of the Parent and its Subsidiaries as of September 30, 2017 for the twelve (12) month period then ended, and (ii) the unaudited financial statements of the Loan Parties as of April 30, 2018 for the seven (7) month period then ended (collectively, the “Financial Statements”).

(b)The Financial Statements (i) have been prepared in accordance with GAAP applied on a consistent basis for all periods (subject, in the case of unaudited statements, to the absence of full footnote disclosures, and to normal non-material year-end audit adjustments), (ii) are complete and correct in all material respects, (iii) fairly present in all material respects the financial condition of each Loan Party as of said dates, and the results of each of their operations for the periods stated, (iv) contain and reflect all necessary adjustments and accruals for a fair presentation, in all material respects, of the financial condition of each Loan Party and the results of each of their respective operations as of the dates of and for the periods covered by such Financial Statements, and (v) make full and adequate provision, subject to and in accordance with GAAP, for the various assets and liabilities (including deferred revenues) of the Loan Parties, fixed or contingent, and the results of each of their operations and transactions in its accounts, as of the dates and for the periods referred to therein.

(c)As of the Closing Date, except as set forth in Schedule 3.01 of the Disclosure Schedule, no Loan Party has any liabilities, obligations or commitments of any kind or nature whatsoever, whether absolute, accrued, contingent or otherwise (collectively “Liabilities and Contingencies”), including Liabilities and Contingencies under employment agreements and with respect to any “earn-outs”, stock appreciation rights, or related compensation obligations, except: (i) Liabilities and Contingencies disclosed or reflected in the Financial Statements or footnotes thereto, (ii) Liabilities and Contingencies incurred in the Ordinary Course of Business and consistent with past practice since the date of the most recent Financial Statements, or (iii) those Liabilities  and Contingencies which are not required to be disclosed or reflected under GAAP.  The reserves, if any, reflected on the consolidated balance sheet of the Parent included

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in the most recent Financial Statements are appropriate and reasonable.  As of the Closing Date, no Loan Party has had (during the periods covered by the Financial Statements) or presently does have any Indebtedness for money borrowed, outstanding obligations for the purchase price of property, contingent obligations or liabilities for taxes, or any unusual forward or long-term commitments,  except as specifically set forth or provided for in the Financial Statements or in Schedule 3.01 of the Disclosure Schedule.

(d)Since the date of the most recent Financial Statements through the Closing Date, except as set forth in Schedule 3.01 of the Disclosure Schedule, there has been no material adverse change in the working capital, condition (financial or otherwise), assets, liabilities, reserves, business, management or operations of any Loan Party, including the following:

(i)there has been no material change in any assumptions underlying, or in any methods of calculating, any bad debt, contingency or other reserve relating to any Loan Party;

(ii)there have been (A) no material write-downs in the value of any inventory of, and there have been no write-offs as uncollectible of any notes, Accounts or other receivables of any Loan Party other than write-offs of Accounts or other receivables reserved in full as of the date of the most recent Financial Statements, and (B) no reserves established for the uncollectibility of any notes, Accounts or other receivables of any Loan Party except to the extent that the same have been disclosed to the Agent and the Lenders in writing;

(iii)no debts have been cancelled, no claims or rights of substantial value have been waived and no properties or assets (real, personal or mixed, tangible or intangible) have been sold, transferred, or otherwise disposed of by any Loan Party except in the Ordinary Course of Business;

(iv)there has been no change in any method of accounting or accounting practice utilized by any Loan Party;

(v)no material casualty, loss or damage has been suffered by any Loan Party, regardless of whether such casualty, loss or damage is or was covered by insurance;

(vi)no Loan Party has received written notice of any changes in the policies or practices of any customer, supplier or referral source which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(vii)there has been no incurrence of (A) any liability or obligation outside of the Ordinary Course of Business, or (B) any Indebtedness other than Permitted Indebtedness;

(viii)there has been no declaration, setting aside or payment of any dividend or distribution or any other payment of any kind by any Loan Party to or in respect of any Capital Stock of any Loan Party; and

(ix)no action described in this Section 3.01(d) has been agreed to be taken by any Loan Party.

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Section 3.02Organization; Corporate Existence.

(a)Each of the Loan Parties (i) with respect to the Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri, (ii) with respect to each other Loan Party is duly organized and validly existing and in good standing under the laws indicated with respect to such other Loan Party on Schedule 3.02 of the Disclosure Schedule and is the type of entity indicated with respect to such other Loan Party on Schedule 3.02 of the Disclosure Schedule, (iii) has all requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted and as proposed hereafter to be conducted, (iv) is qualified to do business as a foreign entity in each jurisdiction in which the failure of such Loan Party to be so qualified could reasonably be expected to have a Material Adverse Effect, and (v) has all requisite right, power and authority to execute and deliver, and perform all of its obligations under, the Loan Documents to which it is a party and to consummate all of the transactions contemplated by the Loan Documents.  True and complete copies of the Organic Documents of each Loan Party, together with all amendments and modifications thereto, have been furnished to the Agent.

(b)The Borrower is a direct and Wholly-Owned Subsidiary of the Parent.  The outstanding Capital Stock of the Borrower, the Subsidiaries and the Parent, and the number and amount of all outstanding options, warrants, convertible securities, subscriptions and other rights to acquire Capital Stock of the Borrower, the Subsidiaries and the Parent, in each case, as of the Closing Date, are as set forth in Schedule 3.02 of the Disclosure Schedule.

(c)On the Closing Date, the Borrower has no Subsidiaries and the Parent has no Subsidiaries other than the Borrower.

Authorization

.

(a)The execution, delivery and performance by the Borrower and each other Loan Party of their respective obligations under the Loan Documents to which they are a party, and the consummation of each of the transactions contemplated hereby, have been duly authorized by all requisite corporate and other action and will not, either prior to or as a result of the consummation of the transactions contemplated by the Loan Documents: (i) violate any provision of Applicable Law, any order of any court or other agency of government, any provision of the Organic Documents of any such Person, or any Contract to which any such Person is a party, or by which any such Person or any assets or properties of any such Person are bound, or (ii) be in conflict with, result in a breach of, or constitute (after the giving of notice or lapse of time or both) a default under, or, except for any Lien in favor of Agent, for the benefit of Agent and the other Secured Persons, as may be provided in the Loan Documents, result in the creation or imposition of any Lien of any nature whatsoever upon any of the property or assets of Borrower or any other Loan Party pursuant to, any such Organic Document, Contract or otherwise.

(b)Except for the filing of amendments to financing statements in respect of any and all Lien filings against the Loan Parties under the Existing Agreement, no Loan Party is required to obtain any Government Approval, consent or authorization from, or to file any declaration or statement with, any governmental instrumentality or agency in connection with or

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as a condition to the execution, delivery or performance of any of the Loan Documents or any of the transactions contemplated hereby.

(c)Each of the Loan Documents constitutes the valid and binding obligation of each Loan Party (in each case to the extent a party thereto), enforceable against each such Loan Party in accordance with each of their respective terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or moratorium laws, or other similar laws affecting creditors’ rights and general principles of equity.

Litigation

.  Except as disclosed on Schedule 3.04 of the Disclosure Schedule, there is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending or, to the knowledge of the Parent or the Borrower, threatened against or affecting any Loan Party or any of their respective assets, which, if adversely determined, could, in the aggregate, reasonably be expected to have a Material Adverse Effect or result in liabilities to the Loan Parties in excess of $100,000.  Neither the Parent nor the Borrower has any knowledge of any state of facts, events, conditions or circumstances which could reasonably be expected to properly constitute grounds for or the basis of any suit, action, arbitration, proceeding or investigation (including any unfair labor practice charges, interference with union organizing activities, or other labor or employment claims) against or with respect to any Loan Party which, if adversely determined, could, in the aggregate, reasonably be expected to have a Material Adverse Effect or result in liabilities in excess of $100,000.

Material Contracts

.  Except as disclosed on Schedule 3.05(1) of the Disclosure Schedule, no Loan Party is (a) a party to any Contract the termination of which could reasonably be expected to have a Material Adverse Effect or (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (x) any Contract to which it is a party or by which any of its assets or properties is bound, which default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or result in liabilities in excess of $150,000 or (y) any Material Contract.  Except as disclosed on Schedule 3.05(2) of the Disclosure Schedule, no Loan Party is party to any (i) employment agreements covering the management of any Loan Party, (ii) collective bargaining agreements or other labor agreements covering any employees of any Loan Party, (iii) agreements for managerial, consulting or similar services to which any Loan Party is a party or by which it is bound, (iv) agreements regarding any Loan Party, its assets or operations or any investment therein to which any of its equity holders is a party, (v) patent licenses, trademark licenses, copyright licenses or other lease or license agreements to which any Loan Party is a party, either as lessor or lessee, or as licensor or licensee, (vi) distribution, marketing or supply agreements to which any Loan Party is a party, (vii) customer agreements to which any Loan Party is a party (in each case with respect to any Contract of the type described in the preceding clauses (i), (iii), (iv), (v), (vi) and (vii) requiring payments of more than $150,000 in the aggregate in any Fiscal Year), (viii) partnership agreements to which any Loan Party is a partner, limited liability company agreements to which any Loan Party is a member or manager, or joint venture agreements to which any Loan Party is a party, (ix) real estate leases  or (x) any other Contract to which any Loan Party is a party, in each case with respect to this clause (x), the  breach, nonperformance or cancellation of which could reasonably be expected to have a Material Adverse Effect (all types of Contracts (subject to any applicable thresholds expressly provided in

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this Section 3.05) referenced in this Section 3.05 are hereinafter referred to as “Material Contracts”).

Title to Properties

.  Each Loan Party has good title to all of its properties and assets, free and clear of all mortgages, security interests, restrictions, encumbrances and other Liens of any kind, except for restrictions on the nature of use thereof imposed by Applicable Law, and except for Permitted Liens, none of which materially interfere with the use and enjoyment of such properties and assets in the normal course of the Business Operations as presently conducted, or materially impair the value of such properties and assets for the purpose of such business.

Real Property

.  Schedule 3.07 of the Disclosure Schedule sets forth a correct and complete list of all Real Properties owned, leased or occupied by any Loan Party on the Closing Date, including a statement as to whether such property is owned, leased and or occupied by any Loan Party.  Each of the Loan Parties has a valid interest in each Real Property currently leased or occupied by the Loan Parties.  No Loan Party nor, to Parent’s or the Borrower’s knowledge, any other party thereto, is in material breach or violation of any requirements of any such lease; and such Real Properties are in good condition (reasonable wear and tear excepted) and are adequate for the current and proposed businesses of the Loan Parties.  The use of such Real Properties by the Loan Parties in the normal conduct of the Business Operations does not violate in any material respect any applicable building, zoning or other Applicable Law, ordinance or regulation affecting such Real Properties, and no covenants, easements, rights-of-way or other such conditions of record impair in any material respect any Loan Party’s use of such Real Properties in the normal conduct of the Business Operations.

Machinery and Equipment

.  The machinery and equipment owned and/or used by the Loan Parties is, as to each individual material item of machinery and equipment, and in the aggregate as to all such material machinery and equipment, in good and usable condition and in a state of good maintenance and repair (reasonable wear and tear excepted), and adequate for its use in the Business Operations.

Capitalization

.  Neither the Parent nor the Borrower, directly or indirectly, owns any Capital Stock of any other Person except that the Parent owns all of the Capital Stock issued by the Borrower.

Solvency

.  After giving effect to the Term Loan, the borrowings made by the Borrower under this Agreement, and the consummation of the transactions contemplated hereby:  (a) no Loan Party is insolvent or has unreasonably small capital for its business, (b) the fair saleable value of all of the assets and properties of each of each Loan Party exceeds the aggregate liabilities and Indebtedness of each such Loan Party (including contingent liabilities), (c) no Loan Party is contemplating either the filing of a petition under any state, federal or other bankruptcy or insolvency law, or the liquidation of all or any substantial portion of its assets or property, (d) no Loan Party has any knowledge of any Person contemplating the filing of any such petition against any Loan Party thereof, and (e) each Loan Party reasonably anticipates that it will be able to pay its debts as they mature.

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No Investment Company

.  No Loan Party is an “investment company” or a company “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

Margin Securities

. No Loan Party owns or has any present intention of acquiring any “margin security” or any “margin stock” within the meaning of Regulations T, U or X of the FRB (herein called “margin security” and “margin stock”).  None of the proceeds of the Term Loan will be used, directly or indirectly, for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry, any margin security or margin stock or for any other purpose which might constitute the transactions contemplated hereby a “purpose credit” within the meaning of said Regulations T, U or X, or cause this Agreement to violate any other regulation of the FRB or the Exchange Act, or any rules or regulations promulgated under such statutes.

Taxes

.

(a)All federal and material state, local and other tax returns and tax reports required to be filed by any Loan Party have been timely filed after giving effect to legally available extensions to file such returns with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed.  All federal and material state, local, foreign and other income, franchise, sales, use, property, excise, ad valorem, value-added, payroll and other taxes (including interest, penalties and additions to tax and including estimated tax installments where required to be filed and paid) due from or with respect to the Loan Parties have been fully paid, and appropriate accruals have been made on the Loan Parties’ books for taxes not yet due and payable.  All material taxes and other assessments and levies which any Loan Party is required by Applicable Law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper governmental authorities to the extent due and payable.  Except as set forth in Schedule 3.13 of the Disclosure Schedule, there are no material outstanding or pending claims, deficiencies or assessments for taxes, interest or penalties with respect to any taxable period of any Loan Party, and no outstanding tax Liens.

(b)Except as disclosed in Schedule 3.13 of the Disclosure Schedule, neither the Parent nor the Borrower has any knowledge or has received written notice of any pending audit with respect to any federal, state, local or other tax returns of any Loan Party, and no waivers of statutes of limitations have been given or requested with respect to any tax years or tax filings of any Loan Party.

(c)No Loan Party engages in any transaction or holds any investment that would give rise to non-deductible expenses, non-creditable taxes, or income inclusions under sections 162(c), (e), (f), (g), or (j), 280E, 901(j), 908, or 952(a) of the Code or similar laws.

ERISA

.  With respect to each obligation of any Loan Party or any ERISA Affiliate to make any contributions to any pension, profit sharing or other similar plan providing for deferred compensation to any employee as may now exist or may hereafter be established by such Loan Party or an ERISA Affiliate of such Loan Party, or for which such Loan Party or such ERISA Affiliate have a duty to contribute and which constitutes an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA:  (a) the Loan

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Parties or the subject ERISA Affiliate has paid when due all amounts necessary to fund such plan(s) in accordance with its terms and applicable law, including Section 412 of the Code, (b) except for normal premiums payable by the Loan Parties to the Pension Benefit Guaranty Corporation (“PBGC”), no Loan Party nor the subject ERISA Affiliate has taken any action which could reasonably be expected to result in any material liability to the PBGC, or any of its successors or assigns, (c) the present value of all accrued benefits thereunder has not at any time exceeded the value of the assets of such plan(s) allocable to such accrued benefits, (d) there have not been any transactions that could reasonably be expected to result in the imposition of any tax or penalty under Section 4975 of the Code or under Section 502 of ERISA on any Loan Party, (e) there has not been any termination or partial termination thereof (other than a partial termination resulting solely from a reduction in the number of employees of a Loan Party or an ERISA Affiliate of any Loan Party, which reduction is not anticipated by any Loan Party), and there has not been any “reportable event” (as such term is defined in Section 4043(b) of ERISA) on or after the effective date of Section 4043(b) of ERISA with respect to any such plan(s) subject to Title IV of ERISA, (f) no “accumulated funding deficiency” (within the meaning of ERISA) has been, (g) such plan(s) have been “qualified” within the meaning of Section 401(a) of the Code, and have been duly administered in all material respects in compliance with ERISA and the Code, and (h) no Loan Party is aware of any fact, event, condition or cause which could reasonably be expected to adversely affect the qualified status thereof.  As respects any “multiemployer plan” (as such term is defined in Section 3(37) of ERISA) to which any Loan Party or any ERISA Affiliate thereof has heretofore been, is now, or may hereafter be required to make contributions, any Loan Party or such ERISA Affiliate has made all required contributions thereto, and there has not been any “complete withdrawal” or “partial withdrawal” (as such terms are respectively defined in Sections 4203 and 4205 of ERISA) therefrom on the part of any Loan Party or such ERISA Affiliate.

Intellectual Property

.  The Loan Parties own or have the valid right to use all material patents, trademarks, copyrights, software, computer programs, equipment designs, network designs, equipment configurations, technology and other intellectual property used, marketed and sold in the Business Operations, and the Loan Parties are in compliance in all material respects with all licenses, user agreements and other such agreements regarding the use of intellectual property used in the Business Operations; and neither the Parent nor the Borrower has any knowledge that, or has received any written notice claiming that, any of such intellectual property infringes upon or violates the rights of any other Person.

Compliance with Laws

.  Except as set forth on Schedule 3.16 of the Disclosure Schedule: (a) the Loan Parties are in compliance, in all material respects, with all occupational safety, health, wage and hour, employment discrimination, environmental flammability, labeling and other Applicable Law; (b) no Loan Party is aware of any state or facts, events, conditions or occurrences which may now or hereafter constitute or result in a violation, in any material respect, of any Applicable Law, or which may reasonably be expected to give rise to the assertion of any such violation; (c) no Loan Party has received written notice of default or violation, nor is any Loan Party in default or violation, with respect to any judgment, order, writ, injunction, decree, demand or assessment issued by any court or any federal, state, local, municipal or other governmental agency, board, commission, bureau, instrumentality or department, domestic or foreign, relating to any aspect of any Loan Party’s business, affairs, properties or assets; and (d) no Loan Party has received written notice of or

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been charged with, or is, to the Parent’s or the Borrower’s knowledge, under investigation with respect to, any violation in any material respect of any provision of any Applicable Law.

Licenses and Permits

.  Each Loan Party has all federal, state, local and other licenses and permits required to be maintained in connection with and material to the Business Operations, and all such licenses and permits are valid and in full force and effect.   Each Loan Party has complied with the requirements of such licenses and permits in all material respects, and has received no written notice of any pending or threatened proceedings for the suspension, termination, revocation or limitation thereof.  No Loan Party is aware of any facts or conditions that could reasonably be expected to cause or permit any of such licenses or permits to be voided, revoked or withdrawn.

Insurance

.  Schedule 3.18 of the Disclosure Schedule lists all insurance coverages maintained by each Loan Party on the Closing Date, including the names of insurers, policy limits and deductibles in summary fashion.  No Loan Party has received written notice of cancellation or intent not to renew any of such policies, and there has not occurred, and no Loan Party is aware of any occurrence or the existence of any condition (other than general industry-wide conditions) such as could reasonably be expected to cause any of such insurers to cancel any of such insurance coverages, or could be reasonably likely to materially increase the premiums charged to any Loan Party for coverages consistent with the scope and amounts of coverages as in effect on the Closing Date.

Section 3.19Environmental Laws.

(a)Each Loan Party has complied in all material respects with all Environmental Laws relating to its business and properties, and to the knowledge of the Parent and the Borrower there exist no Hazardous Substances, nor underground storage tanks at, on, under or about, any of the Real Properties the existence of which could reasonably be expected to have a Material Adverse Effect or result in liabilities in excess of $50,000 in the aggregate to any Loan Party.

(b)No Loan Party has received written notice of any pending or threatened litigation or administrative proceeding which in any instance (i) asserts or alleges any violation of applicable Environmental Laws on the part of any Loan Party, (ii) asserts or alleges that any Loan Party is required to clean up, remove or otherwise take remedial or other response action due to the disposal, depositing, discharge, leaking or other release of any Hazardous Substances, or (iii) asserts or alleges that any Loan Party is required to pay all or any portion of the costs of any past, present or future cleanup, removal or remedial or other response action or compensation for damage to persons or property which arises out of or is related to the disposal, depositing, discharge, leaking or other release of any Hazardous Substances by any Loan Party.  To the Parent’s and the Borrower’s knowledge, no Loan Party is subject to any judgment, decree, order or citation related to or arising out of any Environmental Laws.  To the Parent’s and the Borrower’s knowledge, no Loan Party has been named or listed as a potentially responsible party by any governmental body or agency in any matter arising under any Environmental Laws.  No Loan Party is a participant in, nor does the Parent or the Borrower have knowledge of, any governmental investigation involving any of the Real Properties.

(c)No Loan Party nor, to the Parent’s and the Borrower’s knowledge, any other Person has caused or permitted any Hazardous Substances or other materials to be stored,

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deposited, treated, recycled or disposed of on, under or at any of the Real Properties which materials, if known to be present, could reasonably be expected to require or authorize cleanup, removal or other remedial action by any Loan Party under any applicable Environmental Laws.

Sensitive Payments

.  No Loan Party has (a) made any contributions, payments or gifts to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift is illegal under the Applicable Laws of the United States or the jurisdiction in which made or any other applicable jurisdiction, (b) established or maintained any unrecorded fund or asset for any purpose or made any false or artificial entries on its books, (c) made any payments to any Person with the intention that any part of such payment was to be used for any purpose other than that described in the documents supporting the payment, or (d) engaged in any “trading with the enemy” or other transactions violating any rules or regulations of the Office of Foreign Assets Control or any similar Applicable Laws, rules or regulations.

No Material Adverse Change

.  Since September 30, 2017, there has been no material adverse change in the business, operations, properties or condition (financial or otherwise) of any Loan Party.

No Default

.  After giving effect to the Assignment Agreement, no Default or Event of Default has occurred and is continuing.

Brokers

.  Except as set forth on Schedule 3.23 of the Disclosure Schedules, and except for fees payable to the Agent and the Lenders pursuant to the Loan Documents, no broker, finder or other intermediary has brought about the obtaining, making or closing of the transactions contemplated by the Loan Documents, and no Loan Party, has or will have any obligation to any Person in respect of any finder’s or brokerage fees in connection herewith or therewith.

Full Disclosure

.  No statement of fact made in writing (other than the projections or any other forward-looking information and any information of a general economic or industry-specific nature) by or on behalf of any Loan Party or any Affiliate thereof in this Agreement or any other Loan Document, or in any information memorandum, business summary, agreement, certificate, schedule or other statement or report furnished by or on behalf of any Loan Party or Affiliate thereof to the Agent or any Lender pursuant to, or in connection with, this Agreement or any other Loan Document, when taken as a whole, contained, as of the date such statement of fact was furnished, any untrue statement of a material fact, or omitted to state, as of the date such statement of fact was furnished, any material fact necessary to make any statements contained herein or therein not misleading.  All financial projections delivered by or on behalf of any Loan Party or Affiliate thereof to the Agent or any Lender pursuant to, or in connection with, this Agreement or any other Loan Document (i) were prepared by such Person in good faith, (ii) were prepared in accordance with assumptions which were reasonable at the time such projections were so delivered (and, if later, were also reasonable on the Closing Date) and (iii) reflect the Loan Parties’ judgment based on circumstances at the time such projections were delivered of the most likely set of conditions and course of action for the projected period (it being understood that such projections are subject to uncertainties and contingencies, many of

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which are beyond the control of the Loan Parties, that actual results may vary from projected results and that such variances may be material).

IV. CONDITIONS OF MAKING THE TERM LOAN

The obligation of each Lender to make its Pro Rata Share of the Term Loan on the Closing Date is subject to the following conditions precedent, all of which must be satisfied in a manner acceptable to the Agent (and as applicable, pursuant to documentation which is in form and substance acceptable to the Agent):

Representations and Warranties

.  The representations and warranties set forth in Article III hereof and in the other Loan Documents shall be true and correct on and as of the Closing Date both before and after giving effect to the transactions contemplated hereby (including the funding of the Term Loan).

Loan Documents

.  Agent shall have received each of the following:

(a)this Agreement duly executed by Agent, each Lender, Borrower and Parent;

(b)the Notes, to the extent requested by a Lender, duly executed by Borrower;

(c)the Collateral Agreement and any and all other Security Documents required by the Agent at the Closing Date, in each case duly executed by the Loan Parties party thereto;

(d)the Agent Payments Letter duly executed by the Borrower and the Agent;

(e)the Management Fee Subordination Agreement duly executed by the Agent and the Sponsor;

(f)the Intercreditor Agreement duly executed by the Agent and the Revolving Lender;

(g)the Seller Debt Subordination Agreement duly executed by the Sellers, Sponsor and the Agent;

(h)the Sponsor Debt Subordination Agreement duly executed by the Sponsor and the Agent;

(i)the Intercompany Subordination Agreement duly executed by the Agent and the Loan Parties;

(j)the Loan Party Guaranty duly executed by each of the Loan Parties party thereto;

(k)the Sponsor Guaranty duly executed by the Sponsor;

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(l)the Assignment Agreement duly executed by the Agent, the Existing Term Agent, the assigning lenders party thereto, the assignee lenders party thereto, Parent and Borrower;

(m)the Amendment and Restatement Agreement duly executed by the Agent, the lenders party thereto, Parent and Borrower;

(n)a certificate or certificates of insurance evidencing the insurance required by Section 5.01(c);

(o)a Borrowing Notice duly executed by the Borrower;

(p)a duly executed certificate of the Secretary or an Assistant Secretary of each Loan Party party to any Loan Document, certifying (i) the adoption of resolutions of the boards of directors (or other comparable body) of such Person authorizing and directing the execution and delivery of the Loan Documents to which such Person is a party and all further agreements, instruments, certificates and other documents to be delivered pursuant hereto and thereto to which such Person is a party; (ii) the names of the officers of each such Person who are authorized to execute and deliver the Loan Documents to which such Person is a party and all other agreements, instruments, certificates and other documents to be delivered pursuant hereto and thereto to which such Person is a party, together with the true signatures of such officers (it being understood and agreed that the Agent may conclusively rely on such certificate until the Agent shall receive any further such certificate canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate) and (iii) copies of the Organic Documents (certified by the Secretary of State or other appropriate governmental official, as applicable, with respect to each certificate of incorporation or formation) of each such Person;

(q)a certificate of the Secretary of State or other appropriate governmental official of the jurisdiction of incorporation or formation, as applicable, of each Loan Party party to any Loan Document of each jurisdiction in which such Person is qualified to do business as a foreign corporation, dated reasonably prior to the Closing Date, stating that such Person is duly formed or qualified and in good standing in such jurisdiction; and

(r)such other agreements, instruments, documents, proxies and certificates (including satisfactory lien and judgment searches and payoff letters and release letters, if any, respecting the Loan Parties) as the Agent or its counsel may require, and including such other agreements instruments, documents and certificates listed on any closing checklist delivered to the Borrower by the Agent.

Due Diligence/Approval

.  The Agent shall have completed its business (including background checks on Jon Isaac, Rodney Spriggs, Seth Bayless and Mark Szafranowski) and legal due diligence pertaining to the Loan Parties and the transactions contemplated hereby with results thereof satisfactory to the Agent in its sole discretion, and the Term Loan and this Agreement shall have been approved by the Agent’s Investment Committee.

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Quality of Earnings Report

.  The Agent shall have received a third party accounting and tax due diligence report on the Loan Parties in form and substance satisfactory to the Agent.

[Reserved]

.

Legal Opinions

.  The Agent shall have received the favorable written opinions of Mann Conroy, LLC, Rice Reuther Sullivan & Carrol, LLP and Venable LLP, counsel for each Loan Party and the Sponsor, dated the Closing Date, with respect to the Loan Documents and the transactions contemplated thereby.

Maximum Senior Leverage Ratio

.  After giving pro forma effect to the making of the Term Loan, the consummation of the transactions contemplated hereby and the payment of all Transaction Costs, the Senior Leverage Ratio for the twelve (12) month period ending March 31, 2018 shall not be greater than 2.66:1.00.

Revolving Facility

.  As of the Closing Date, the Agent shall have received evidence that Total Utilization of the Revolving Commitments does not exceed $10,250,000 and that the total Revolving Commitments are equal to $12,000,000. Agent shall have received a fully executed or conformed copy of each Revolving Loan Document.  Each Revolving Loan Document shall be in full force and effect and shall include terms and provisions reasonably satisfactory to Agent, including such amendments and modifications requested by Agent to permit the Term Loan, the Liens securing the Term Loan, this Agreement and the other Loan Documents.

Sponsor Equity Contribution

.  Agent shall have received evidence that Parent shall have received an equity contribution (in the form of cash common equity or preferred stock on terms and conditions reasonably satisfactory to Agent) in an amount not less than $4,000,000 (the “Sponsor Equity Contribution”). Parent shall have made an equity contribution to the Borrower in an amount equal to the Sponsor Equity Contribution.

Seller Note; Sponsor Note

.  Agent shall have received all Seller Subordinated Note Documents and all Sponsor Subordinated Note Documents, in each case duly executed by the parties thereto in form and substance satisfactory to the Agent.

Fees and Reimbursements

.  Borrower shall have paid all fees, costs and expenses due and payable under this Agreement and the other Loan Documents on the Closing Date.

Further Matters

.  All legal matters, and the form and substance of all documents, incident to the transactions contemplated hereby shall be satisfactory to the Agent.

No Default

.  No Default or Event of Default shall have occurred and be continuing or would result from the making of the Term Loan or the consummation of the transactions contemplated hereby.

Pro Forma Financial Covenant Compliance

.  After giving pro

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forma effect to the making of the Term Loan and the consummation of the transactions contemplated hereby, the Borrower is in compliance on a pro forma basis with the covenants set forth in Section 6.18 recomputed for the most recently ended month for which information is available using the financial covenant levels for the first testing date set forth in Section 6.18.

V. AFFIRMATIVE COVENANTS

Each of the Parent and the Borrower hereby covenants and agrees that, from the Closing Date and until all Obligations (whether now existing or hereafter arising) have been paid in full and all lending commitments (if any) under each of the Loan Documents have been terminated, the Parent and the Borrower shall, and shall cause each of their respective Subsidiaries to:

Corporate; Insurance; Material Contracts; Laws

.  Do or cause to be done all things necessary to at all times (a) preserve, renew and keep in full force and effect its corporate or other legal existence, and all rights, licenses, permits and franchises that are necessary to the conduct of the Business Operations, (b) maintain, preserve and protect all of its franchises and trade names, and preserve all of its property that is material to the conduct of the Business Operations, and keep the same in good repair, working order and condition (reasonable wear and tear excepted), and from time to time make, or cause to be made, all repairs, renewals, replacements, betterments and improvements thereto necessary so that the Business Operations carried on in connection therewith may be conducted at all times in the Ordinary Course of Business, (c) maintain insurance in amounts, on such terms and against such risks (including fire and other hazards insured against by extended coverage, and public liability insurance covering claims for personal injury, death or property damage, business interruption insurance, and key person life insurance on the lives of Rodney Spriggs and Steve Wilcox with coverage in the amounts of $12,000,000 and $6,000,000, respectively) as are both maintained as of the Closing Date and as are customary for companies of similar size in the same or similar businesses and operating in the same or similar locations as well as all such other insurance as is required by the Agent in Agent’s Discretion, each of which policies shall be issued by a financially sound and reputable insurer satisfactory to the Agent in Agent’s Discretion, and shall name the Agent, for the benefit of the Agent and the other Secured Persons, as lender’s loss payee and additional insured (as applicable) as its interest appears and, unless otherwise agreed to by Agent, provide for the Agent to receive written notice thereof at least thirty (30) days prior to any cancellation of the subject policy, and (d) comply in all material respects with all Material Contracts to which it is a party or by which its assets or properties are bound, all benefit plans which it maintains or is required to contribute to, and all Applicable Laws (including all applicable Environmental Laws and all Applicable Laws referred to in Sections 3.19 and 3.20), and all requirements of its insurers, whether now in effect or hereafter enacted, promulgated or issued.  The Borrower shall provide to the Agent certificates from the applicable insurers evidencing all such required insurance promptly upon request.

a.Unless Borrower provides the Agent with a certificate of insurance or other evidence of the continuing insurance coverage required by this Agreement within five (5) Business Days of the Agent’s written request, the Agent may purchase insurance of the type described in the preceding

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paragraph at Borrower’s expense to protect the Agent’s and each other Secured Person’s interests.  This insurance may, but need not, protect any Loan Party’s interests.  The coverage that the Agent purchases may, but need not, pay any claim that is made against any Loan Party in connection with their assets.  Borrower may later cancel any insurance purchased by the Agent, but only after providing the Agent with evidence that Borrower has obtained the insurance coverage required by this Agreement.  If the Agent purchases such insurance, as set forth above, Borrower shall be responsible for the costs of that insurance, including interest and any other charges that may be imposed with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance and the costs of the insurance may be added to the principal amount of the Term Loan owing hereunder.

Taxes

.  File, pay and discharge, or cause to be paid and discharged, all federal, state and other material taxes, assessments and governmental charges or levies imposed upon any Loan Party or upon its income and profits or upon any of its property (real, personal or mixed) or upon any part thereof, before the same shall become in default or past-due, as well as all lawful claims for labor, materials, supplies and otherwise, which, if unpaid when due, could reasonably be expected to become a Lien or charge upon such property or any part thereof; provided, however, that no Loan Party shall be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as (a) the validity thereof shall be being diligently contested by the Loan Parties in good faith by appropriate proceedings which result in the stay of any enforcement thereof and the Loan Parties shall have set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim so contested, and (b) payment with respect to any such tax, assessment, charge, levy or claim shall be made before any Person has the right to seize or sell any property of any Loan Party in satisfaction thereof.

Notices of Certain Material Events

.  Give prompt (but in any case no later than three (3) Business Days after the occurrence of) written notice to the Agent and each Lender of (a) any proceedings instituted against any Loan Party in any federal, state or other court or before any commission or other regulatory body, whether federal, state or other, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect or could result in liabilities in excess of $100,000 in the aggregate, and of any adverse determination in any such proceeding, (b) the occurrence of any casualty to any Collateral with an aggregate value in excess of $100,000 (whether or not covered by insurance, the value of which being determined immediately prior to giving effect to such casualty), (c) any event that could reasonably be expected to result in any Material Adverse Effect, any Default or any Event of Default, (d) any actual or alleged breaches of any Material Contract (to the extent such breach was committed by a Loan Party or for which any Loan Party has obtained knowledge) or termination or threat in writing to terminate any Material Contract or any amendment to or modification of any Material Contract and (e) any change in any Loan Party’s certified accountant or resignation, or decision not to stand for re‑election, by any member of any Loan Party’s board of directors (or other comparable body), or any other change in the composition of

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any Loan Party’s board of directors (or other comparable body), and in each case the action that each Loan Party has taken, is taking, or proposes to take with respect thereto.

Periodic Reports

.  Furnish to the Agent and each Lender:

(a)Within one hundred and five (105) calendar days after the end of each Fiscal Year, consolidated balance sheets, and consolidated and consolidating statements of income, statements of stockholders’ equity, and statements of cash flows of the Parent and its Subsidiaries, together with footnotes and supporting schedules thereto, certified (as to the consolidated statements) by a nationally recognized independent certified public accounting firm selected by the Borrower and satisfactory to the Agent in the Agent’s Discretion, showing the financial condition of the Parent and its Subsidiaries at the close of such Fiscal Year and the results of operations of the Loan Parties during such Fiscal Year;

(b)Within forty-five (45) calendar days after the end of each Fiscal Quarter, consolidated and consolidating unaudited balance sheets, statements of income and statements of cash flows of the Parent and its Subsidiaries, together with supporting schedules thereto, prepared by the Parent and certified by the Borrower’s Chief Financial Officer, such balance sheets to be as of the close of such Fiscal Quarter and such statements of income and statements of cash flows to be for the period from the beginning of the then-current Fiscal Year to the end of such Fiscal Quarter, together with comparative statements of income and cash flows for the corresponding period in the immediately preceding Fiscal Year, in each case subject to the absence of footnotes and normal audit and year-end adjustments;

(c)Within thirty (30) calendar days after the end of each calendar month, consolidated and consolidating unaudited balance sheets, statements of income and statements of cash flows of the Parent and its Subsidiaries, together with supporting schedules thereto, prepared by the Parent and certified by the Borrower’s Chief Financial Officer, such balance sheets to be as of the close of such calendar month and such statements of income and statements of cash flows to be for the period from the beginning of the then-current Fiscal Year to the end of such calendar month, together with comparative statements of income and cash flows for the corresponding period in the immediately preceding Fiscal Year, in each case subject to the absence of footnotes and normal audit and year-end adjustments;

(d)Concurrently with the delivery of each of the financial statements required by Sections 5.04(a), 5.04(b) and 5.04(c), (i) a Compliance Certificate (signed by the Chief Financial Officer of the Borrower), (w) certifying that such person has examined the provisions of this Agreement and the other Loan Documents and that no Default or Event of Default has occurred and is continuing, (x) when delivered in connection with the financial statements required by Sections 5.04(a) and 5.04(b), certifying to, and setting forth (in reasonable detail), the calculations supporting such statements in respect of Section 6.18, to the extent applicable, (y) certifying that such financial statements fairly present in all material respects the financial condition and results of operations of the Parent and its Subsidiaries as of the dates and periods covered by such financial statements and have been prepared in accordance with GAAP applied on a consistent basis, subject to, in the case of the financial statements delivered pursuant to Sections 5.04(b) and 5.04(c), changes resulting from audit and normal year‑end adjustments and the absence of footnote disclosures, and (z) when delivered in connection with the financial

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statements required by Section 5.04(c), certifying to, and attaching, the monthly profit and loss statement for each retail location of the Loan Parties, and (ii) with respect to each such financial statements being delivered with respect to a period ending on the last day of a Fiscal Quarter, a management discussion and analysis, in form and detail reasonably acceptable to Agent, describing the performance of the Parent and its Subsidiaries for such periods;

(e)As soon as approved by the Borrower’s board of directors (or other comparable body) (but in any event not later than 30 days following the beginning of each Fiscal Year), a budget and operating plan (on a month-by-month basis) for such Fiscal Year, in such detail as may be required by the Agent in Agent’s Discretion, and promptly following the preparation thereof, any material updates to any of the foregoing from time to time prepared, if any;

(f)As and when distributed to each Loan Party’s direct and indirect equityholders, copies of all proxy materials, reports and other information which each Loan Party provides to its equityholders; and as and when distributed to any other holders of Indebtedness of any Loan Party, copies of all reports, statements and other information provided to such holders;

(g)As soon as practical (but in no event more than two (2) Business Days from the receipt or delivery thereof), all default notices, acceleration notices, collateral reports or other material information, notices and/or reports delivered to or from the Revolving Lender relating to the Revolving Loan Documents or from the holder of any Subordinated Debt relating to such Subordinated Debt; ~~and~~

(h)No later than one (1) Business Day after each Liquidity Determination Date, a Liquidity Report calculated as of such Liquidity Determination Date;

(i)As and when distributed to the Revolving Lender, each borrowing base certificate delivered under the Revolving Loan Credit Agreement; provided, that the Borrower shall provide the Agent with a borrowing base certificate, calculated in accordance with the Revolving Loan Documents and signed by a financial officer of the Borrower, no less than once per calendar week;

(j)On the first (1st) Business Day of each calendar week, a weekly cash flow forecast for the 13-week period commencing on such date together with a variance analysis, in form and substance satisfactory to the Agent in Agent’s Discretion;

(k)On the first (1st) Business Day of each calendar week, a store level sales data report for the prior calendar week, in the form delivered by the Borrower to the Agent prior to the Second Amendment Effective Date; and

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(l)~~(h)~~ Promptly, from time to time, such other information regarding any Loan Party’s operations, assets, business, affairs and financial condition, as the Agent may request in Agent’s Discretion.

Books and Records; Inspection

.  Maintain centralized books and records regarding the Business Operations at the Borrower’s principal place of business, and permit the Agent (accompanied by any Lender who is an Affiliate or Related Fund of Comvest, along with representatives of, advisors of, and other professionals retained by or on behalf of, the Agent or such Lender) to inspect (provided that Borrower shall only be required to reimburse Agent for up to one such inspection, for costs, fees and expenses actually incurred by Agent in connection therewith in an amount not to exceed $35,000 in the aggregate, in any Fiscal Year plus any additional inspections that are conducted during the existence of an Event of Default), at any time during normal business hours (or at any time during the existence of an Event of Default), upon at least three (3) Business Days’ advance notice (provided that no such notice shall be required during the existence of an Event of Default), all of each Loan Party’s various books, records, operations and properties, to make copies, abstracts and/or reproductions of such books and records, and to discuss the business, financials and affairs of the Loan Parties with the management, employees, customers, suppliers, accountants, representatives and advisors of the Loan Parties (provided that, if, and to the extent, such information, in the reasonable good faith judgment of such Loan Party is not appropriate to be discussed in the presence of the Agent or such Lender in order to avoid a conflict of interest with respect to a material matter or, upon and consistent with the advice of legal counsel to the Loan Parties, is necessary to preserve the attorney-client privilege with respect to any matter, then to the extent the disclosure of any information related to such issue would cause such a conflict of interest or would result in the loss of such attorney-client privilege, such information may be withheld by such Person), and to consult with and advise the officers and management of the Loan Parties with respect to such Loan Parties’ business, finances and affairs, which consultation and advice the Loan Parties shall cause such officers and management to give due consideration, though such officers and management are not required to follow such advice.

Accounting

.  Maintain a standard system of accounting in order to permit the preparation of financial statements in accordance with GAAP applied on a consistent basis.

Environmental Response

.  In the event of any material discharge, spill, injection, escape, emission, disposal, leak or other Release of Hazardous Substances in amounts in violation of applicable Environmental Laws by any Loan Party on any Real Property owned or leased by any Loan Party, which is not authorized by a permit or other approval issued by the appropriate governmental agencies and which requires notification to or the filing of any report with any federal, state or other governmental agency, the Parent and the Borrower shall, and shall cause each of its Subsidiaries to, promptly: (a) notify the Agent and each Lender; and (b) comply with the notice requirements of the Environmental Protection Agency and applicable governmental agencies, and take all steps necessary to promptly clean up such discharge, spill, injection, escape, emission, disposal, leak or other Release in accordance with all applicable Environmental Laws and the Federal National Contingency Plan, and, if required, receive a certification from all applicable state agencies or the Environmental Protection Agency, that such Real Property has been cleaned up to the satisfaction of such agency(ies).

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Management

.  Cause Rodney Spriggs to continue to be employed as, and to actively perform the duties of, the Chief Executive Officer of each Loan Party unless a successor is appointed within sixty (60) days after the termination of such individual’s employment, and such successor is satisfactory to the Agent in Agent’s Discretion.

Use of Proceeds

.  Cause all proceeds of the Term Loan to be utilized solely in the manner and for the purposes set forth in Section 2.03.

Future Subsidiaries

.  At any time and from time to time when any Loan Party proposes to form or acquire any Subsidiary subsequent to the Closing Date, the Borrower shall give written notice thereof to the Agent reasonably in advance of (and in no event less than thirty (30) days prior to) the formation or acquisition of such Subsidiary. Prior to, or concurrently with, the formation or acquisition of such Subsidiary, the Borrower shall provide the Agent with true and complete copies of the Organic Documents of such Subsidiary and a written notice stating, with respect to such Subsidiary, (a) its proper legal name, (b) its jurisdiction of incorporation or formation, (c) the jurisdictions (if any) in which it is qualified or is required to be qualified to do business as a foreign entity, (d) the number of shares of Capital Stock and (e) the record owners of such outstanding Capital Stock. The Borrower shall cause such new Subsidiary to, contemporaneously with the formation or acquisition of such new Subsidiary execute and deliver (i) a joinder to the Loan Party Guaranty as a guarantor thereunder (and/or such other guaranty of all of the Obligations required by the Agent) in form and substance satisfactory to the Agent in the Agent’s Discretion, (ii) a joinder to the Collateral Agreement (and/or such other Security Documents required by the Agent) as a grantor thereunder (with completed perfection certificate) in form and substance satisfactory to the Agent in the Agent’s Discretion, (iii) a joinder to the Intercompany Subordination Agreement as a Subordinated Creditor in form and substance satisfactory to the Agent in the Agent’s Discretion, and (iv) other Security Documents and Loan Documents as required by Agent in the Agent’s Discretion, all which must be in form and substance satisfactory to the Agent in the Agent’s Discretion and to the extent required by the Agent must be accompanied by legal opinions and other documents in form and substance satisfactory to the Agent in the Agent’s Discretion.  Notwithstanding the foregoing, this Section 5.10 shall not limit any of the other provisions of this Agreement or of any other Loan Document that restrict the Loan Parties from forming or otherwise acquiring any Subsidiary.

Further Assurances

.  Each of the Parent and the Borrower shall, and shall cause each Subsidiary, at their own cost and expense, to promptly and duly take, execute, acknowledge and deliver (or cause to be duly taken, executed, acknowledged and delivered) all such further acts, documents and assurances as may from time to time be necessary or as the Agent may from time to time in the Agent’s Discretion require in order to (a) carry out the intent and purposes of the Loan Documents and the transactions contemplated thereby, (b) establish, create, preserve, protect and perfect a first priority Lien (subject only to Permitted Liens) in favor of the Agent, for the benefit of Agent and each other Secured Person, in all real and personal property (wherever located) from time to time owned by the Loan Parties and in all Capital Stock from time to time issued by the Borrower and each Subsidiary, and (c) cause the Parent and each Subsidiary to guarantee all of the Obligations, all pursuant to documentation that is in form and substance satisfactory to the Agent in the Agent’s Discretion.

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[Reserved]

.

Board Observation Rights

.  Cause Comvest (provided that, in the event that none of Comvest, its Affiliates and or Related Funds is a Lender, then the Lender with the then greatest Pro Rata Share of all of the Term Loan shall have the rights afforded to Comvest under this Section 5.13 and all references in this Section 5.13 to Comvest shall be deemed to be a reference to such Lender) to have the right to designate one representative, who shall: (a) receive prior notice (no later than such notice is given to the members of the board of directors (or other comparable body), the equityholders, and the committee members, as applicable) of all meetings (both regular and special) of the board of directors (or other comparable body) and of the equityholders of each Loan Party and each committee of any such board of directors (or other comparable body); (b) be entitled to attend (or, at the option of such representative, monitor by telephone) all such meetings; (c) receive all notices, information, reports and minutes of meetings, which are furnished (or made available) to the members of any such board of directors (or other comparable body) and/or committee and/or equityholders in their respective capacities as such at the same time and in the same manner as the same is furnished (or made available) to such members and equityholders; and (d) be entitled to participate in all discussions conducted at such meetings; provided, however, that if, and to the extent, an issue is to be discussed or otherwise arises at any meeting of the board of directors (or comparably body) of any Loan Party which, in the reasonable good faith judgment of such board of directors (or comparable body) is not appropriate to be discussed in the presence of such representative of Comvest in order to avoid a conflict of interest with respect to a material matter on the part of such non-voting observer or, upon and consistent with the advice of legal counsel to the Loan Parties, is necessary to preserve an attorney-client privilege with respect to any matter, then to the extent a discussion of such issue would cause such a conflict of interest or would result in the loss of such attorney-client privilege, such issue may be discussed without such representative of Comvest present, and such representative of Comvest may be excluded from distribution of applicable portions of related materials or related draft resolutions or consents.  If any action is proposed to be taken by any such board of directors (or other comparable body), equityholders and/or committee by written consent in lieu of a meeting, the Parent and the Borrower shall give, or shall cause to be given, written notice thereof to such representative of Comvest, which notice shall describe in reasonable detail the nature and substance of such proposed action and shall be delivered not later than the date upon which any member of any such board of directors (or other comparable body), equityholders and/or committee receives the same.  The Parent and the Borrower shall furnish, or shall cause to be furnished, to such representative a copy of each such written consent not later than five (5) days after it has been signed by a sufficient number of signatories to make it effective. At least two times per Fiscal Year, Borrower shall hold a scheduled meeting of Borrower’s executive officers to review Borrower’s business and operations, and the rights of Comvest and each Lender, and the limitations thereon, set forth in this Section 5.13 with respect to meetings of Borrower’s board of directors shall apply mutatis mutandis with respect to each such meeting of Borrower’s executive officers.

Section 5.14Post-Closing Deliveries.

In consideration for Agent and Lenders agreeing to fund the Term Loan hereunder even though the following items required as conditions precedent under Section 4.02 were not

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satisfied on the Closing Date, the Loan Parties shall deliver, or cause to be delivered, to Agent, or otherwise complete to Agent’s satisfaction in its sole discretion, the following items within the time periods designated below (unless such time periods are extended by Agent in its sole discretion pursuant to its written consent):

(a)Within 30 days of the Closing Date, loss payable and additional insured endorsements evidencing the insurance required by Section 5.01(c).

Seller Subordinated Debt Contributions

.  Cause Sponsor to make each Seller Subordinated Debt Contribution to the Parent for so long as any Seller Subordinated Debt is outstanding, for application in accordance with the Seller Debt Subordination Agreement; provided, that if the Senior Leverage Ratio is less than 2.25:1.00 as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.04(b), the Sponsor shall not be required to make, and the Loan Parties shall not be required to cause the Sponsor to make, any Seller Subordinated Debt Contribution to the Parent until such time as the Senior Leverage Ratio is greater than or equal to 2.25:1.00 as of the last day of any subsequent Fiscal Quarter. Notwithstanding the foregoing, the Sponsor shall not be required to make a Seller Subordinated Debt Contribution on the first (1st) Business Day following June 30, 2020.

Specified 2020 Equity Contributions

.  On or prior to April 22, 2020, the Borrower shall have received, directly or indirectly, an equity contribution (in the form of cash common equity or preferred stock on terms and conditions reasonably satisfactory to Agent) from the Sponsor in cash in an amount not less than $1,000,000 (the “First 2020 Equity Contribution”). Subject to the terms and conditions set forth in the Sponsor Guaranty, the Borrower shall have received, directly or indirectly, an equity contribution (in the form of cash common equity or preferred stock on terms and conditions reasonably satisfactory to Agent) from the Sponsor in cash on such date, and in such amount, as determined by the Sponsor and Agent, acting reasonably (the “Second 2020 Equity Contribution” and, together with the First 2020 Equity Contribution, the “Specified 2020 Equity Contributions”).

VI. NEGATIVE COVENANTS

Each of the Parent and the Borrower hereby covenants and agrees that, until all Obligations (whether now existing or hereafter arising) have been paid in full and all lending commitments (if any) under each of the Loan Documents have been terminated, neither the Parent nor the Borrower shall, and neither the Parent nor the Borrower shall permit any Subsidiary to, directly or indirectly:

Indebtedness

. Incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness, other than:

(a)the Obligations;

(b)Revolving Loans in an aggregate principal amount at any time outstanding not to exceed $12,000,000 solely to the extent the Revolving Loans are subject to the Intercreditor Agreement;

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(c)Indebtedness existing on the date of this Agreement and described on Schedule 3.01 of the Disclosure Schedule;

(d)Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring any fixed asset (including through Capitalized Leases), in an aggregate principal amount at any time outstanding not greater than $100,000;

(e) intercompany Indebtedness resulting from inter-company loans solely between (i) the Borrower and any Wholly-Owned Domestic Subsidiary Guarantor and (ii) Wholly-Owned Domestic Subsidiary Guarantors, in each case to the extent such Indebtedness is permitted by, and is subject to, the Intercompany Subordination Agreement;

(f)Guarantees to the extent permitted pursuant to Section 6.03;

(g)Seller Subordinated Debt in an aggregate principal amount at any time outstanding not to exceed $10,000,000 solely to the extent the Seller Subordinated Debt is subject to the Seller Debt Subordination Agreement;

(h)unsecured Indebtedness arising in connection with the endorsement of instruments or other payment items for deposit or incurred in respect of netting services, overdraft protection, and other like services, in each case, incurred in the Ordinary Course of Business;

(i)Indebtedness incurred in the Ordinary Course of Business under performance, surety, statutory or appeal bonds;

(j)Indebtedness owed to any Person providing property, casualty, liability or other insurance to any Loan Party, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such year;

(k)Indebtedness incurred in the Ordinary Course of Business in respect of credit cards, credit card processing services, debit cards, stored value cards, commercial cards (including so-called “purchase cards”, “procurement cards” or “p-cards”), or cash management or related services in an aggregate amount not to exceed $250,000 at any time outstanding and provided that all amounts outstanding in respect of such credit cards, credit card processing services, debit cards, stored value cards, commercial cards, or cash management or related services are paid in full on a monthly basis;

(l)Indebtedness comprising Investments permitted under Section 6.06;

(m)accrual of interest, accretion or amortization of original issue discount, or the payment of interest in kind, in each case, on Indebtedness that otherwise constitutes Indebtedness permitted under this Section 6.01;

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(n)obligations (contingent or otherwise) existing or arising under Swap Contracts in an amount not to exceed $250,000 in the aggregate at any time outstanding; provided, that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with fluctuations in interest rates or foreign exchange rates and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(o)Sponsor Subordinated Debt in an aggregate principal amount at any time outstanding not to exceed $470,000 solely to the extent the Sponsor Subordinated Debt is subject to the Sponsor Debt Subordination Agreement; and

(p)unsecured Indebtedness, of a type not described above, not to exceed $250,000 in the aggregate at any time outstanding.

Liens

. Create, incur, assume or suffer to exist any Lien or other encumbrance of any nature whatsoever on any of its assets, now or hereafter owned, other than:

(a)Liens in favor of the Agent (for the benefit of the Agent and the other Secured Persons) securing the Obligations;

(b)Liens in favor of the Revolving Lender on Collateral securing the obligations of the Borrower under the Revolving Loan Documents solely to the extent such Liens are subject to the Intercreditor Agreement;

(c)Liens existing on the date of this Agreement and described on Schedule 6.02 of the Disclosure Schedule;

(d)any Lien on any asset securing Indebtedness permitted under Section 6.01(d), provided, that such Lien attaches only to the assets financed by such Indebtedness, and such Lien attaches concurrently with or within ninety (90) days after the acquisition thereof;

(e)subject to Section 5.02, Liens securing the payment of taxes which are either not yet due or the validity of which is being diligently contested by the Loan Parties, as applicable, in good faith by appropriate proceedings which result in the stay of any enforcement thereof and the Loan Parties shall have set aside on their books adequate reserves with respect to any such tax so contested, and payment with respect to any such tax shall be made before any Person has the right to seize or sell any property of any Loan Party in satisfaction thereof;

(f)Liens arising in the Ordinary Course of Business that are imposed by Applicable Law (as opposed to by Contract) (i) in favor of carriers, warehousemen, landlords, mechanics and materialmen and (ii) in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA or the Code) or in connection with surety bonds, bids, performance bonds and similar obligations, in all cases described in this paragraph (f) for sums not overdue and not involving any deposits or

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advances or borrowed money or the deferred purchase price of property or services and, in each case, for which the Loan Parties maintain adequate reserves;

(g)easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of any Loan Party;

(h)any interest or title of a lessor or sublessor under any lease permitted by this Agreement;

(i)Liens arising from precautionary uniform commercial code financing statements filed under any lease permitted by this Agreement solely covering such leased items;

(j)licenses, sublicenses, leases or subleases granted to third parties in the Ordinary Course of Business not interfering with the business of any Loan Party;

(k)Liens in favor of collecting banks arising under Section 4-210 of the UCC;

(l)Liens (including the right of setoff) in favor of a bank or other depository institution arising as a matter of Applicable Law encumbering deposits;

(m)judgment Liens arising solely as a result of the existence of judgments, orders, or awards that do not constitute an Event of Default under Section 7.01(i);

(n)Liens granted to Northpark Mall/Joplin, LLC pursuant to the Northpark Lease; and

(o)Liens granted in the Ordinary Course of Business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under Section 6.01(j).

Guarantees

.  Guarantee, endorse or otherwise in any manner become or be responsible for obligations of any other Person, except (a) endorsements of negotiable instruments for collection in the Ordinary Course of Business, (b) Guarantees of the Obligations, (c) guarantees by any Loan Party of obligations of the Borrower or of a Wholly-Owned Domestic Subsidiary Guarantor and (d) Guarantees of the Revolving Loans.

Sales of Assets

.  Sell, lease, transfer, encumber or otherwise dispose of any of any Loan Party’s properties, assets, rights, licenses or franchises other than (a) sales of inventory in the Ordinary Course of Business, (b) disposition of surplus or obsolete personal properties (other than shares of Capital Stock of any Subsidiary) in the Ordinary Course of Business with a fair market value not to exceed $200,000 in the aggregate in any Fiscal Year, (c) other sales of assets (other than shares of Capital Stock of any Subsidiary) for fair value so long as all of the following conditions are met:  (i) the aggregate market value of such assets sold in any single transaction or series of related transactions does not exceed $150,000 and the aggregate market value of assets sold in any Fiscal Year does not exceed $200,000, (ii) not less than 75% of the sales price is paid in cash, and (iii) no Default or Event of Default then exists or would result therefrom, or (d) as otherwise expressly permitted by Section 6.07.

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Sale-Leaseback

.  Enter into any arrangement, directly or indirectly, with any Person whereby any Loan Party shall sell or transfer any property (real, personal or mixed) used or useful in the Business Operations, whether now owned or hereafter acquired, and thereafter rent or lease such property.

Investments

.  Make any Investment, except:

(a)Investments (i) made by the Borrower in Wholly-Owned Domestic Subsidiary Guarantors; (ii) made by one Wholly-Owned Domestic Subsidiary Guarantor in another Wholly-Owned Domestic Subsidiary Guarantor, and (iii) constituting capital contributions from the Parent to the Borrower;

(b)advances to employees of any Loan Party for normal business expenses not to exceed at any time outstanding $25,000 in the aggregate;

(c)Investments in securities of Account Debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such Account Debtors;

(d)Investments in cash and Cash Equivalents;

(e)Investments in negotiable instruments deposited or to be deposited for collection in the Ordinary Course of Business;

(f)advances made in connection with the purchase of goods or services in the Ordinary Course of Business;

(g)guarantees permitted under Section 6.03;

(h)Investments resulting from entering into any Swap Contract permitted under Section 6.01;

(i)deposits of cash made in the Ordinary Course of Business to secure performance of operating leases; and

(j)so long as no Event of Default has occurred and is continuing or would result therefrom, any other Investments in an aggregate amount not to exceed $150,000 during the term of this Agreement.

Consolidations; Mergers; Acquisitions; Etc

. Dissolve or liquidate, or consolidate or merge with or into, sell all or substantially all of the assets of any Loan Party to, or acquire all or substantially all, or any material portion, of the securities, assets or properties of, any other Person, except for, upon no less than thirty (30) days’ prior written notice to the Agent (and so long as prior to the date of consummating any such transaction, the Loan Parties have complied with all items required under Section 5.11 by the Agent with respect thereto): (a) consolidations of a Wholly-Owned Domestic Subsidiary Guarantor with another Wholly-Owned Domestic Subsidiary Guarantor; (b) mergers of a Wholly-Owned Domestic Subsidiary Guarantor into the Borrower (with the Borrower being the surviving entity) or into another Wholly-Owned

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Domestic Subsidiary Guarantor; or (c) sales made by a Wholly-Owned Domestic Subsidiary Guarantor to the Borrower or to another Wholly-Owned Domestic Subsidiary Guarantor, in each case for fair value.

Dividends and Redemptions

.  Directly or indirectly declare or pay any dividends, or make any distribution of cash or property, or both, to any Person in respect of any of the shares of the Capital Stock of any Loan Party, or directly or indirectly redeem, purchase or otherwise acquire for consideration any securities or shares of the Capital Stock of any Loan Party; provided, that this Section 6.08 shall not be deemed to prohibit:

(a)the payment of dividends or distributions by any Subsidiary to the Borrower or any Wholly-Owned Domestic Subsidiary Guarantor; ~~and~~

(b)distributions by the Borrower to the Parent and to its other equity holders for tax purposes in order for Parent (or its owners if Parent is a partnership or disregarded entity for federal income tax purposes) and such other equity holders to pay their federal and state income tax due solely from the taxable income of the Company allocable to Parent (or its owners) and such other equity holders; provided, that for the period beginning on the Closing Date and ending on the thirty-six (36) month anniversary thereof, the amount of such distributions shall not exceed five percent (5%) of the Net Income of the Loan Parties (which, for the avoidance of doubt, shall not include the Net Income of the Sponsor Affiliates) for the twelve (12)-month period ending on the last day of the most recent Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.04(b); provided further, that no such distributions shall be made with respect to a taxable period until the aggregate amount of losses allocable to the Parent and such other equity holders from prior periods have been fully recovered by allocations from the Borrower of taxable income~~.~~; and

(c)solely to the extent such dividend or distribution is made from the proceeds of the Specified 2020 Equity Contribution, dividends or distributions by the Borrower to the Parent, and from the Parent to the Sponsor, in an amount not to exceed $500,000 in the aggregate so long as (1) for each of the three (3) calendar months prior to such date, the Business Operations are cash flow positive as determined by the Agent in Agent’s Discretion, (2) all deferred rent liabilities have been paid to the applicable landlord(s), (3) both before and after giving pro forma effect to the making of such dividend or distribution, (x) the Senior Leverage Ratio for the twelve (12) month period ending on the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.04(b) is less than 1.75:1.00, (y) the Borrower is in compliance with Section 6.18 and (z) no Default or Event of Default has occurred and is continuing, (4) the Borrower has delivered a certificate to the Agent, duly executed by the Borrower’s Chief Executive Officer, evidencing satisfaction of the conditions set forth in the foregoing clauses (1) – (3) (such certificate to include such calculations and other information related thereto and shall be in form and substance satisfactory to the Agent in Agent’s Discretion) and (5) for the period beginning on the Second Amendment Effective Date until the date of such dividend or distribution, exclusive of any mandatory prepayments

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or repayments otherwise required under this Agreement, including under Section 2.01(b), the Borrower has repaid the Term Loans in an amount equal to $2,350,000.

Section 6.09Compensation; Management Fees.

(a)Directly or indirectly pay any cash compensation to any executive officers of any Loan Party (which, for the avoidance of doubt, shall not include any store managers) except (i) in accordance with the employment agreements between such Loan Party and such executive officers as in effect on the Closing Date, copies of which have been provided to the Agent prior to the Closing Date, or (ii) reasonable compensation for services (including bonus compensation) actually rendered by such persons to such Loan Party which have been approved by the board of directors (or other comparable body) of such Loan Party and, if and to the extent such payments to (x) any single person would exceed $75,000, or (y) all such persons would exceed $200,000, in each case, during any Fiscal Year, have been disclosed in writing to the Agent prior to the making of any such payments.

(b)Directly or indirectly pay any management fees to any Affiliate of any Loan Party or any Sponsor Affiliate except the Management Fee in accordance with the terms of the Management Fee Subordination Agreement.

Change of Business

.  Directly or indirectly engage in a business other than the Business Operations as now being conducted or as currently proposed to be conducted, or any business reasonably related thereto.  The Parent shall not (i) engage in any business activities other than serving as a passive holding company for the Borrower, (ii) have any material assets other than the outstanding Capital Stock issued by the Borrower, (iii) have any Subsidiaries other than the Borrower or (iv) have any material liabilities other than the Obligations or guarantees permitted under Section 6.03.

Receivables

.  Sell or assign in any way any Accounts, other accounts receivable, promissory notes or trade acceptances held by any Loan Party with or without recourse, except for collections (including endorsements) in the Ordinary Course of Business.

Certain Amendments; Jurisdiction of Formation; Principal Place of Business

.  Agree, consent, permit or otherwise undertake to (a) amend or otherwise modify any of the terms or provisions of any Loan Party’s Organic Documents, the Seller Subordinated Note Documents or the Sponsor Subordinated Note Documents except for such amendments or other modifications required by Applicable Law or which are not adverse to the interests of the Agent or any Lender and which, in each instance, are fully disclosed in writing to the Agent no less than five (5) Business Days prior to being effectuated, (b) without the prior written consent of Agent, change its jurisdiction of organization, incorporation or formation, or (c) without the prior written consent of Agent, move its chief executive office or principal place of business (other than within the same state).

Affiliate Transactions

.  Enter into any Contract or transaction with any Affiliate of any Loan Party or any Sponsor Affiliate except (a) as disclosed in Schedule 6.13 of the Disclosure Schedule, (b) for intercompany transactions among the Loan Parties expressly

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permitted by this Agreement, or (c) in the Ordinary Course of Business on terms and conditions no less favorable to any Loan Party than those which could be obtained in an arms’ length transaction with an unaffiliated third party and which are fully disclosed in writing to the Agent no less than five (5) Business Days prior to being consummated.

Restrictive Agreements

.  Directly or indirectly (i) enter into or assume any agreement (other than the Loan Documents, the Revolving Loan Documents and other than Capitalized Leases and purchase money debt documents which contain prohibitions only upon the property leased or purchased thereunder) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired or (ii) create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind (other than pursuant to the Loan Documents or the Revolving Loan Documents) on the ability of any such Person to pay or make any dividends or distributions to its equityholders, to pay any Indebtedness owed by such Person, to make loans or advances or to transfer any of its property or assets.

Fiscal Year

.  Change its Fiscal Year.

Subordinated Debt

.  Prepay, redeem or purchase any Subordinated Debt, or make any payment on any Subordinated Debt, in each case in violation of the applicable subordination or intercreditor agreement, or the subordination terms set forth in such Subordinated Debt.

Subsidiaries

.  Establish or acquire any Foreign Subsidiary after the Closing Date.

Section 6.18Financial Covenants.

(a)Maximum Capital Expenditures.

(i)At all times the Senior Leverage Ratio is greater than or equal to 2.00:1.00, permit the aggregate amount of Capital Expenditures for the Loan Parties on a consolidated basis for any period set forth below to exceed the amount set forth below for such period:

Fiscal Year	Maximum Capital Expenditures
2018 and each Fiscal Year thereafter	$1,000,000
b.

(ii)At all times the Senior Leverage Ratio is less than 2.00:1.00, permit the aggregate amount of Capital Expenditures for the Loan Parties on a consolidated basis for any period set forth below to exceed the amount set forth below for such period:

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Fiscal Year	Maximum Capital Expenditures
2018 and 2019	$1,500,000
2020	$2,000,000
2021	$1,750,000
2022 and each Fiscal Year thereafter	$1,500,000

(b)Minimum EBITDA. ~~At all times that the Senior Leverage Ratio is greater than or equal to 1.50:1.00~~Beginning with the Fiscal Quarter ending September 30, 2020, permit EBITDA for the twelve (12) month period ending on the last day of any Fiscal Quarter to be less than ~~$11,500,000~~an amount resulting from the Covenant Reset Determination.  If a Covenant Reset Determination is not made by September 15, 2020, the Borrower shall be in default of this Section 6.18(b).

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(c)Maximum Senior Leverage Ratio.  ~~Permit~~Beginning with the Fiscal Quarter ending September 30, 2020, permit the Senior Leverage Ratio for the twelve (12) month period ending on the last day of any Fiscal Quarter to be greater than ~~the~~a ratio ~~set forth below for such date:~~resulting from the Covenant Reset Determination. If a Covenant Reset Determination is not made by September 15, 2020, the Borrower shall be in default of this Section 6.18(c).

~~Fiscal Quarter Ending~~	~~Senior Leverage Ratio~~
~~June 30, 2018 and September 30, 2018~~	~~2.85:1.00~~
~~December 31, 2018~~	~~2.65:1.00~~
~~March 31, 2019~~	~~2.60:1.00~~
~~June 30, 2019~~	~~2.40:1.00~~
~~September 30, 2019~~	~~2.40:1.00~~
~~December 31, 2019~~	~~2.40:1.00~~
~~March 31, 2020~~	~~2.20:1.00~~
~~June 30, 2020~~	~~2.10:1.00~~
~~September 30, 2020~~	~~2.05:1.00~~
~~December 31, 2020~~	~~1.85:1.00~~
~~March 31, 2021~~	~~1.60:1.00~~
~~June 30, 2021 and each Fiscal Quarter thereafter~~	~~1.55:1.00~~

(d)Minimum Fixed Charge Coverage Ratio. ~~Permit~~Beginning with the Fiscal Quarter ending September 30, 2020, permit the Fixed Charge Coverage Ratio for the twelve (12) month period ending on the last day of any Fiscal Quarter to be less ~~than the ratio set forth below for such date:~~a resulting from the Covenant Reset Determination. If a Covenant Reset Determination is not made by September 15, 2020, the Borrower shall be in default of this Section 6.18(d).

~~Fiscal Quarter Ending~~	~~Fixed Charge Coverage Ratio~~
~~June 30, 2018, September 30, 2018 and December 31, 2018~~	~~1.30:1.00~~
~~March 31, 2019~~	~~1.10:1.00~~
~~June 30, 2019, September 30, 2019 and December 31, 2019~~	~~1.30:1.00~~

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~~Fiscal Quarter Ending~~	~~Fixed Charge Coverage Ratio~~
~~March 31, 2020 and each Fiscal Quarter thereafter~~	~~1.40:1.00~~

(e)Maximum Same Store Sales Decline. ~~At all times that the Senior Leverage Ratio is greater than or equal to 1.50:1.00~~Beginning with the Fiscal Quarter ending September 30, 2020, permit the Same Store Sales Percentage ~~to be less than or equal to negative five and one-half percent -5.50%~~ as of the last day of any Fiscal Quarter to be less than or equal to an amount resulting from the Covenant Reset Determination. If a Covenant Reset Determination is not made by September 15, 2020, the Borrower shall be in default of this Section 6.18(e).

(f)Maximum New Store Openings. ~~Establish more than five (5) new retail locations of~~On and after the Second Amendment Effective Date, the Loan Parties ~~in any consecutive twelve (12)-month period; provided, that no Loan Party may~~shall not be permitted to establish any new retail location ~~if, at the time such location is established, the Borrower is not in compliance on a pro forma basis with the covenants set forth in this Section 6.18 (recomputed as of the most recently ended Fiscal Quarter for which financial statements have been provided pursuant to Section 5.04(b)).~~without the consent of the Agent, acting in Agent’s Discretion.

(g)Equity Cure.

(i)In the event the Loan Parties would otherwise default in any payment of principal, interest, fees or other amount payable under this Agreement or any other Loan Document (each, a “Payment Default Amount”) when the same shall be due and payable, any cash equity contribution to Borrower (funded with a capital contribution to Parent or proceeds of Capital Stock issued by Parent having terms acceptable to the Agent in the Agent’s Discretion and in any case, not constituting Disqualified Capital Stock) on or prior to the due date for such payment will, at the irrevocable election of the Parent, be permitted solely for the purposes of making such payment (any such equity contribution, a “Payment Default Equity Contribution”), provided, that (A) notice of Parent’s irrevocable election to make a Payment Default Equity Contribution shall be delivered to Agent no later than the day on which such Payment Default Equity Contribution is made, (B) the amount of any Payment Default Equity Contribution will be no greater than the applicable Payment Default Amount, and (C) the gross proceeds of each Payment Default Equity Contribution shall be paid to the Agent to be applied to the applicable Payment Default Amount.

(ii)In the event the Loan Parties fail to comply with the financial covenants set forth in Section 6.18(b), (c) or (d) as of the last day of any Fiscal Quarter, as applicable, any cash equity contribution to Borrower (funded with a capital contribution to Parent or proceeds of Capital Stock issued by Parent having terms acceptable to the Agent in the Agent’s Discretion and in any case, not constituting Disqualified Capital Stock) after the last day of such Fiscal Quarter, and on or prior to the day that is ten (10) Business Days after the day on which financial statements are required to be delivered for that Fiscal Quarter, will, at the irrevocable election of

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the Parent, be included in the calculation of EBITDA solely for the purposes of determining compliance with such covenants at the end of Fiscal Quarter, and for not more than three (3) subsequent periods that includes such Fiscal Quarter (any such equity contribution so included in the calculation of EBITDA, a “Covenant Default Equity Contribution”; each Payment Default Equity Contribution and Covenant Default Equity Contribution is referred to herein as a “Specified Equity Contribution”); provided, that (A) notice of Parent’s irrevocable election to make a Covenant Default Equity Contribution shall be delivered to Agent no later than the day on which financial statements are required to be delivered for the applicable Fiscal Quarter, (B) the amount of any Covenant Default Equity Contribution will be no greater than the amount required to cause the Loan Parties to be in compliance with such covenants, (C) all Covenant Default Equity Contributions will be disregarded for purposes of the calculation of EBITDA for all other purposes, including calculating basket levels, pricing and other items governed by reference to EBITDA, (E) the gross proceeds of all Covenant Default Equity Contributions shall be paid to the Agent to be applied as a mandatory prepayment (including the Make-Whole Amount or Prepayment Premium applicable thereto) of the Term Loan and applied under Section 2.05 hereof when funded and (F) the amount of the Term Loan prepaid with the proceeds of Covenant Default Equity Contributions shall be deemed outstanding for purposes of determining compliance with such covenants for the current Fiscal Quarter and the next three Fiscal Quarters thereafter.

(iii)Notwithstanding anything to the contrary herein, Specified Equity Contributions shall not be made (A) more than twice during the term of this Agreement, (B) in two consecutive Fiscal Quarters, (C) more than once during any four consecutive Fiscal Quarter period or (D) in any single Fiscal Quarter in an amount greater than $2,000,000.

(h)Minimum Liquidity. On and after the Second Amendment Effective Date, the Loan Parties shall not permit Liquidity at any time to be less than $1,000,000.

VII. DEFAULTS

Events of Default

.  Each of the following events is herein, sometimes referred to as an “Event of Default”:

(a)if any representation, warranty or other statement or disclosure made herein or in any other Loan Document, or in any certificate, financial statement, instrument or other statement furnished by or on behalf of any Loan Party in connection with this Agreement, any other Loan Document or with respect to the Term Loan and/or any other Obligations shall be false, inaccurate or misleading in any material respect (without duplication of any existing materiality qualifiers) when made or when deemed made;

(b)any default in the payment by any Loan Party of any (i) principal payable under this Agreement or any other Loan Document when the same shall be due and payable, whether at the due date thereof or at a date required for prepayment or by acceleration or otherwise, or (ii) interest, fees or other amount (other than principal) payable under this Agreement or any other Loan Document when the same shall be due and payable, whether at the due date thereof or at a date required for prepayment or by acceleration or otherwise, and in the

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case of clause (ii) above, the continuance of any such non-payment (in whole or in part) for a period of three (3) Business Days;

(c)any default by any Loan Party in the due observance or performance of any covenant, condition or agreement contained in Section 5.01(c), 5.03, 5.04, 5.05, 5.08, 5.09, 5.10, 5.13, 5.14, 5.16 or in any Section of Article VI hereof;

(d)any default by any Loan Party in the due observance or performance of any covenant, condition or agreement contained in Section 5.15, and the continuance of such default unremedied for a period of three (3) Business Days;

(e)any default by any Loan Party in the due observance or performance of any covenant, condition or agreement contained in any provision of this Agreement or any other Loan Document and not addressed in Section 7.01(a), (b), (c) or (d), and the continuance of such default unremedied for a period of twenty (20) days after the earlier of (i) the date upon which any Loan Party obtains knowledge of such default and (ii) the date upon which any Loan Party receives written notice of such default from Agent; provided, that such twenty (20) day grace period shall not be available for any default that is not reasonably capable of being cured within such period or for any intentional default;

(f)(x) any default with respect to any Indebtedness (other than the Obligations) of any Loan Party that has an outstanding aggregate balance in an amount in excess of $200,000 if (i) such default shall consist of the failure to pay all or any portion of such Indebtedness when due, whether by acceleration or otherwise, or (ii) the effect of such default is to permit the holder, with or without notice or lapse of time or both, to accelerate the maturity of all or any portion of any such Indebtedness or to cause all or any portion of such Indebtedness to become due prior to the stated maturity thereof or (y) the occurrence of any “Event of Default” (as defined in the Revolving Loan Credit Agreement);

(g)any Loan Party shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar Applicable Law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action to authorize any of the foregoing;

(h) an involuntary case or other proceeding shall be commenced against any Loan Party seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar Applicable Law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against any Loan Party under any bankruptcy, insolvency or other similar Applicable Law as now or hereafter in effect;

(i)one or more judgments, orders, decrees or arbitration awards for the payment of money aggregating in excess of $200,000 shall be rendered against any one or more of the

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Loan Parties and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgments or orders or (ii) there shall be any period of thirty (30) days during which a stay of enforcement of any such judgments, or orders, decrees or awards, by reason of a pending appeal, bond or otherwise, shall not be in effect;

(j)the occurrence of any levy upon or seizure or attachment of, or any uninsured loss of or damage to, any property of any Loan Party having an aggregate fair value or repair cost (as the case may be) in excess of $200,000 individually or in the aggregate, and any such levy, seizure or attachment shall not be set aside, bonded or discharged within thirty (30) days after the date thereof;

(k)if any Lien purported to be created by any Security Document shall cease to be a valid perfected first priority Lien (subject only to any priority accorded by Applicable Law to Permitted Liens or pursuant to the Intercreditor Agreement) on the assets or properties covered thereby, or any Loan Party shall assert in writing that any Lien purported to be created by any Security Document is not a valid perfected first priority lien (subject only to any priority accorded by Applicable Law to Permitted Liens or pursuant to the Intercreditor Agreement) on the assets or properties purported to be covered thereby;

(l)if any of the Loan Documents shall cease to be in full force and effect (other than as a result of the discharge thereof in accordance with the terms thereof) or if any Loan Party or any of its Affiliates or any Sponsor Affiliate seeks to revoke all or any portion of any Loan Document to which it is a party;

(m)(i) any subordination or intercreditor provision in favor of Agent or any Lender in any document or instrument governing Subordinated Debt, including the Seller Subordinated Note Documents and Sponsor Subordinated Note Documents, (ii) any subordination or intercreditor provision in favor of Agent or any Lender in any subordination or intercreditor agreement that relates to any Subordinated Debt, (iii) any subordination or intercreditor provision in any guaranty by any Loan Party of any Subordinated Debt or (iv) any provision of the Intercreditor Agreement, Seller Debt Subordination Agreement or Sponsor Debt Subordination Agreement, shall, in each case, cease to be in full force and effect, or any Person (including the holder of any applicable Subordinated Debt or the Revolving Lender) shall contest in any manner the validity, binding nature or enforceability of any such provision or shall be in breach of any such provision;

(n) if any Loan Party or any of its officers, directors or members of senior management shall be indicted for, convicted of or plead nolo contendere to any criminal offense constituting a felony;

(o)the occurrence of a Change of Control;

(p)  (i) the institution of any steps by any Person to terminate a pension plan subject to Title IV of ERISA if as a result of such termination any Loan Party could reasonably be expected to make a contribution to such pension plan or could incur a liability or obligation to such pension plan, in excess of $200,000; (ii) a contribution failure occurs with respect to any such pension plan sufficient to give rise to a Lien under Section 303(k) of ERISA or Section 430(k) of the Code or under any other Applicable Law on the assets of any Loan Party; (iii) there

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shall occur any withdrawal or partial withdrawal from a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) and the withdrawal liability to such multiemployer plan that could reasonably be expected to be imposed on any Loan Party is in excess of $200,000; (iv) any plan to which any Loan Party contributes that is intended to be qualified under Section 401 of the Code is determined by a governmental authority not to be so qualified; or (v) an excise tax or penalty in excess of $200,000 is imposed under Chapter 43 of the Code or under any other Applicable Law on any Loan Party; or

(q)any Loan Party (i) ceases substantially all, or any material portion, of its normal business operations for a period in excess of ten (10) consecutive days, or (ii) suffers any material disruption, interruption or discontinuance of a material portion of its normal business operations for a period in excess of ten (10) consecutive days, in each case, determined in Agent’s Discretion.

Remedies

.  If any Event of Default shall have occurred and be continuing, Agent may, and at the written request of the Required Lenders shall, with or without notice, (i) declare all or any portion of the Obligations, including all or any portion of any Loan and all Prepayment Premiums (if any) payable in connection with a repayment or prepayment of all or any portion of the Term Loan, to be forthwith due and payable, all without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Borrower and each other Loan Party; and (ii) exercise any rights and remedies provided to Agent under any Loan Document and/or at law or equity, including all remedies provided under the UCC; provided, however, that upon the occurrence of an Event of Default specified in specified in Section 7.01(g) or 7.01(h), all of the Obligations, including all Prepayment Premiums (if any) payable in connection with a repayment or prepayment being made or being required to be made of all or any portion of the Term Loan, shall become immediately due and payable, each without declaration, notice or demand by any Person. No delay or omission on Agent’s or any Lender’s part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

Waivers by Loan Parties

.  Except as otherwise provided for in this Agreement or by Applicable Law, each of Parent and Borrower (on behalf of each Loan Party) waives:  (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by the Agent or any Lender on which any Loan Party may in any way be liable, and hereby ratifies and confirms whatever the Agent or any Lender may do in this regard, (b) all rights to notice and a hearing prior to the Agent or any Lender taking possession or control of, or to the Agent’s or any Lender’s replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing the Agent or any Lender to exercise any of its remedies and (c) the benefit of all valuation, appraisal, marshalling and exemption laws.

PARTICIPATING LENDERS ASSIGNMENTS

.

Participations

.  Anything in this Agreement or any other Loan Document to the contrary notwithstanding, any Lender may, at any time and from time to time,

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without in any manner affecting or impairing the validity of any Obligations, sell to one or more Persons participating interests in its Term Loan and/or other interests hereunder and/or under any other Loan Document (any such Person, a “Participant”) with the prior written consent of the Agent.  In the event of a sale by a Lender of a participating interest to a Participant, (a) such Lender’s obligations hereunder and under the other Loan Documents shall remain unchanged for all purposes, (b) the Borrower, the Agent and such Lender shall continue to deal solely and directly with each other in connection with such Lender’s rights and obligations hereunder and under the other Loan Documents and (c) all amounts payable by the Borrower shall be determined as if such Lender had not sold such participation and shall be paid directly to the Agent on behalf of such Lender or to such Lender, as applicable.  The Borrower agrees that if amounts outstanding under this Agreement or any other Loan Document are due and payable (as a result of acceleration or otherwise), each Participant along with each Affiliate of each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and the other Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided, that such right of set-off shall not be exercised without the prior written consent of the Agent and shall be subject to the obligation of each Participant and Affiliate thereof to share with Agent and the Lenders its share thereof.  The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.06 and 2.07 as if it were a Lender.  Notwithstanding the granting of any such participating interests: (i) the Borrower and the Agent shall look solely to the Lender that sold such participation interest for all purposes of this Agreement, the Loan Documents and the transactions contemplated hereby, (ii) the Borrower and the Agent shall at all times have the right to rely upon any waivers or consents signed by such Lender as being binding upon all of the Participants of such Lender, and (iii) all communications in respect of this Agreement and such transactions with such Lender need not involve any Participant of such Lender.  Each Lender granting a participation hereunder shall maintain, as a non-fiduciary agent of the Borrower, a register (a “Participant Register”) as to the participations granted and transferred under this Section containing the same information specified in Section 8.02 on the Register as if each Participant were a Lender.  No participation shall be effective for any purpose under the Loan Documents unless and until recorded in a Participant Register by the applicable Lender.  The requirement for a Participant Register set forth in this Section 8.01 shall be construed so that the Term Loan and/or other interests hereunder are at all times maintained in “registered form” within the meaning of Treasury Regulation Section 1.871-14(c).  No Participant shall have any direct or indirect voting rights hereunder except with respect to any event described in Section 11.01 expressly requiring the unanimous vote of all Lenders or, as applicable, all directly affected Lenders.

Assignment

.  Anything in this Agreement or any other Loan Document to the contrary notwithstanding any Lender may, at any time and from time to time, without in any manner affecting or impairing the validity of any Obligations, assign all or any its portion of the Term Loan (along with the related rights and interests) to any Person (an “Assignee Lender”), with the prior written consent of the Agent (provided such consent of Agent shall not be (x) unreasonably withheld, delayed or conditioned or (y) required with respect to any assignment by a Lender to a Lender or an Affiliate or Related Fund of a Lender, in each case so long as no such Person is a Defaulting Lender.  Except as the Agent may otherwise agree, any such assignment (other than any assignment by a Lender to a Lender or an Affiliate or Related Fund of a Lender) shall be in a minimum aggregate amount equal to $1,000,000 of the Term

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Loan or, if less, all of the remaining Term Loan of such assigning Lender.  No such assignment shall be effective unless and until the Agent shall have received and accepted an effective Assignment and Acceptance executed, delivered and fully completed by the applicable parties thereto (including the Agent) and a processing fee of $5,000 to be paid to the Agent by the Lender to whom such interest is assigned (unless such processing fee is waived by the Agent; and provided that no such processing fee shall be required with respect to an assignment by a Lender to its Affiliates or Related Funds).  Any attempted assignment not made in accordance with this Section 8.02 shall be null and void.  From and after the date on which the conditions described above have been met, (i) such Assignee Lender shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned to such Assignee Lender pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender hereunder and (ii) the assigning Lender, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, shall be released from its rights (other than its indemnification rights) and obligations hereunder.  Upon the request of the Assignee Lender (and, as applicable, the assigning Lender) pursuant to an effective Assignment and Acceptance, the Borrower shall execute and deliver to the Agent for delivery to the Assignee Lender (and, as applicable, the assigning Lender) a Note in the principal amount of the Assignee Lender’s Term Loan (and, as applicable, a Note in the principal amount of the Term Loan retained by the assigning Lender).  Each such Note shall be dated the effective date of such assignment.  Upon receipt by the assigning Lender of such Note, the assigning Lender shall return to the Borrower any prior Note held by it.  Without limiting the foregoing, in no event, without the prior written consent of Agent, which consent of Agent may or may not be given (and which if given, such consent may be conditioned on any matter required by Agent) in the sole and absolute discretion of Agent, may any Lender transfer and assign all or any interests in its Term Loan and/or other interests hereunder and/or under any other Loan Document to (x) any Sponsor Affiliate, any Loan Party or any Affiliate of any Loan Party, or (y)  any holder of Subordinated Debt (or Indebtedness owing by a Loan Party which is secured by a Lien that is either senior or subordinated to any of the Liens of Agent securing the Obligations) or any Affiliate of any such holder.  Agent, acting solely for this purpose as a non-fiduciary agent of Borrower, shall maintain at one of its offices in the United States a copy of each Assignment and Acceptance delivered to it and a register (the “Register”) for the recordation of the names and addresses of each Lender, and principal amount and stated interest of the Term Loan owing to, such Lender pursuant to the terms hereof.  Subject to receipt of any required tax forms reasonably required by Agent, Agent shall record the applicable transfers, assignments and assumptions in the Register. The entries in such Register shall be conclusive, and Borrower, Agent and Lenders may treat each Person whose name is recorded therein pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary, and no assignment shall be effective for any purpose under the Loan Documents unless and until recorded in the Register.  Such Register shall be available for inspection by Borrower and any Lender (solely as to such Lender), at any reasonable time upon reasonable prior notice to Agent.  The requirement for the Register set forth in this Section 8.02 shall be construed so that the Term Loan and/or other interests hereunder are at all times maintained in “register form” within the meaning of Treasury Regulation Section 1.871-14(c).  Notwithstanding anything to the contrary herein, if no Event of Default under Section 7.01(b), (g) or (h) has occurred and is continuing, neither Agent nor any Lender may assign all or any of its rights or obligations under this Agreement to any Competitor.

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Pledges/Security

.  Notwithstanding any provision of this Agreement or any other Loan Document to the contrary, the Agent and each Lender may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement and the other Loan Documents to secure obligations of the Agent or such Lender, including any pledge or grant to secure obligations to a Federal Reserve Bank; provided, that notwithstanding the foregoing no such Person to whom such pledge or grant is made in favor of shall be permitted to be a Lender hereunder without the prior written consent of the Agent.

IX. MISCELLANEOUS

Survival

.  This Agreement and all covenants, agreements, representations and warranties made by the Loan Parties herein and in the certificates delivered pursuant hereto, shall survive the making by the Agent or any Lender of the Term Loan and the execution and delivery to Agent and the Lenders of this Agreement, and shall continue in full force and effect for until all of the Obligations have been paid in full and all Loan Documents have been terminated.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements in this Agreement contained, by or on behalf of the Parent and the Borrower shall inure to the benefit of the successors and permitted assigns of the Agent and the Lenders.

Indemnification / Expenses

.

(a)Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify the Agent, each Lender and each Participant and their respective managers, directors, officers, employees, attorneys and agents against (each, an “Indemnified Person”), and shall hold each Indemnified Person harmless from, any and all losses, claims, taxes (other than an Excluded Tax) damages and liabilities and related reasonable (provided such “reasonable” qualifier shall not apply with respect to costs and expenses of Agent incurred during the existence of an Event of Default) expenses, including reasonable counsel fees and expenses, incurred by any Indemnified Person arising out of, in any way connected with, or as a result of: (a) the use of any of the proceeds of the Term Loan; (b) this Agreement or any other Loan Document; (c) the transactions contemplated by this Agreement or any other Loan Document; (d) the ownership and operation of any Loan Party’s assets, including all Real Properties and improvements or any Contract or the performance by any Loan Party of its obligations under any Contract; (e) any finder’s fee, brokerage commission or other such obligation payable or alleged to be payable in respect of the transactions contemplated by this Agreement or any other Loan Document which arises or is alleged to arise from any agreement, action or conduct of any Loan Party, or any of its Affiliates or any Sponsor Affiliate; and/or (f) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not the Agent, any Lender, any Participant or any of their respective directors, officers, managers, employees, attorneys or agents are a party thereto; provided that such indemnity provided to any such Person shall not apply to any such losses, claims, damages, liabilities or related expenses to the extent arising solely from the willful misconduct or gross negligence of any Indemnified Person as determined by a final, non-appealable judgment of a court of competent jurisdiction.  All amounts due under this Section 9.02 shall be payable on written demand therefor.

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(b)The Borrower hereby agrees to promptly pay (i) all reasonable costs and expenses  (provided such “reasonable” qualifier shall not apply with respect to costs and expenses incurred by the Lender during the existence of an Event of Default) of the Agent (including the reasonable fees, costs and expenses of legal counsel to, and appraisers, accountants, consultants and other professionals and advisors retained by or on behalf of the Agent) incurred in connection with: (A) all loan proposals and commitments pertaining to the transactions contemplated hereby (whether or not such transactions are consummated), (B) the examination, review, due diligence investigation, documentation, negotiation, and closing of the transactions contemplated by the Loan Documents (whether or not such transactions are consummated), (C) the creation, perfection and maintenance of Liens pursuant to the Loan Documents, (D) the performance by the Agent of its rights and remedies under the Loan Documents, (E) the administration of the Loan Documents, (F) the preparation, execution, syndication, delivery and administration of this Agreement and the other Loan Documents, including with respect to any amendments, modifications, consents and waivers to and/or under any and all Loan Documents (whether or not such amendments, modifications, consents or waivers are consummated), (G) any periodic public record searches conducted by or at the request of Agent (including title investigations and public records searches), pending litigation and tax lien searches and searches of applicable corporate, limited liability, partnership and related records concerning the continued existence, organization and good standing of certain Persons) and any periodic management background checks, (H) protecting, storing, insuring, handling, maintaining, auditing, examining, valuing or selling any Collateral, (I) exercising board observation rights and/or inspection rights (subject to the limitations set forth in Section 5.05), (J) any litigation, dispute, suit or proceeding relating to any Loan Document, and (K) any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all of the Loan Documents (it being agreed that such costs and expenses may include the costs and expenses of workout consultants, investment bankers, financial consultants, appraisers, valuation firms and other professionals and advisors retained by or on behalf of the Agent), (ii) without limitation of the preceding clause (i) all reasonable costs and expenses of Agent (or any of its Affiliates) in connection with the Agent’s (or such Affiliate’s) reservation of funds in anticipation of the funding of the Term Loan to be made hereunder and (iii) all reasonable and out of pocket costs and attorney fees (limited to one counsel for all Lenders other than the Agent) of each Lender incurred during the existence of an Event of Default in connection with any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all of the Loan Documents.  Any fees, costs and expenses owing by the Borrower or other Loan Party hereunder shall be due and payable within five (5) Business Days after written demand therefor.

(c)The foregoing indemnity and cost and expense reimbursements shall remain operative and in full force and effect regardless of the expiration or any termination of this Agreement, the consummation of the transactions contemplated by this Agreement, the repayment of the Term Loan, the invalidity or unenforceability of any term or provision of any Loan Document, any investigation made by or on behalf of the Lender, and the content or accuracy of any representation or warranty made by any Loan Party in any Loan Document.

GOVERNING LAW

.  THIS AGREEMENT, ALONG WITH ALL OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED OTHERWISE IN SUCH OTHER LOAN DOCUMENT) SHALL BE GOVERNED BY AND CONSTRUED IN

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ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES (EXCEPT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAW).  FURTHER, THE LAW OF THE STATE OF NEW YORK SHALL APPLY TO ALL DISPUTES OR CONTROVERSIES ARISING OUT OF OR CONNECTED TO OR WITH THIS AGREEMENT AND ALL SUCH OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED OTHERWISE IN SUCH OTHER LOAN DOCUMENT) WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES (EXCEPT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAW).

Nonliability of Lenders

.  The relationship between Borrower on the one hand and Lenders and Agent on the other hand shall be solely that of borrower and lender.  Neither Agent nor any Lender shall have any fiduciary responsibility to Borrower or any other Loan Party.  Neither Agent nor any Lender undertakes any responsibility to Borrower or any other Loan Party review or inform Borrower or any other Loan Party of any matter in connection with any phase of Borrower’s or any other Loan Party’s business or operations.  Execution of this Agreement by Borrower constitutes a full, complete and irrevocable release of any and all claims which Borrower or any other Loan Party may have at law or in equity in respect of all prior discussions and understandings, oral or written, relating to the subject matter of this Agreement and the other Loan Documents.

Reservation of Remedies

.  Neither any failure nor any delay on the part of the Agent or any Lender in exercising any right, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or future exercise, or the exercise of any other right, power or privilege.

Notices

.  All notices, requests, demands and other communications under or in respect of this Agreement or any transactions hereunder shall be in writing (which may include facsimile communication) and shall be personally delivered or mailed (by prepaid registered or certified mail, return receipt requested), sent by prepaid recognized overnight courier service, or by facsimile transmission to the applicable party at its address or facsimile number indicated below.

If to Agent or Comvest:

Comvest Capital IV, L.P.
525 Okeechobee Boulevard, Suite 1050
West Palm Beach, Florida 33401
Attention: Jason Gelberd and Vintage Stock Account Manager
Facsimile: (561) 727-2100

with a copy to:

Alston & Bird LLP
2828 N. Harwood, Suite 1800
Dallas, Texas 75201

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Attention:  Kate K. Moseley
Facsimile: (214) 922-3874

If to any other Lender, as provided on its signature page to this Agreement or in the applicable Assignment Acceptance

If to the Parent or the Borrower:

Vintage Stock, Inc.
325 E. Warm Springs Road, #102
Las Vegas, Nevada 89119
Attention:  Virland Johnson
Facsimile:  (702) 997-1576

with a copy (which shall not constitute notice) to:

Live Ventures Incorporated
325 E. Warm Springs Road, #102
Las Vegas, Nevada 89119
Attention:  Michael Stein
Facsimile:  (702) 997-5968

and

Venable LLP
750 E. Pratt Street, Suite 900
Baltimore, Maryland 21202
Attention:  Anthony J. Rosso and W. Bryan Rakes
Facsimile:  (410) 244-7742

or, as to each party, at such other address or facsimile number as shall be designated by such party in a written notice to the other party delivered as aforesaid.  All such notices, requests, demands and other communications shall be deemed given (a) when personally delivered, (b) when received after being deposited in the mails with postage prepaid (by registered or certified mail, return receipt requested), (c) one (1) Business Day after being timely delivered to the overnight courier service, if prepaid and sent overnight delivery, addressed as aforesaid and with all charges prepaid or billed to the account of the sender, or (d) when sent by facsimile transmission to a facsimile number designated by such addressee and the sender receives a confirmation of transmission from the sending facsimile machine.

Nature of Rights and Remedies; No Waivers

.  All obligations of the Loan Parties and rights and remedies of the Agent and Lenders expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by Applicable Law.  The rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.  No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial

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exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  No reference in any Loan Document to the “continuing” nature of any Event of Default or that an Event of Default “remains in existence” (or any similar references) shall be construed as establishing or otherwise indicating that any Loan Party has the right to cure any such Event of Default, but is rather presented merely for convenience should such Event of Default be waived in accordance with Article XI (which the parties hereto understand and agree would require a written waiver from the Agent and the applicable Lenders as provided in Article XI expressly waiving such Event of Default).  For the sake of clarity, once an Event of Default shall have occurred, no Loan Party shall have a right to cure such Event of Default and no such Event of Default shall be deemed cured and/or cease to exist and/or cease to be continuing unless and until such Event of Default is waived in writing in accordance with Article XI of this Agreement.

Binding Effect

.  This Agreement shall be binding upon and inure to the benefit of the Parent, the Borrower, the Agent and the Lenders and their respective successors and permitted assigns, except that neither the Parent nor the Borrower shall assign any of its rights or obligations hereunder without the prior written consent of each Lender.

CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (UNLESS EXPRESSLY PROVIDED OTHERWISE IN SUCH OTHER LOAN DOCUMENT) SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF  THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, IN AGENT’S SOLE DISCRETION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND, AND EACH PARTY HERETO, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY CONSENTS TO THE JURISDICTION OF THE AFOREMENTIONED COURTS.  EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, OR BASED ON UPON 28 U.S.C. § 1404, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING AND ADJUDICATION OF ANY SUCH ACTION, SUIT OR PROCEEDING IN ANY OF THE AFOREMENTIONED COURTS AND AGREES TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.   EACH PARTY HERETO EACH HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR, ANY OTHER LOAN DOCUMENT, OR UNDER ANY AMENDMENT, WAIVER, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE OTHER TRANSACTION DOCUMENTS, AND AGREES THAT ANY

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SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

Certain Waivers

.  Each of the Parent and the Borrower, on behalf of themselves and each of the other Loan Parties, hereby waives any claims for special, consequential or punitive damages in any way arising out of or relating to this Agreement, any of the other Loan Documents, any of the transactions contemplated hereby or thereby, or any breach hereof or thereof.

Severability

.   If any provision of this Agreement or any other Loan Document is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed modified only to the extent necessary to render same valid, or not applicable to given circumstances, or excised from this Agreement or such other Loan Document, as the situation may require, and this Agreement and the other Loan Documents shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein or therein, as the case may be.

Captions

.   The Article and Section headings in this Agreement are included herein for convenience of reference only, and shall not affect the construction or interpretation of any provision of this Agreement.

Sole and Entire Agreement

.  This Agreement, the other Loan Documents, and the other agreements, instruments, certificates and documents referred to or described herein and therein constitute the sole and entire agreement and understanding between the parties hereto as to the subject matter hereof, and supersede all prior discussions, letters of intent, commitment letters, proposal letters, other agreements and understandings of every kind and nature between the parties as to such subject matter. Borrower acknowledges that it has been advised by counsel in connection with the execution of this Agreement and the other Loan Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement or any other Loan Document.

Confidentiality

.  Agent and each Lender agree not to disclose Confidential Information, to any Person without the prior consent of the Borrower; provided, however, that nothing herein contained shall limit any disclosure of the tax structure of the transactions contemplated hereby, or the disclosure of any information (a) to the extent required by Applicable Law, statute, rule, regulation or judicial process or in connection with the exercise of any right or remedy under any Loan Document, or as may be required in connection with the examination, audit or similar investigation of or by the Agent, any Lender or any of their respective Affiliates, (b) to examiners, auditors, accountants or any regulatory authority, (c) to the officers, partners, managers, directors, employees, agents and advisors (including independent auditors, lawyers and counsel) of the Agent or any Lender or any of their respective Affiliates so long as such Person is made aware of the confidential nature of such Confidential Information and instructed to keep such information confidential, (d) in connection with any litigation or dispute which relates to this Agreement or any other Loan Document to which the Agent or any Lender is a party or is otherwise subject, (e) to a subsidiary or Affiliate of Agent or

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any Lender, (f) to any Assignee Lender or Participant (or prospective Assignee Lender or Participant) of Agent or any Lender which agrees to be bound by this Section 9.14 and (g) to any lender or other funding source of the Agent or any Lender (each reference to Agent and/or a Lender in the foregoing clauses shall be deemed to include (i) the actual and prospective Assignee  Lenders and Participants referred to in clause (f) above and the lenders and other funding sources referred to in clause (g) above, as applicable for purposes of this Section 9.14), and provided further, that in no event shall the Agent or any Lender be obligated or required to return any materials furnished by or on behalf of the Borrower or any other Loan Party.  Any Person required to maintain the confidentiality of Confidential Information as provided in this Section 9.14 shall be considered to have complied with the obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Confidential Information as such Person would accord its own confidential information (but not less than a reasonable degree of care).  The obligations of the Agent and each Lender under this Section 9.14 shall supersede and replace the obligations of the Agent and each Lender under any confidentiality letter or provision in respect of this financing or any other financing previously signed and delivered by the Agent and/or any Lender to the Borrower or any of its Affiliates or any Sponsor Affiliates.

Marshaling

.  Neither the Agent nor any Lender shall be under any obligation to marshal any assets in payment of any or all of the Obligations.

No Strict Construction

.  The parties hereto and to the other Loan Documents have participated jointly in the negotiation and drafting of this Agreement and each of the other Loan Documents.  In the event an ambiguity or question of intent or interpretation arises, this Agreement and each of the other Loan Documents shall be construed as if drafted jointly by the parties hereto and thereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any other Loan Document.

USA PATRIOT Act Notification

.  The Agent and each Lender hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act, it may be required to obtain, verify and record certain information and documentation that identifies such Person, which information may include the name and address of each such Person and such other information that will allow the Agent or such Lender to identify such Persons in accordance with the USA PATRIOT Act.

Tax Treatment

.  The parties hereto intend and agree that the Term Loan shall be treated as indebtedness for U.S. federal and state income tax purposes, and that the Term Loan has original issue discount (“OID”) for the purposes of the Code (and similar state law).  Information as to the issue price, yield to maturity, amount of OID, and issue date may be obtained by contacting Mark Szafranowski, Chief Financial Officer of the Borrower.  Furthermore, the parties agree and intend that for purposes of applying Sections 1271 through 1275 of the Code and the related Treasury Regulations and provisions of state and local income tax laws, the potential for contingent payments set forth herein as of the issue date shall be treated as "remote" or "incidental" contingencies with the meaning of Treasury Regulation Section 1.1275-2(h).  Each of the parties hereto agrees not to take a position inconsistent with this Section 9.18 for federal, state, or local income tax purposes (including the filing of any

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information return, such as an IRS Form 1099), unless there is a determination within the meaning of Section 1313 of the Code to the contrary.

Counterparts; Fax/Email Signatures

.  This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same agreement.  This Agreement may be executed by signatures delivered by facsimile or electronic mail, each of which shall be fully binding on the signing party.

X. AGENT.

Appointment; Authorization

.  Each Lender hereby irrevocably appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duty or responsibility except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

Delegation of Duties

.  The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys‑in‑fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Agent shall not be responsible for the negligence or misconduct of any agent or attorney‑in‑fact that it selects with reasonable care.  Without limiting the generality of the powers of the Agent, as set forth above, the Agent is hereby authorized to act as collateral agent for each Lender pursuant to each of the Loan Documents.  In such capacity, the Agent has the right to exercise all rights and remedies available under the Loan Documents, the UCC and other applicable law, as directed by the Required Lenders, which rights and remedies shall include, in the event of a foreclosure by the Agent on any portion of the Collateral, whether pursuant to a public or private sale, the right of the Agent, as agent for all Lenders, to be, or form an acquisition entity to be, the purchaser of any or all of such Collateral at any such sale.  The Agent, as agent for all Lenders, shall be entitled at any such sale to offset any of the Obligations against the purchase price payable by the Agent (or such acquisition entity) at such sale or to otherwise consent to a reduction of the Obligations as consideration to the applicable Loan Party in connection with such sale. The Agent shall have the authority to take such other actions as it may deem necessary or desirable, and as may be approved by Required Lenders, to consummate a sale of the type described in the immediately preceding sentences.  The Agent shall have the authority to accept non-cash consideration in connection with the sale or other disposition of the Collateral, whether the purchaser is the Agent, an entity formed by the Agent as described above or any other Person.  Without limiting the generality of the powers of the Agent, as set forth above, in the context of any bankruptcy or other insolvency proceeding involving any Loan Party, the Agent is hereby authorized to, at the direction of Required Lenders:  (i) file proofs of claim and other documents on behalf of the Lenders, (ii) object or consent to the use of cash collateral, (iii) object or consent to any proposed debtor-in-possession financing, whether

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provided by one or more of the Lenders or any other Person and whether secured by Liens with priority over the Liens securing the Obligations or otherwise, (iv) object or consent to any sale of Collateral, including sales for non-cash consideration in satisfaction of a portion of the Obligations, as may be agreed to by Required Lenders on behalf of all Lenders, (v) to be, or form an acquisition entity to be, the purchaser of any or all of such Collateral at any such sale under clause (iv) and to offset any of the Obligations against the purchase price payable by the Agent (or such acquisition entity) at such sale or to otherwise consent to a reduction of the Obligations as consideration to the applicable Loan Party in connection with such sale, and (vi) seek, object or consent to any Loan Party’s provision of adequate protection of the interests of the Agent and/or the Lenders in the Collateral.

Limited Liability

.  None of the Agent or any of its directors, officers, attorneys, employees or agents shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except to the extent resulting solely from willful misconduct or gross negligence of such Person as determined by a final, non-appealable judgment of a court of competent jurisdiction), or (b) be responsible in any manner to any Lender for any recital, statement, representation or warranty made by any Loan Party or Affiliate of any Loan Party or any Sponsor Affiliate, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (or the creation, perfection or priority of any Lien or security interest therein), or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder.  The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or Affiliate of any Loan Party or any Sponsor Affiliate.

Reliance

.  The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, electronic mail or telephone message, statement or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Agent.  The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document (a) unless it shall first receive such advice or concurrence of Required Lenders (or all Lenders, or such other Lenders, if expressly required hereunder) as it deems appropriate and, if it so requests, confirmation from Lenders of their obligation to indemnify the Agent against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action, (b) if such action would, in the opinion of Agent, be contrary to Applicable Law or the terms of this Agreement or any other Loan Document, (c) if such action would, in the opinion of Agent, expose Agent to liabilities, or (d) if Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in

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accordance with a request or consent of Required Lenders (or all Lenders, or such other Lenders, if expressly required hereunder) and such request and any action taken or failure to act pursuant thereto shall be binding upon each Lender. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent’s acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Required Lenders (or all Lenders, or such other Lenders, if expressly required hereunder).

Notice of Default; Dissemination of Information

.  The Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Default, unless the Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Event of Default or Default and expressly stating that such notice is a “notice of default”.  The Agent will endeavor to notify the Lenders of its receipt of any such notice; provided that the Agent shall not have any liability whatsoever for failing to deliver any such notice.  The Agent shall take such action with respect to such Event of Default or Default as may be reasonably requested by Required Lenders in accordance with Section 7.02; provided, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Default as it shall deem advisable in its sole discretion.  Agent and Lenders acknowledge that Borrower, the Loan Parties and certain other Persons are required to provide certain financial statements and other financial information and reports to Agent and/or Lenders in accordance with the Loan Documents and agree that Agent shall not have any duty to provide the same to Lenders.

Credit Decision

.  Each Lender acknowledges that the Agent has not made any representation or warranty to it, and that no act by the Agent hereafter taken, including any review of the affairs of the Borrower and the other Loan Parties, shall be deemed to constitute any representation or warranty by the Agent to any Lender.  Each Lender represents to the Agent that it has, independently and without reliance upon the Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder.  Each Lender also represents that it will, independently and without reliance upon the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties.  Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of any Loan Party which may come into the possession of the Agent.

Indemnification

.  Whether or not the transactions contemplated hereby are consummated, each Lender shall indemnify (based on such Lender’s Pro Rata Share) the Agent and its managers, directors, officers, employees, attorneys and agents against (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of the

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Borrower to do so), and shall hold the Agent and such other Persons harmless from, any and all losses, claims, taxes (other than an Excluded Tax) damages and liabilities and related reasonable expenses (provided such “reasonable” qualifier shall not apply with respect to costs and expenses of Agent incurred during the existence of an Event of Default), including counsel fees and expenses, incurred by the Agent or any such other Person arising out of, in any way connected with, or as a result of: (a) the use of any of the proceeds of the Term Loan; (b) this Agreement or any other Loan Document, (c) the transactions contemplated by this Agreement or any other Loan Document, (d) the ownership and operation of any Loan Party’s assets, including all Real Properties and improvements or any Contract or the performance by any Loan Party of its obligations under any Contract; (e) any finder’s fee, brokerage commission or other such obligation payable or alleged to be payable in respect of the transactions contemplated by this Agreement or any other Loan Document which arises or is alleged to arise from any agreement, action or conduct of any Loan Party or any of its Affiliates or Sponsor Affiliates, and/or (f) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not the Agent, or any of its directors, officers, managers, employees, attorneys or agents are a party thereto; provided that such indemnity provided to any such Person shall not apply to any such losses, claims, damages, liabilities or related expenses to the extent arising solely from the willful misconduct or gross negligence of such Person as determined by a final, non-appealable judgment of a court of competent jurisdiction.  All amounts due under this Section 10.07 shall be payable on written demand therefor.  Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its Pro Rata Share of any Agent Advances and of any costs or out‑of‑pocket expenses (including legal costs and expenses) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower.  The undertaking in this Section 10.07 shall survive repayment of the Term Loan, cancellation of the Notes, any foreclosure under, or modification, release or discharge of, the Collateral Agreement or any or all of the Loan Documents, termination of this Agreement and the resignation or replacement of the Agent.

Agent Individually

.  Comvest and its Affiliates and Related Funds may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with any Loan Party and any Affiliate of any Loan Party or any Sponsor Affiliate as though Comvest were not the Agent hereunder and without notice to or consent of any Lender.  Each Lender acknowledges that, pursuant to such activities, Comvest or its Affiliates or its Related Funds may receive information regarding Loan Parties or their Affiliates (including information that may be subject to confidentiality obligations in favor of any such Loan Party or such Affiliate) or Sponsor Affiliates and acknowledge that the Agent shall be under no obligation to provide such information to them.  With respect to their Term Loan (if any), Comvest and its Affiliates and Related Funds shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though Comvest were not the Agent, and the terms “Lender” and “Lenders” include Comvest and its Affiliates and Related Funds, to the extent applicable, in their individual capacities.

Successor Agent

.  The Agent may resign as the Agent at any time

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upon 30 days’ prior notice to the Lenders (unless such notice is waived by Required Lenders).  If the Agent resigns under this Agreement, Required Lenders shall, appoint from among the Lenders a successor “Agent” for the Lenders.  If no successor “Agent” is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders, a successor “Agent”.  Upon the acceptance of its appointment as successor “Agent” hereunder, such successor “Agent” shall succeed to all the rights, powers and duties of the retiring the Agent and the term “Agent” shall mean such successor “Agent”, and the retiring Agent’s appointment, powers and duties as the Agent shall be terminated.  After any retiring Agent’s resignation hereunder as the Agent, the provisions of this Article X and Section 9.02 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement.  If no successor “Agent” has accepted appointment as the Agent by the date which is 30 days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as Required Lenders appoint a successor “Agent” as provided for above.

Collateral and Guarantee Matters

.  The Lenders consent and irrevocably authorize the Agent, at its option and in its discretion, (a) to release any Lien granted to or held by the Agent under the Collateral Agreement and/or any other collateral document (i) when all outstanding monetary Obligations owing with respect to the Term Loan have been paid in full (it being understood and agreed to that Agent shall be under no obligation to account for any outstanding monetary Obligations owing to any Lender that have not been reported to Agent in writing by such Lender and Agent may assume that no such non-reported monetary Obligations owing to such Lender exist for purposes of this clause (i)); (ii) constituting property sold or to be sold or disposed of as part of or in connection with any sale or other disposition permitted under this Agreement (including by consent, waiver or amendment and it being agreed and understood that the Agent may conclusively rely without further inquiry on a certificate of an officer of the Borrower as to the sale or other disposition of property being made in compliance with this Agreement); or (iii) subject to Section 11.01, if approved, authorized or ratified in writing by Required Lenders; (b) notwithstanding Section 11.01(b)(1) to release any party from its guaranty under the Collateral Agreement (i) when all outstanding monetary Obligations owing with respect to the Term Loan have been paid in full (it being understood and agreed to that Agent shall be under no obligation to account for any outstanding monetary Obligations owing to any Lender that have not been reported to Agent in writing by such Lender and Agent may assume that no such non-reported monetary Obligations owing to such Lender exist for purposes of this clause (i)), or (ii) if such party was sold or is to be sold or disposed of as part of or in connection with any disposition permitted hereunder (including by consent, waiver or amendment and it being agreed and understood that the Agent may conclusively rely without further inquiry on a certificate of an officer of the Borrower as to the sale or other disposition being made in compliance with this Agreement); or (c) to subordinate its interest in any Collateral to any holder of a purchase money (or its equivalent) Lien on such Collateral which is permitted by hereunder (it being understood that the Agent may conclusively rely on a certificate from the Borrower in determining whether the Indebtedness secured by any such Lien is permitted hereunder).  Upon request by the Agent at any time, the Lenders will confirm in writing the Agent’s authority to release, or subordinate its interest in, particular types or items of Collateral pursuant to this Section 10.10.

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Agent Advances

. The Agent may from time to time make such disbursements and advances (“Agent Advances”) which the Agent, in its sole discretion, deems necessary or desirable to preserve, protect, prepare for sale or lease or dispose of the Collateral or any portion thereof, to enhance the likelihood or maximize the amount of repayment by the Borrower of the Term Loan and other Obligations or to pay any other amount chargeable to the Borrower pursuant to the terms of this Agreement, including costs, fees and expenses.  The Agent Advances shall be repayable on demand, shall be secured by the Collateral, shall bear interest at a rate per annum equal to the rate then applicable to the Term Loan and shall constitute Obligations hereunder.  The Agent shall notify each Lender and the Borrower in writing of each such Agent Advance, which notice shall include a description of the purpose of such Agent Advance.  Without limitation to its obligations pursuant to Section 10.07, each Lender agrees that it shall promptly (but not later than three (3) Business Days) make available to the Agent, upon the Agent’s demand, in U.S. dollars in immediately available funds, the amount equal to such Lender’s Pro Rata Share of each such Agent Advance and thereafter the portion of such Agent Advance so reimbursed by each Lender shall be added to the principal balance of the Term Loan owed by the Borrower to each such Lender.  If such funds are not made available to the Agent by such Lender by the end of such three (3) Business Day period, the Agent shall be entitled to recover such funds on demand from such Lender, together with interest thereon for each day from the date such payment was due until the date such amount is paid to the Agent, at the Federal Funds Rate for three (3) Business Days and thereafter at the Reference Rate.

Revolving Facility; Subordinated Debt

.  Each Lender hereby irrevocably appoints, designates and authorizes the Agent to enter into the Intercreditor Agreement, Seller Debt Subordination Agreement, Sponsor Debt Subordination Agreement, Management Fee Subordination Agreement, and any other subordination or intercreditor agreement pertaining to the Revolving Loan Documents or any other Subordinated Debt, on its behalf and to take such action on its behalf under the provisions of any such agreement.  Each Lender further agrees to be bound by the terms and conditions of the Intercreditor Agreement, Seller Debt Subordination Agreement, Sponsor Debt Subordination Agreement, Management Fee Subordination Agreement and any other subordination or intercreditor agreement pertaining to the Revolving Loan Documents or any other Subordinated Debt.  Each Lender hereby authorizes the Agent to issue blockages notices in connection with the Revolving Loan Documents or any Subordinated Debt.

Actions in Concert

.  Each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement, the Notes or any other Loan Document (including exercising any rights of setoff) without first obtaining the prior written consent of the Agent, it being the intent of the Lenders that any such action to protect or enforce rights under this Agreement, the Notes and the other Loan Documents shall be taken in concert and at the direction or with the consent of the Agent.

Competitors

.  Notwithstanding anything contained in this Agreement or any other Loan Document to the contrary, Agent and the Lenders shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Competitors; provided, that each of Agent and each Lender shall be responsible for, and shall not be excused from any liability for,

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any assignment by Agent or such Lender of any of its rights or obligations hereunder to any Person which such assigning party has actual knowledge is either GameStop Corp. or Trans World Entertainment Corp.  Without limiting the generality of the foregoing, neither the Agent nor any Lender shall (x) be obligated to ascertain, monitor or inquire as to whether any other Lender or Participant or prospective Lender or Participant is a Competitor or (y) have any liability with respect to or arising out of any assignment or participation of the Term Loan, or disclosure of confidential information, by any other Person to any Competitor.

XI. Waiver; Amendments.

General Terms

.  No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or any of the other Loan Documents (other than the Agent Payments Letter) shall in any event be effective unless the same shall be in writing and signed by (i) the Borrower (with respect to Loan Documents to which the Borrower is a party), (ii) the Agent, and (iii) the Lenders having aggregate Pro Rata Shares of not less than the aggregate Pro Rata Shares expressly designated herein with respect thereto or, in the absence of such express designation herein, by Required Lenders (or by Agent at the direction of such Lenders or Required Lenders), and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that:

(a)no such amendment, modification, waiver or consent shall, unless in writing and signed by all of the Lenders directly affected thereby, in addition to Agent and Required Lenders and the Borrower, do any of the following:  (1) increase any of the Term Loan Commitments (provided, that only the Lenders participating in any such increase of the Term Loan Commitments shall be considered directly affected by such increase), (2) extend the date scheduled for payment (as opposed to any mandatory prepayment or the rescission of an election to accelerate) of any principal of or interest on the Term Loan or any fees or other amounts payable hereunder or under the other Loan Documents, or (3) reduce the principal amount of the Term Loan, the amount or rate of interest thereon (provided, that Required Lenders may rescind an imposition of default interest pursuant to Section 2.02), or any fees or other amounts payable hereunder or under the other Loan Documents; and

(b)no such amendment, modification, waiver or consent shall, unless in writing and signed by all of the Lenders in addition to Agent and the Borrower (with respect to Loan Documents to which the Borrower is a party), do any of the following:  (1) release any Loan Party from its guaranty of the Obligations under the Loan Party Guaranty or all or substantially all of the Collateral granted under the Security Documents, except (i) as otherwise specifically provided in this Agreement or the other Loan Documents, (ii) to the extent such release from such guaranty is in connection with a sale or other disposition of the equity of such Loan Party (so long as a result thereof such Loan Party is no longer required to guaranty the Obligations) permitted under this Agreement (including by consent, waiver or amendment of this Agreement), or (iii) to the extent such release of Collateral is in connection with a sale or other disposition of such Collateral (so long as a result thereof such Collateral is no longer required to secure the Obligations) permitted under this Agreement (including by consent, waiver or amendment of this Agreement),  (2) change the definition of Required Lenders, (3) change any provision of this Article XI, (4) amend the provisions of Section 2.05, or (5) reduce the aggregate

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Pro Rata Shares required to effect any amendment, modification, waiver or consent under the Loan Documents.

Notwithstanding the provisions of this Article XI to the contrary, any amendment, modification, waiver or consent to cure any ambiguity, omission, defect or inconsistency in any Loan Document shall only require the signature of Agent and Borrower.

Agency Provisions

.  No amendment, modification, waiver or consent shall, unless in writing and signed by the Agent, as applicable, in addition to the Borrower and Required Lenders (or all the Lenders directly affected thereby or all of the Lenders, as the case may be in accordance with the provisions above), affect the rights, privileges, duties or obligations of Agent (including under the provisions of Article X) under this Agreement or any other Loan Document.

Defaulting Lenders

.  Notwithstanding any provision to the contrary set forth in this Agreement, it is agreed and understood as follows with respect to Defaulting Lenders:

(a)Defaulting Lenders (and their respective Pro Rata Shares of the Term Loan) shall be excluded from the determination of Required Lenders, and shall not have voting rights with respect to any matters requiring the approval of Required Lenders; and

(b)no Defaulting Lender shall be considered a “Lender” for purposes of the proviso to the definition of the term “Required Lenders”.

Replacement of Lenders

.  If any Lender (other than Agent) does not consent to any matter requiring its consent under Sections 11.01(a) or 11.01(b), when Required Lenders have otherwise consented to such matter or any Lender is a Defaulting Lender and the circumstances causing such status have not been cured or waived to the satisfaction of the Agent, then the Borrower or the Agent may within 90 days thereafter designate another Person acceptable to the Agent in its sole discretion (such other Person being called a “Replacement Lender”) to purchase the Term Loan of such Lender and such Lender’s rights hereunder, without recourse to or warranty by, or expense to, such Lender, for a purchase price equal to the outstanding principal amount of the Term Loan payable to such Lender plus any accrued but unpaid interest on such Term Loan and all accrued but unpaid fees owed to such Lender and any other amounts payable to such Lender under this Agreement, and to assume the obligations of such Lender hereunder, all in compliance with Section 8.02.  Upon such purchase and assumption (pursuant to an Assignment and Acceptance), such Lender shall no longer be a party hereto or have any rights hereunder (other than rights with respect to indemnities and similar rights applicable to such Lender prior to the date of such purchase and assumption) and shall be relieved from all obligations to the Borrower hereunder, and the Replacement Lender shall succeed to the rights and obligations of such Lender hereunder.

EFFECT OF AMENDMENT AND RESTATEMENT

.  UPON THE CLOSING DATE: (A) ALL TERMS AND CONDITIONS OF THE EXISTING AGREEMENT AND ANY OTHER LOAN DOCUMENTS EXECUTED AND DELIVERED PURSUANT THERETO, AS AMENDED BY THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BEING EXECUTED AND DELIVERED IN CONNECTION HEREWITH,

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SHALL BE AND REMAIN IN FULL FORCE AND EFFECT, AS SO AMENDED, AND SHALL CONSTITUTE AND CONTINUE TO BE THE LEGAL, VALID, BINDING AND ENFORCEABLE OBLIGATIONS OF EACH LOAN PARTY AND OF THE AGENT AND LENDERS; (B) THE TERMS AND CONDITIONS OF THE EXISTING AGREEMENT SHALL BE AMENDED AS SET FORTH HEREIN AND, AS SO AMENDED, THE EXISTING AGREEMENT SHALL BE RESTATED IN ITS ENTIRETY, BUT SHALL BE AMENDED ONLY WITH RESPECT TO THE RIGHTS, DUTIES AND OBLIGATIONS AMONG EACH LOAN PARTY, THE LENDERS AND THE AGENT ACCRUING FROM AND AFTER THE DATE HEREOF; (C) THIS AGREEMENT SHALL NOT IN ANY WAY RELEASE OR IMPAIR THE RIGHTS, DUTIES, OBLIGATIONS OR LIENS CREATED PURSUANT TO THE EXISTING AGREEMENT OR ANY OTHER LOAN DOCUMENTS, EXCEPT AS EXPRESSLY MODIFIED HEREBY OR BY ANY DOCUMENTS, INSTRUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH, AND ALL OF SUCH RIGHTS, DUTIES, OBLIGATIONS AND LIENS ARE ASSUMED, RATIFIED AND AFFIRMED BY EACH LOAN PARTY; (D) ALL INDEMNIFICATION OBLIGATIONS OF THE LOAN PARTIES UNDER THE EXISTING AGREEMENT AND ANY OTHER LOAN DOCUMENTS SHALL SURVIVE THE EXECUTION AND DELIVERY OF THIS AGREEMENT AND SHALL CONTINUE IN FULL FORCE AND EFFECT FOR THE BENEFIT OF AGENT, THE LENDERS AND ANY OTHER PERSON INDEMNIFIED UNDER THE EXISTING AGREEMENT OR ANY OTHER LOAN DOCUMENTS AT ANY TIME PRIOR TO THE DATE HEREOF; (E) THE AMENDMENT AND RESTATEMENT CONTAINED HEREIN SHALL NOT, IN ANY MANNER, BE CONSTRUED TO CONSTITUTE PAYMENT OF, OR IMPAIR, LIMIT, CANCEL OR EXTINGUISH, OR CONSTITUTE A NOVATION IN RESPECT OF, THE OBLIGATIONS AND OTHER OBLIGATIONS AND LIABILITIES OF ANY LOAN PARTY EVIDENCED BY OR ARISING UNDER THE EXISTING AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE LIENS AND SECURITY INTERESTS SECURING SUCH OBLIGATIONS AND OTHER OBLIGATIONS AND LIABILITIES GRANTED BY THE LOAN PARTIES IN THE EXISTING AGREEMENT AND THE OTHER LOAN DOCUMENTS, WHICH LIKEWISE SHALL NOT IN ANY MANNER BE IMPAIRED, LIMITED, TERMINATED, WAIVED OR RELEASED; (F) THE EXECUTION, DELIVERY AND EFFECTIVENESS OF THIS AGREEMENT SHALL NOT OPERATE AS A WAIVER OF ANY RIGHT, POWER OR REMEDY OF AGENT OR THE LENDERS UNDER THE EXISTING AGREEMENT, NOR CONSTITUTE A WAIVER OF ANY COVENANT, AGREEMENT OR OBLIGATION UNDER THE EXISTING AGREEMENT, IN EACH CASE AS IN EFFECT IMMEDIATELY PRIOR TO THE EFFECTIVENESS OF THIS AGREEMENT; AND (G) ANY AND ALL REFERENCES IN THE LOAN DOCUMENTS TO THE EXISTING AGREEMENT SHALL, WITHOUT FURTHER ACTION OF THE PARTIES, BE DEEMED A REFERENCE TO THE EXISTING AGREEMENT, AS AMENDED AND RESTATED BY THIS AGREEMENT, AND AS THIS AGREEMENT SHALL BE FURTHER AMENDED, AMENDED AND RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME HEREAFTER.  SUBJECT TO THE FOREGOING, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE ENTIRE AGREEMENT OF THE LOAN PARTIES, AGENT AND THE LENDERS WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF, AND THERE ARE NO PROMISES, UNDERTAKINGS, REPRESENTATIONS OR WARRANTIES BY THE AGENT OR ANY LENDER RELATIVE TO THE SUBJECT MATTER HEREOF NOT EXPRESSLY

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SET FORTH OR REFERRED TO HEREIN OR IN THE OTHER LOAN DOCUMENTS.

[The remainder of this page is intentionally blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officer as of the day and year first written above.

[signature pages removed]

~~COMVEST CAPITAL IV, L.P.,~~
~~as Agent and a Lender~~
~~By: ComVest Capital IV Partners, L.P., its General Partner~~
~~By: ComVest Capital IV Partners UGP, LLC, its General Partner~~

~~By:~~
~~Name:~~
~~Title:~~

~~COMVEST CAPITAL IV (LUXEMBOURG) MASTER FUND, SCSP,~~

~~as a Lender~~

~~By: Comvest Capital Advisors, LLC, as investment manager~~

~~By:~~
~~Name:~~
~~Title:~~

~~Address for Notices:~~

~~c/o Comvest Capital IV, L.P.~~
~~525 Okeechobee Boulevard, Suite 1050~~
~~West Palm Beach, Florida 33401~~
~~Attention: Jason Gelberd and Vintage Stock Account Manager~~
~~Facsimile: (561) 727-2100~~

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~~Signature page to Vintage Stock Amended and Restated Credit Agreement~~

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~~VINTAGE STOCK, INC.,~~

~~as Borrower~~

~~By:~~
~~Name:~~
~~Title:~~

~~Acknowledged and Agreed:~~

~~VINTAGE STOCK AFFILIATED HOLDINGS LLC,~~

~~as Parent~~

~~By:~~
~~Name:~~
~~Title:~~

[Link-to-previous setting changed from off in original to on in modified.]

~~Signature page to Vintage Stock Amended and Restated Credit Agreement~~

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~~SCHEDULE C-1~~

~~COMMITMENTS AND PRO RATA SHARES~~

~~Lender~~	~~Term Loan Commitment~~	~~Pro Rata Share~~
~~Comvest Capital IV, L.P.~~	~~$21,163,200~~	~~88.18%~~
~~Comvest Capital IV (Luxembourg) Master Fund, SCSp~~	~~$2,836,800~~	~~11.82%~~
~~TOTALS~~	~~$24,000,000~~	~~100%~~

~~Schedule C-1~~

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Summary report: Litera® Change-Pro for Word 10.7.0.7 Document comparison done on 4/10/2020 7:18:38 AM
Style name: Jeff's
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Original DMS: iw://IWDMSATL/LEGAL02/39709302/1
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Changes:
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